UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant

Filed by a Party Other Than the Registrant

Check the Appropriate Box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to § 240.14a -12

Pfizer Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

No fee required

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-
11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement mother, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

     P f i z e r   I n c .

N o t i c e   o f   A n n u a l   M e e t i n g

o f   S h a r e h o l d e r s ,

P r o x y   S t a t e m e n t

a n d   2 0 0 5   F i n a n c i a l   R e p o r t(1)

M a r c h   1 6 ,   2 0 0 6

(1) The 2005 Financial Report is not included in this filing. It was filed as Exhibit 13 to our Annual Report on Form 10-K on March 1, 2006 for the fiscal year ended December 31, 2005, and will be contained in Appendix A to the Proxy Statement mailed to our shareholders beginning on March 16, 2006.

HOW TO VOTE

     Most shareholders have a choice of voting on the Internet, by telephone, or by mail using a traditional proxy card. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you. If you vote by telephone or on the Internet, you do not need to return your proxy card.

ANNUAL MEETING ADMISSION

     Either an admission ticket or proof of ownership of Pfizer stock, as well as a form of personal photo identification, must be presented in order to be admitted to the Annual Meeting. If you are a shareholder of record, your admission ticket is attached to your proxy card. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the Meeting, or you may request an admission ticket in advance. Please see the response to the question “Do I need a ticket to attend the Annual Meeting?” for further details.

REDUCE PRINTING AND MAILING COSTS

     If you share the same last name with other shareholders living in your household, you may receive only one copy of our Proxy Statement and 2005 Financial Report, and the 2005 Annual Review. Please see the response to the question “What is “householding” and how does it affect me?” for more information on this important shareholder program.

     Shareholders may help us to reduce printing and mailing costs further by opting to receive future proxy materials by e-mail. Please see the response to the question “Can I access the Notice of Annual Meeting, Proxy Statement and 2005 Financial Report, and the 2005 Annual Review, on the Internet?” for more information on electronic delivery of proxy materials.

PFIZER INC.
235 East 42nd Street
New York, NY 10017

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	8:30 a.m., Central Daylight Time (9:30 a.m.,
Eastern Daylight Time) on Thursday, April 27,
2006.

PLACE	The Cornhusker Marriott Hotel
333 South 13th Street
Lincoln, Nebraska 68508

WEBCAST	A Webcast of our Annual Meeting will be
available on our Website at www.pfizer.com
starting at 8:30 a.m., Central Daylight Time
(9:30 a.m. Eastern Daylight Time) on April 27,
2006. An archived copy of the Webcast also
will be available on our Website through the
first week of May. Information included on our
Website, other than our Proxy Statement and
form of proxy, is not a part of the proxy
soliciting material.

ITEMS OF BUSINESS	• To elect thirteen members of the Board of
Directors, each for a term of one year.

• To ratify the appointment of KPMG LLP as
our independent registered public
accounting firm for the 2006 fiscal year.

• To approve an amendment to the Company’s
Restated Certificate of Incorporation to
eliminate the supermajority vote and fair
price provisions.

• To consider 7 shareholder proposals, if
presented at the Meeting. See Table of
Contents for a list of the “Shareholder
Proposals.”

• To transact such other business as may
properly come before the Meeting and any
adjournment or postponement.

RECORD DATE.	You can vote if you are a shareholder of record
on March 1, 2006.

ANNUAL REVIEW
AND FINANCIAL REPORT	Our annual report to shareholders is in two
parts: the 2005 Annual Review and the 2005
Financial Report. The 2005 Annual Review is
enclosed with these materials as a separate
booklet. The 2005 Financial Report is
contained in Appendix A to this Proxy
Statement. These documents are not a part of
the proxy solicitation materials. They may also
be accessed through our Website at
www.pfizer.com.

PROXY VOTING	It is important that your shares be represented
and voted at the Meeting. You can vote your
shares by completing and returning your
proxy card or by voting on the Internet or by
telephone. See details under the heading
“How do I vote?”.
Margaret M. Foran
Senior Vice President-Corporate Governance,
March 16, 2006	Associate General Counsel and Corporate Secretary

Pfizer Inc. 235 East 42nd Street New York, New York 10017

PROXY STATEMENT

Why did I receive these proxy materials?

     We are providing these proxy materials in connection with the solicitation by the Board of Directors of Pfizer Inc. (“Pfizer,” the “Company,” “we,” “us” or “our”), a Delaware corporation, of proxies to be voted at our 2006 Annual Meeting of Shareholders and at any adjournment or postponement.

     You are invited to attend our Annual Meeting of Shareholders on April 27, 2006, beginning at 8:30 a.m., Central Daylight Time (9:30 a.m. Eastern Daylight Time). The Meeting will be held at The Cornhusker Marriott Hotel. See the inside back cover of this Proxy Statement for directions. We will validate parking at the Cornhusker Marriott Hotel parking lot for up to three hours for shareholders.

     Shareholders will be admitted to the Annual Meeting beginning at 8:00 a.m., Central Time. Seating will be limited.

     The Cornhusker Marriott Hotel is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. Sign interpretation also will be provided upon request. Please mail your request to the address noted below in response to the question “Do I need an admission ticket to attend the Annual Meeting?”

     This Notice of Annual Meeting, Proxy Statement, form of proxy and voting instructions are being mailed starting March 16, 2006.

Do I need a ticket to attend the Annual Meeting?

     You will need an admission ticket or proof of ownership to enter the Meeting. An admission ticket is attached to your proxy card if you hold shares directly in your name as a shareholder of record. If you plan to attend the Annual Meeting, please vote your proxy but keep the admission ticket and bring it with you to the Annual Meeting.

     If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Meeting, you must present proof of your ownership of Pfizer stock, such as a bank or brokerage account statement, to be admitted to the Meeting. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of Pfizer stock, to:

     Pfizer Shareholder Services
     235 East 42nd Street, 7th Floor
     New York, NY 10017

     Shareholders also must present a form of personal photo identification in order to be admitted to the Meeting.

     No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Meeting.

Will the Annual Meeting be webcast?

     Our Annual Meeting also will be webcast on April 27, 2006. You are invited to visit www.pfizer.com at 8:30 a.m., Central Daylight Time (9:30 a.m., Eastern Daylight Time), on April 27, 2006, to access the Webcast of the Meeting. Registration for the Webcast is required. Pre-registration will be available beginning on April 20, 2006. An archived copy of the Webcast also will be available on our Website through the first week of May.

Who is entitled to vote at the Annual Meeting?

     Holders of Pfizer common stock at the close of business on March 1, 2006, are entitled to receive this Notice and to vote their shares at the Annual Meeting. As of that date, there were 7,350,749,827 shares of common stock outstanding and entitled to vote. In addition, shares of the Company’s Preferred Stock having votes equivalent to 10,367,765 shares of common stock were held by one of the Company’s employee benefit plan trusts. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

     If your shares are registered directly in your name with Pfizer’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the “shareholder of record.” The Notice of Annual Meeting, Proxy Statement and 2005 Financial Report, proxy card and 2005 Annual Review have been sent directly to you by Pfizer.

     If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice of Annual Meeting, Proxy Statement and 2005 Financial Report, proxy card and 2005 Annual Review have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

How do I vote?

     You may vote using any of the following methods:

     By Mail

     Be sure to complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

     If you are a shareholder of record, and the prepaid envelope is missing, please mail your completed proxy card to Pfizer Inc., c/o Computershare Investor Services, PO Box 43119, Providence, Rhode Island 02940-5110.

     By telephone or on the Internet

     The telephone and Internet voting procedures established by Pfizer for shareholders of record are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded.

     You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card in hand when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you are located outside the U.S., Puerto Rico and Canada, see your proxy card for additional instructions.

     The Website for Internet voting is www.investorvote.com/pfe. Please have your proxy card handy when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

     Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 pm. Eastern Daylight Time on April 26, 2006.

     The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

     If you vote by telephone or on the Internet, you do not have to return your proxy card or voting instruction card.

     In person at the Annual Meeting

     All shareholders may vote in person at the Annual Meeting. You may also be represented by another person at the Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Meeting.

     Your vote is important. You can save us the expense of a second mailing by voting promptly.

What can I do if I change my mind after I vote my shares?

     If you are a shareholder of record, you can revoke your proxy before it is exercised by:

  written notice to the Secretary of the Company;

  timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or

  voting by ballot at the Annual Meeting.

     If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

     All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

What shares are included on the proxy card?

     If you are a shareholder of record you will receive only one proxy card for all the shares you hold:

  in certificate form

  in book-entry form

  in book-entry form in the Pfizer Shareholder Investment Program and if you are a Pfizer employee:

  in the Pfizer Savings Plan

  in the Pharmacia Savings Plan

  in the Pfizer Inc. Employee Benefit Trust.

     If you are a U.S. Pfizer employee who currently has outstanding stock options, you are entitled to give voting instructions on a portion of the shares held in the Pfizer Inc. Employee Benefit Trust (the Trust). Your proxy card will serve as a voting instruction card for the trustee.

     If you do not vote your shares or specify your voting instructions on your proxy card, the administrators of the Pfizer Savings Plan and of the Pharmacia Savings Plan (collectively, the Plans) or the trustee of the Trust will vote your shares in the same proportion as the shares for which voting instructions have been received. To allow sufficient time for voting by the trustee of the Trust and the administrators of the Plans, your voting instructions must be received by April 25, 2006.

     If you hold Pfizer shares through any other Company plan, you will receive voting instructions from that plan’s administrator.

     If you are a beneficial owner, you will receive voting instructions, and information regarding consolidation of your vote, from your bank, broker or other holder of record.

What is “householding” and how does it affect me?

     We have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Annual Meeting, Proxy Statement and Financial Report, and of our Annual Review, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

     Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

     If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting, Proxy Statement and Financial Report and Annual Review, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Computershare Trust Company, N.A. (in writing: P.O. Box 43069, Providence, Rhode Island 02940-3069; by telephone: in the U.S., Puerto Rico and Canada, 1-800-733-9393; outside the U.S., Puerto Rico and Canada, 1-781-575-4591).

     If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting, Proxy Statement and 2005 Financial Report, and 2005 Annual Review, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact Computershare as indicated above.

     Beneficial owners can request information about householding from their banks, brokers or other holders of record.

Is there a list of shareholders entitled to vote at the Annual Meeting?

     The names of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Meeting for any purpose germane to the meeting, between the hours of 8:45 a.m. and 4:30 p.m., at our principal executive offices at 235 East 42nd Street, New York, New York, by contacting the Secretary of the Company.

What are the voting requirements to elect the Directors and to approve each of the proposals discussed in this Proxy Statement?

Discretionary
	Vote	Voting
Proposal	Required	Allowed?

Election of Directors	Plurality	Yes
Ratification of KPMG	Majority	Yes

Amendment to	80% of
Certificate of	shares
Incorporation	outstanding	Yes

Shareholder
Proposals	Majority	No

     The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

     If you are a beneficial owner, your bank, broker or other holder of record is permitted to vote your shares on the election of Directors, the ratification of KPMG LLP as our independent registered public accounting firm and Management’s proposal to amend the Company’s Restated Certificate of Incorporation to eliminate the supermajority and fair price provisions, even if the record holder does not receive voting instructions from you. The record holder may not vote on any of the shareholder proposals absent instructions from you. Without your voting instructions, a broker non-vote will occur.

     Election of Directors

     A plurality of the votes cast is required for the election of Directors. This means that the Director nominee with the most votes for a particular slot is elected for that slot. You may vote “for” or “withheld” with respect to the election of directors. Only votes “for” or “withheld” are counted in determining whether a plurality has been cast in favor of a Director. Abstentions are not counted for purposes of the election of Directors.

• Majority Vote Policy

     Our Corporate Governance Principles, which appear later in this Proxy Statement, set forth our procedures if a director-nominee is elected, but receives a majority of “withheld” votes. In an uncontested election, any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation following certification of the shareholder vote.

     The Corporate Governance Committee is required to make recommendations to the Board with respect to any such letter of resignation. The Board is required to take action with respect to this recommendation and to disclose their decision-making process. Full details of this Policy are set out in our Corporate Governance Principles and under “Item 1 – Election of Directors.”

     Ratification of KPMG

     Under the Company’s By-laws, the votes cast “for” must exceed the votes cast “against” to approve the ratification of KPMG LLP as our independent registered public accounting firm. Abstentions and, if applicable, broker non-votes, are not counted as votes “for” or “against” these proposals.

     Amendment of Certificate of
     Incorporation to Eliminate Supermajority
     Vote Requirements and Fair Price
     Provision

     The affirmative vote of at least 80% of all outstanding shares of Common Stock is required for approval of management’s proposal to eliminate the supermajority and fair price provisions from the Company’s Restated Certificate of Incorporation. An abstention on this proposal is not an affirmative vote and will have the same effect as a vote against this proposal.

     Shareholder Proposals

     The votes cast “for” must exceed the votes cast “against” each of the shareholder proposals. Abstentions and, if applicable, broker nonvotes, are not counted as votes “for” or “against” these proposals.

Could other matters be decided at the Annual Meeting?

     At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

     If other matters are properly presented at the Annual Meeting for consideration, the Proxy Committee appointed by the Board of Directors (the persons named in your proxy card if you are a shareholder of record) will have the discretion to vote on those matters for you.

Can I access the Notice of Annual Meeting, Proxy Statement and 2005 Financial Report, and the 2005 Annual Review, on the Internet?

     The Notice of Annual Meeting, Proxy Statement and 2005 Financial Report, and the 2005 Annual Review, are available on our Website at www.pfizer.com. Instead of receiving future copies of our Proxy Statement and Annual Report materials by mail, most shareholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

     Shareholders of Record: If you vote on the Internet at www.investorvote.com/pfe, simply follow the prompts for enrolling in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.econsent.com/pfe and following the enrollment instructions.

     Beneficial Owners: If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or other holder of record regarding the availability of this service.

Who will pay for the cost of this proxy solicitation?

     We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by Directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. We have hired Morrow & Co. to distribute and solicit proxies. We will pay Morrow & Co. a fee of $35,000, plus reasonable expenses, for these services.

Who will count the vote?

     Representatives of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspectors of election.

GOVERNANCE OF THE COMPANY

Our Corporate Governance Principles

Role and Composition of the Board of Directors

     1.   General. The Board of Directors, which is elected by the shareholders, is the ultimate decision-making body of the Company except with respect to those matters reserved to the shareholders. It selects the senior management team, which is charged with the conduct of the Company’s business. Having selected the senior management team, the Board acts as an advisor and counselor to senior management and ultimately monitors its performance.

     2.   Succession Planning. The Board also plans for succession to the position of Chairman of the Board and Chief Executive Officer as well as certain other senior management positions. To assist the Board, the Chairman and CEO annually provides the Board with an assessment of senior managers and of their potential to succeed him or her. He or she also provides the Board with an assessment of persons considered potential successors to certain senior management positions.

     3.   Chairman and CEO. It is the policy of the Company that the positions of Chairman of the Board and Chief Executive Officer be held by the same person, except in unusual circumstances. This combination has served the Company well over a great many years. The function of the Board in monitoring the performance of the senior management of the Company is fulfilled by the presence of outside Directors of stature who have a substantive knowledge of the business.

     4.   Director Independence. It is the policy of the Company that the Board consist of a majority of independent Directors. The Corporate Governance Committee of the Board has established Director Qualification Standards to assist it in determining director independence, which either meet or exceed the independence requirements of the New York Stock Exchange (“NYSE”) corporate governance listing standards. The Board will consider all relevant facts and circumstances in making an independence determination, and not merely from the standpoint of the Director, but also from that of persons or organizations with which the director has an affiliation.

     5.   Board Size. It is the policy of the Company that the number of Directors not exceed a number that can function efficiently as a body. The Corporate Governance Committee considers and makes recommendations to the Board concerning the appropriate size and needs of the Board. The Corporate Governance Committee considers candidates to fill new positions created by expansion and vacancies that occur by resignation, by retirement or for any other reason.

     6.   Selection Criteria. Candidates are selected for, among other things, their integrity, independence, diversity of experience, leadership and their ability to exercise sound judgment. Scientific expertise, prior government service and experience at policy-making levels involving issues affecting business, government, education, technology, as well as areas relevant to the Company’s global business are among the most significant criteria. Final approval of a candidate is determined by the full Board.

     7.   Voting for Directors. In an uncontested election, any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) shall promptly tender his or her resignation following certification of the shareholder vote.

     The Corporate Governance Committee shall promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board. The Board will act on the Corporate Governance Committee’s recommendation within 90 days following certification of the shareholder vote.

     Thereafter, the board will promptly disclose its decision-making process and decision regarding whether to accept the Director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the Securities and Exchange Commission.

     Any Director who tenders his or her resignation pursuant to this provision shall not participate in the Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer.

     However, if each member of the Corporate Governance Committee received a Majority Withheld Vote at the same election, then the independent Directors who did not receive a Majority Withheld Vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them.

     However, if the only Directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer Directors, all Directors may participate in the action regarding whether to accept the resignation offers.

     8.   Director Service on Other Public Boards. Ordinarily, Directors should not serve on more than four other boards of public companies in addition to the Company’s Board. Current positions in excess of these limits may be maintained unless the Board of Directors determines that doing so would impair the Director’s service on the Company’s Board.

     9.   Former CEO as Director. Commencing with the current CEO, upon retirement from the Company, the former CEO will not retain Board membership.

     10. Change in Director Occupation. When a Director’s principal occupation or business association changes substantially during his or her tenure as a Director, that Director shall tender his or her resignation for consideration by the Corporate Governance Committee. The Corporate Governance Committee will recommend to the Board the action, if any, to be taken with respect to the resignation.

     11. Director Compensation. The Corporate Governance Committee annually reviews the compensation of Directors.

     12. Ownership Requirements. All non-employee Directors are required to hold at least $300,000 worth of Pfizer stock, and/or the units issued as compensation for Board service, while serving as a Director of the Company. New Directors will have five years to attain this ownership threshold. Shares or units held by a Director under any deferral plan, are included in calculating the value of ownership to determine whether this minimum ownership requirement has been met.

     13. Director Retirement. Directors are required to retire from the Board when they reach the age of 72.

     14. Board and Committee Self-Evaluation. The Board, and each Committee, are required to conduct a self-evaluation of their performance at least annually.

     15. Term Limits. The Board does not endorse arbitrary term limits on Directors’ service, nor does it believe in automatic annual re-nomination until Directors reach the mandatory retirement age. The Board self-evaluation process is an important determinant for continuing service.

     16. Committees. It is the general policy of the Company that all major decisions be considered by the Board as a whole. As a consequence, the Committee structure of the Board is limited to those Committees considered to be basic to, or required for, the operation of a publicly owned company. Currently these Committees are the Executive Committee, Audit Committee, Compensation Committee, Corporate Governance Committee and Science and Technology Committee.

     The members and chairs of these Committees are recommended to the Board by the Corporate Governance Committee. The Audit Committee, Compensation Committee and Corporate Governance Committee are made up of only independent Directors. The membership of these Committees is rotated from time to time. In addition to the requirement that a majority of the Board satisfy the independence standards noted above in Paragraph 4, Director Independence, members of the Audit Committee also must satisfy an additional NYSE independence standard. Specifically, they may not accept directly or indirectly any consulting, advisory or other compensatory fee from Pfizer or any of its subsidiaries other than their Director compensation. As a matter of policy, the Board also will apply a separate and heightened independence standard to members of both the Compensation and Corporate Governance Committees. No member of either Committee may be a partner, member or principal of a law firm, accounting firm or investment banking firm that accepts consulting or advisory fees from Pfizer or any of its subsidiaries.

     17. Director Orientation and Continuing Education. In furtherance of its policy of having major decisions made by the Board as a whole, the Company has a full orientation and continuing education process for Board members that includes extensive materials, meetings with key management and visits to Company facilities.

     18. CEO Performance Goals and Annual Evaluation. The Compensation Committee is responsible for setting annual and long-term performance goals for the Chairman and CEO and for evaluating his or her performance against such goals. The Committee meets annually with the Chairman and CEO to receive his or her recommendations concerning such goals. Both the goals and the evaluation are then submitted for consideration by the outside Directors of the Board at a meeting or executive session of that group. The Committee then meets with the Chairman and CEO to evaluate his or her performance against such goals.

     19. Senior Management Performance Goals. The Compensation Committee also is responsible for setting annual and long-term performance goals and compensation for the direct reports to the Chairman and CEO. These decisions are approved or ratified by action of the outside Directors of the Board at a meeting or executive session of that group.

     20. Communication with Stakeholders. The Chairman and CEO is responsible for establishing effective communications with the Company’s stakeholder groups, i.e., shareholders, customers, company associates, communities, suppliers, creditors, governments and corporate partners.

     It is the policy of the Company that management speaks for the Company. This policy does not preclude outside Directors, including the Lead Independent Director, from meeting with shareholders, but it is suggested that in most circumstances any such meetings be held with management present.

     21. Annual Meeting Attendance. All Board members are expected to attend our Annual Meeting of Shareholders unless an emergency prevents them from doing so.

Board Functions

     22. Agenda. The Chairman of the Board and Chief Executive Officer sets the agenda for Board meetings with the understanding that the Board is responsible for providing suggestions for agenda items that are aligned with the advisory and monitoring functions of the Board. Agenda items that fall within the scope of responsibilities of a Board Committee are reviewed with the chair of that Committee. Any member of the Board may request that an item be included on the agenda.

     23. Board Materials. Board materials related to agenda items are provided to Board members sufficiently in advance of Board meetings to allow the Directors to prepare for discussion of the items at the meeting.

     24 Board Meetings. At the invitation of the Board, members of senior management recommended by the Chairman and CEO attend Board meetings or portions thereof for the purpose of participating in discussions. Generally, presentations of matters to be considered by the Board are made by the manager responsible for that area of the Company’s operations.

     25. Director Access to Corporate and Independent Advisors. In addition, Board members have free access to all other members of management and employees of the Company and, as necessary and appropriate, Board members may consult with independent legal, financial and accounting advisors to assist in their duties to the Company and its shareholders.

     26. Executive Sessions. Executive sessions or meetings of outside Directors without management present are held regularly (at least four times a year) to review the report of the independent registered public accounting firm, the criteria upon which the performance of the Chairman and CEO and other senior managers is based, the performance of the Chairman and CEO against such criteria, the compensation of the Chairman and CEO and other senior managers, and any other relevant matter. Meetings are held from time to time with the Chairman and CEO for a general discussion of relevant subjects.

     27. Lead Independent Director. It is the policy of the Company that a Lead Independent Director shall be elected annually to preside over executive sessions of Pfizer’s independent Directors, facilitate information flow and communication between the Directors and the Chairman, and to perform such other duties specified by the Board and outlined in the Charter of the Lead Independent Director.

     28. Annual Board Self-Evaluation. The Board, under the direction of the Corporate Governance Committee, will prepare an annual performance self-evaluation.

Committee Functions

     29. Independence. The Audit, Compensation and Corporate Governance Committees consist only of independent Directors.

     30. Meeting Conduct. The frequency, length and agenda of meetings of each of the Committees are determined by the chair of the Committee. Sufficient time to consider the agenda items is provided. Materials related to agenda items are provided to the Committee members sufficiently in advance of the meeting where necessary to allow the members to prepare for discussion of the items at the meeting.

     31. Scope of Responsibilities. The responsibilities of each of the Committees are determined by the Board from time to time.

     32. Annual Committee Self-Evaluation. Each Committee is responsible for preparing an annual performance self-evaluation.

Policy on Poison Pills

     33. Expiration of Rights Agreement. The Board amended Pfizer’s Rights Agreement, or “Poison Pill,” to cause the Agreement to expire on December 31, 2003. The term Poison Pill refers to a type of shareholder rights plan that some companies adopt to provide an opportunity for negotiation during a hostile takeover attempt.

     The Board has adopted a statement of policy that it shall seek and obtain shareholder approval before adopting a Poison Pill; provided, however, that the Board may determine to act on its own to adopt a Poison Pill, if, under the circumstances, the Board, including the majority of the independent members of the Board, in its exercise of its fiduciary responsibilities, deems it to be in the best interest of Pfizer’s shareholders to adopt a Poison Pill without the delay in adoption that would come from the time reasonably anticipated to seek shareholder approval.

     If the Board were ever to adopt a Poison Pill without prior shareholder approval, the Board would either submit the Poison Pill to shareholders for ratification, or would cause the Poison Pill to expire within one year.

     The Corporate Governance Committee will review this Poison Pill policy statement on an annual basis, including the stipulation which addresses the Board’s fiduciary responsibility to act in the best interest of the shareholders without prior shareholder approval, and report to the Board any recommendations it may have concerning the policy.

Periodic Review of Corporate Governance Principles

     34. These principles are reviewed by the Board at least annually.

Pfizer Corporate Governance Website

     From time to time we revise our Corporate Governance Principles in response to changing regulatory requirements, evolving best practices and the concerns of our shareholders and other constituents. Our Corporate Governance Principles are published on our Website at www.pfizer.com, under the “Who We Are—For Investors––Corporate Governance” captions.

     In addition to our Corporate Governance Principles, other information relating to corporate governance at Pfizer, is available on our Website, including:

  Board of Directors—Background and Experience

  Board Committees—Description of Committees, Charters and Current Members

  Board Policy on Executive Pension Benefits

  Code of Business Conduct and Ethics for Directors

  How to Communicate with Our Directors

  Director Qualification Standards

  Certifications of Chief Executive Officer and Chief Financial Officer

  Standards of Business Conduct for all Pfizer colleagues, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer

  Political Action Committee Report

  By-Laws of Pfizer Inc.

  Restated Certificate of Incorporation

  Frequently Asked Questions about Pfizer Corporate Governance

     We will provide any of the foregoing information without charge upon written request to Margaret M. Foran, Senior Vice President-Corporate Governance, Associate General Counsel and Corporate Secretary, Pfizer Inc., 235 East 42nd Street, New York, NY 10017-5755.

Governance Information

Executive Sessions of Directors

     Executive sessions or meetings of outside (non-management) Directors without management present are held regularly (at least four times a year) to review the report of the independent registered public accounting firm, the criteria upon which the performance of the Chairman and CEO and other senior managers is based, the performance of the Chairman and CEO against such criteria, the compensation of the Chairman and CEO and other senior managers and any other relevant matter. Meetings are held from time to time with the Chairman and CEO for a general discussion of relevant subjects. In 2005, the Directors met in executive session six times.

Lead Independent Director

     The Pfizer Board of Directors has appointed a non-management director to serve in a lead capacity (“Lead Independent Director”) to coordinate the activities of the other non-management directors, and to perform such other duties and responsibilities as the Board of Directors may determine. Currently the Lead Independent Director is Stanley O. Ikenberry.

     The role of the Lead Independent Director includes:

  presiding at executive sessions, with the authority to call meetings of the independent directors;

  functioning as principal liaison on Board- wide issues between the independent directors and the Chairman;

  participating in the flow of information to the Board, i.e., meeting agenda items and meeting schedules to assure that there is sufficient time for discussion of all items;

  recommending to the Chairman the retention of outside advisors and consultants who report directly to the Board of Directors; and

  if requested by shareholders, ensuring that he/she is available, when appropriate, for consultation and direct communication.

     The Charter of the Lead Independent Director is found in this proxy statement as Annex 6 and on our Website at www.pfizer.com/who we are/for investors/corporate governance.

Communications with Directors

     Shareholders may communicate with the Lead Independent Director or Chairs of our Audit, Compensation and Corporate Governance Committees on board-related issues by sending an e-mail to the appropriate address below:

  leaddirector@ pfizer.com

  auditchair@ pfizer.com

  compchair@ pfizer.com or

  corpgovchair@ pfizer.com.

     You also may write to any of the Committee Chairs or to the outside Directors as a group c/o Margaret M. Foran, Senior Vice President—Corporate Governance, Associate General Counsel and Corporate Secretary at Pfizer Inc., 235 East 42nd Street, New York, New York 10017.

     Relevant communications are distributed to the Board, or to any individual Director or Directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Pfizer Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as:

  business solicitations or advertisements

  junk mail and mass mailings

  new product suggestions

  product complaints

  product inquiries

  resumes and other forms of job inquiries

  spam

  surveys

     In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any outside Director upon request.

Director Qualification Standards

     Pursuant to New York Stock Exchange listing standards, our Board of Directors has adopted a formal set of categorical Director Qualification Standards with respect to the determination of Director independence. In accordance with these Standards, a Director must be determined to have no material relationship with the Company other than as a Director. The Standards specify the criteria by which the independence of our Directors will be determined, including strict guidelines for Directors and their immediate families with respect to past employment or affiliation with the Company or its independent registered public accounting firm. The Standards also prohibit Audit Committee members from having any direct or indirect financial relationship with the Company, and restrict both commercial and not-for-profit relationships of all Directors with the Company. Directors may not be given personal loans or extensions of credit by the Company, and all Directors are required to deal at arm’s length with the Company and its subsidiaries, and to disclose any circumstance that might be perceived as a conflict of interest.

Director Independence

     The provisions of the Board’s Director Qualification Standards regarding Director independence meet and in some areas exceed the listing standards of the New York Stock Exchange. The Board’s Director Qualification Standards are attached to this proxy statement as Annex 1.

     In accordance with these Standards, the Board undertook its annual review of Director independence. During this review, the Board considered transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between Directors or any member of their immediate family (or any entity of which a Director or an immediate family member is an executive officer, general partner or significant equity holder). As provided in the Director Qualification Standards, the purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the Director is independent.

     As a result of this review, the Board affirmatively determined that the following Directors nominated for election at the annual meeting are independent of the Company and its management under the standards set forth in the Director Qualification Standards: Drs. Michael S. Brown, Stanley O. Ikenberry, Dana G. Mead, Ruth Simmons; Ms. Constance J. Horner, Messrs. M. Anthony Burns, Robert N. Burt, W. Don Cornwell, William H. Gray III, William R. Howell and George A. Lorch; and that Dr. Henry A. McKinnell and Mr. William C. Steere, Jr. are not independent under these Standards. Dr. McKinnell is considered an inside Director because of his employment as Chairman and Chief Executive Officer of the Company. Mr. Steere is not considered an independent outside Director as a result of his former status as Chairman and Chief Executive Officer of the Company.

     In making these determinations, the Board considered that in the ordinary course of business, transactions may occur between the Company and its subsidiaries and companies at which some of our Directors are or have been officers. In each case, the amount of transactions from these companies in each of the last three years did not approach the thresholds set forth in the Director Qualification Standards. The Board also considered charitable contributions to not-for-profit organizations of which our Directors or immediate family members are executive officers, none of which approached the levels set forth in our Director Qualification Standards.

     The full text of our Director Qualification Standards is attached as Annex 1 to this Proxy Statement. These Standards also are published on our Website at www.pfizer.com, under the

“Who We Are—For Investors—Corporate Governance—Director Qualification Standards” captions.

Criteria for Board Membership

     To fulfill its responsibility to recruit and recommend to the full Board nominees for election as Directors, the Corporate Governance Committee reviews the composition of the full Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and works with management in attracting candidates with those qualifications. Appropriate criteria for Board membership include the following:

  Members of the Board should be individuals of high integrity and independence, substantial accomplishments, and have prior or current association with institutions noted for their excellence.

  Members of the Board should have demonstrated leadership ability, with broad experience, diverse perspectives, and the ability to exercise sound business judgment.

  The background and experience of members of the Board should be in areas important to the operation of the Company such as business, education, finance, government, law, medicine or science.

  The composition of the Board should reflect sensitivity to the need for diversity as to gender, ethnic background and experience.

     In addition, pursuant to our Corporate Governance Principles, the Committee considers the number of other boards of public companies on which a candidate serves. Moreover, Directors are expected to act ethically at all times and adhere to the Company’s Code of Business Conduct and Ethics for members of the Board of Directors.

     The Governance Committee currently retains a third party search firm to assist the Committee members in identifying and evaluating potential nominees for the Board. The Committee considers candidates for Director suggested by our shareholders, provided that the recommendations are made in accordance with the procedures required under our By-laws and described in this Proxy Statement under the heading “Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders.” Shareholder nominees whose nominations comply with these procedures and who meet the criteria outlined above, in the Committee’s Charter, and in our Corporate Governance Principles, will be evaluated by the Corporate Governance Committee in the same manner as the Committee’s nominees.

Pfizer Policies on Business Ethics and Conduct

     All of our employees, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer (“Officers”), are required to abide by Pfizer’s Policies on Business Conduct to ensure that our business is conducted in a consistently legal and ethical manner. These Policies form the foundation of a comprehensive process that includes compliance with all corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct, and the high integrity level of our employees. Our Policies and procedures cover all areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business.

     Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of Pfizer’s Policies on Business Conduct. The Sarbanes-Oxley Act of 2002 requires audit committees to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We have such procedures in place. In addition, the Pfizer Policy regarding Compliance with SEC Attorney Conduct Rules requires all Pfizer lawyers to report to the appropriate persons at the Company evidence of any actual, potential or suspected material violation of state or federal law or breach of fiduciary duty by Pfizer or any of its officers, Directors, employees or agents.

Code of Conduct for Directors

     The members of our Board of Directors also are required to comply with a Code of Business Conduct and Ethics (the “Code”). The Code is intended to focus the Board and the individual Directors on areas of ethical risk, help Directors recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty and accountability. The Code covers all areas of professional conduct relating to service on the Pfizer Board, including conflicts of interest, unfair or unethical use of corporate opportunities, strict protection of confidential information, compliance with all applicable laws and regulations and oversight of ethics and compliance by employees of the Company.

     The full texts of both Pfizer’s Policies on Business Conduct and of the Code of Business Conduct and Ethics for our Directors are published on our Website, at www.pfizer.com, under the “Who We Are—For Investors—Corporate Governance” captions. We will disclose any future amendments to, or waivers from, certain provisions of these ethical policies and standards for Officers and Directors on our Website within two business days following the date of such amendment or waiver.

Board and Committee Membership

     Our business, property and affairs are managed under the direction of our Board of Directors. Members of our Board are kept informed of our business through discussions with our Chairman and Chief Executive Officer and other officers, by reviewing materials provided to them, by visiting our offices and plants and by participating in meetings of the Board and its Committees.

     All Board members are expected to attend our Annual Meetings of Shareholders, unless an emergency prevents them from doing so. At our 2005 Annual Meeting, all members of the Board were present.

     During 2005, the Board of Directors met ten times and had five Committees. Those Committees consisted of an Audit Committee, a Corporate Governance Committee, a Compensation Committee, a Science and Technology Committee and an Executive Committee. Each of our incumbent Directors attended at least 90 percent of the regularly scheduled and special meetings of the Board and Board Committees on which they served in 2005.

     The table below provides 2005 membership and meeting information for each of the Board Committees.

		Corporate		Science &
Name	Audit	Governance	Compensation	Technology	Executive

Dr. Brown		X		X*
Mr. Burns	X				X
Mr. Burt(1)			X
Mr. Cornwell	X
Mr. Gray		X
Ms. Horner		X			X
Mr. Howell(1)	X*
Dr. Ikenberry			X	X	X
Mr. Lorch			X
Dr. McKinnell					X*
Dr. Mead			X*	X
Dr. Simmons		X*
Mr. Steere
2005 Meetings	13	9	15	2	0
* Chair

(1)	Mr. Burt was Chair of the Audit Committee from January 1, 2005 until April 28, 2005. Mr. Howell became Chair of the Audit Committee on April 28, 2005.

The Audit Committee

     In 2005, the Audit Committee met 13 times. Under the terms of its Charter, the Audit Committee meets at least six times a year, including periodic meetings held separately with management, the internal auditor and the independent registered public accounting firm and meets to review disclosures in our SEC periodic filings. The Audit Committee represents and assists the Board with the oversight of: the integrity of the Company’s financial statements and internal controls; the Company’s compliance with legal and regulatory requirements; the independent registered public accounting firm’s qualifications and independence; the performance of the Company’s internal audit function; and the performance of the independent registered public accounting firm. In addition, the Committee is responsible for:

  selecting and retaining, and terminating when appropriate, the independent registered public accounting firm;

  setting the compensation for, overseeing the work of and pre-approving all audit services to be provided by the independent registered public accounting firm;

establishing policies and procedures for the engagement of the independent registered public accounting firm to provide permitted non-audit services and pre-approving the performance of such services;

receiving and reviewing at least annually a report by the independent registered public accounting firm describing the firm’s internal quality-control procedures and any material issues raised by the most recent Public Company Accounting Oversight Board (PCAOB) review, or by certain inquiries or investigations by governmental or professional authorities;

considering, at least annually, the independence of the independent registered public accounting firm, including whether the provision by the firm of permitted non-audit services is compatible with independence;

obtaining and reviewing a report from the independent registered public accounting firm describing all relationships between the firm and the Company;

reviewing with the independent registered public accounting firm:

—	the scope and results of the audit;

—	problems or difficulties that the independent registered public accounting firm encountered in the course of the audit work and management’s response; and

—	any questions, comments or suggestions the auditor may have relating to the internal controls and accounting practices and procedures of the Company;

reviewing, at least annually, the scope and results of the internal audit program and any significant matters contained in reports from the Internal Audit Department;

reviewing with the independent registered public accounting firm, the Company’s Internal Audit Department and management:

—	the adequacy and effectiveness of the systems of internal controls over financial reporting and any significant changes in those controls;

—	accounting practices, and disclosure controls and procedures of the Company and its subsidiaries; and

—	current accounting trends and developments;

and taking such action with respect to these matters as may be deemed appropriate;

reviewing with management and the independent registered public accounting firm the annual and quarterly financial statements of the Company, including: any material changes in accounting principles or practices used in preparing the financial statements; disclosures relating to internal controls over financial reporting; items required by relevant auditing standards; and the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s reports on Form 10-K or 10-Q;

recommending to the Board of Directors whether the financial statements should be included in the annual report on Form 10-K;

reviewing earnings press releases, as well as Company policies with respect to earnings press releases, financial information and earnings guidance provided to analysts and rating agencies;

discussing Company policies with respect to risk assessment and risk management, reviewing contingent liabilities and risks that may be material to the Company and reviewing major legislative and regulatory developments that could materially impact the Company’s contingent liabilities and risks;

  reviewing reports from management, legal counsel and third parties relating to the status of compliance with laws, regulations, and internal procedures; and the Company’s systems designed to promote Company compliance with laws, regulations and internal procedures;

  establishing procedures for the confidential and anonymous receipt and treatment of complaints regarding the Company’s accounting, internal controls and auditing matters and for submissions by Company employees of concerns regarding questionable accounting or auditing matters;

  establishing policies for the hiring of employees and former employees of the independent registered public accounting firm;

  obtaining the advice and assistance of independent counsel and other advisors as necessary to fulfill its responsibilities;

  conducting an annual performance evaluation of the Audit Committee and an evaluation of the adequacy of its charter; and

  preparing a report each year concerning compliance with its charter for inclusion in the Company’s annual Proxy Statement.

     A copy of the Audit Committee Charter is attached as Annex 2 to this Proxy Statement, and is also available on our Website at www.pfizer.com, under the “Who We Are—For Investors—Corporate Governance—Charters” captions.

Audit Committee Financial Experts

     The Board of Directors has determined that each of the members of the Audit Committee—Mr. Howell, Mr. Cornwell and Mr. Burns—is an “audit committee financial expert” for purposes of the SEC’s rules.

     The Board of Directors also has determined that each of the members of the Audit Committee is independent, as defined by the rules of the New York Stock Exchange.

The Corporate Governance Committee

     The Corporate Governance Committee met nine times in 2005. Under the terms of its Charter, the Corporate Governance Committee is responsible for considering and making recommendations to the Board concerning the appropriate size, functions and needs of the Board. This responsibility includes:

  developing and recommending to the Board the criteria for Board membership;

  considering, recommending and recruiting candidates to fill positions on the Board;

  reviewing candidates recommended by shareholders;

  conducting the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates; and

  recommending Director nominees for approval by the Board and the shareholders.

     The Committee’s additional functions are:

  to consider questions of possible conflicts of interest of Board members and of our senior executives;

  to monitor and recommend the functions of the various Committees of the Board;

  to recommend members of the Committees;

  to advise on changes in Board compensation;

  to make recommendations on the structure of Board meetings; and

  to recommend matters for consideration by the Board.
The Committee also:
  considers matters of corporate governance, and reviews, at least annually, our Corporate Governance Principles;

  considers and reviews, periodically, our Director Qualification Standards;

  reviews, periodically, our policy regarding the adoption of a Shareholder Rights Plan;

  establishes Director retirement policies;

  reviews the functions of the senior officers and makes recommendations on changes;

  reviews annually with the Chairman and CEO the job performance of elected corporate officers and other senior executives;

  reviews the outside activities of senior executives;

  reviews, periodically, with the Chairman and CEO the succession plans relating to positions held by elected corporate officers, and makes recommendations to the Board with respect to the selection of individuals to occupy these positions;

  oversees the evaluation of the Board and its Committees;

  prepares an annual performance evaluation of the Corporate Governance Committee; and

  maintains an informed status on Company issues related to corporate social responsibility and the Company’s participation and visibility as a global corporate citizen.

     The Committee may, in its sole discretion, engage director search firms and may consult with outside advisors to assist it in carrying out its duties to the Company. The Committee has the sole authority to approve the fees and other retention terms with respect to any such firms.

     A copy of the Corporate Governance Committee Charter is attached as Annex 3 to this Proxy Statement, and is also available on our Website at www.pfizer.com, under the “Who We Are—For Investors—Corporate Governance—Charters” captions.

     The Board of Directors has determined that each of the members of the Corporate Governance Committee is independent, as defined by the rules of the New York Stock Exchange.

The Compensation Committee

     The Compensation Committee met 15 times in 2005. Under the terms of its Charter, the Compensation Committee is directly responsible for establishing annual and long-term performance goals and objectives for our elected corporate officers. This responsibility includes:

  evaluating the performance of the CEO and other elected officers in light of approved performance goals and objectives;

  setting the compensation of the CEO and other elected officers based upon the evaluation of the performance of the CEO and the other elected officers, respectively;

  making recommendations to the Board of Directors with respect to new cash- based incentive compensation plans and equity-based compensation plans; and

  preparing an annual performance self- evaluation of the Compensation Committee.

     In addition, the Committee:

  administers the Company’s stock plans;

  determines and certifies the shares awarded under corporate performance- based plans;

  grants options and awards under the Company’s stock plans;

  advises on the setting of compensation for senior executives whose compensation is not otherwise set by the Committee;

  monitors compliance by officers with our program of required stock ownership; and

  publishes an annual Compensation Committee Report on executive officer compensation for the shareholders.

     The Committee may, in its sole discretion, employ a compensation consultant that reports directly to the Committee, and has done so, to assist in the evaluation of the compensation of the Company’s CEO and other elected officers.

The Committee also has the authority, as necessary and appropriate, to consult with other outside advisors to assist in its duties to the Company.

     A copy of the Compensation Committee Charter is attached as Annex 4 to this Proxy Statement, and is also available on our Website at www.pfizer.com, under the “Who We Are—For Investors—Corporate Governance—Charters” captions.

     The Board of Directors has determined that each of the members of the Compensation Committee is independent, as defined by the rules of the New York Stock Exchange.

The Science and Technology Committee

     The Science and Technology Committee met twice in 2005. Generally, each meeting is conducted over a two-day period. Under the terms of its Charter, the Science and Technology Committee is responsible for periodically examining management’s direction and investment in the Company’s pharmaceutical research and development as well as in its technology initiatives.

     The Committee may meet privately with independent consultants and is free to speak directly and independently with any members of management in discharging its responsibilities.

     In addition, the Committee will:

  review, evaluate and report to the Board of Directors regarding the performance of the research leaders in achieving long-term strategic goals and objectives and the quality and direction of the Company’s pharmaceutical research and development programs;

  identify and discuss significant emerging science and technology issues and trends;

  determine whether there is sufficient and ongoing external review from world-class experts across both research and development, pertaining to the Company’s therapeutic areas;

  review the Company’s approaches to acquiring and maintaining a range of distinct technology positions (including, but not limited to, contracts, grants, collaborative efforts, alliances and venture capital);
  evaluate the soundness/risks associated with the technology in which the Company is investing its research and development efforts;

  periodically review the Company’s overall patent strategies; and

  prepare an annual performance evaluation of the Science and Technology Committee.

The Executive Committee

     The Executive Committee did not meet in 2005. The Executive Committee performs the duties and exercises the powers as may be delegated to it by the Board of Directors from time to time.

2005 Compensation of Non-Employee Directors

     Annual compensation for non-employee Directors for 2005 was comprised of the following components: cash compensation, consisting of annual retainer, meeting and committee fees; and equity compensation, consisting of Unit Awards and Annual Retainer Unit Awards. Each of these components is described in more detail below. The total 2005 compensation of our Non-Employee Directors is shown in the following table.

	Annual	Board
	Board/	and
	Committee	Business	Committee
	Retainer	Meeting	Meeting	Unit
Director	Fees(1)	Fees	Fees	Awards(2)	Total
Dr. Brown*	$50,000	$37,500	$19,500	$122,084	$229,084
Mr. Burns	30,000	21,000	25,500	122,084	198,584
Mr. Burt	32,000	22,500	16,500	122,084	193,084
Mr. Cornwell	30,000	21,000	19,500	122,084	192,584
Mr. Gray	30,000	21,000	12,000	122,084	185,084
Ms. Horner	30,000	27,000	13,500	122,084	192,584
Mr. Howell*	34,000	19,500	19,500	122,084	195,084
Dr. Ikenberry	40,250	24,000	19,500	122,084	205,834
Mr. Lorch	30,000	22,500	22,500	122,084	197,084
Dr. Mead*	39,000	19,500	27,000	122,084	207,584
Dr. Simmons*	36,000	27,000	13,500	122,084	198,584
Mr. Steere	26,000	21,000	—	122,084	169,084
* CHAIR OF COMMITTEE

(1)	Includes fees associated with chairing a Board Committee.

(2)	The amounts shown include (i) 3600 Units issued under the Annual Unit Award Plan, valued at the closing price of Pfizer common stock ($26.69) on the award date, April 26, 2005 for a total value of $96,084, and (ii) Units equal in value to $26,000 worth of Pfizer stock on the grant date, April 26, 2005, valued as described below under the heading “Annual Retainer Unit Awards”.

Annual Board/Committee Retainer Fees.

Non-employee Directors received an annual cash retainer of $26,000 per year. Non-employee Directors who served on one or more Board Committees (other than the Executive Committee and the Science and Technology Committee) received an additional annual fee of $4,000 per Committee. In addition, the Chair of a Board Committee (other than the Executive Committee and the Science and Technology Committee) received an additional annual fee of $6,000 per Committee. The Lead Independent Director received an Annual Retainer Fee of $25,000, in addition to the Directors’ annual cash retainer. The annual Committee membership fee for each member of the Science and Technology Committee was $8,000. The Chair of that Committee received an additional $16,000 per year.

     Meeting Fees. Non-employee Directors also received a fee of $1,500 for attending each Board meeting, Committee meeting, the Annual Meeting of Shareholders, and for each day of a visit to a plant or office and for any other business meeting to which the Director was invited as a representative of the Company.

     Annual Unit Awards. Under the Pfizer Inc. Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors (the Unit Award Plan), a Non-employee Director is granted Pfizer stock-equivalent units which are not payable until the director ceases to be a member of the Board. An initial award of 3,600 Pfizer stock-equivalent units was granted to each Non-employee Director when they joined the Board. Thereafter, each Non-employee Director was granted an annual award of 3,600 units on the day of our Annual Meeting, provided the Director continued to serve as a Director following the Meeting.

     On the day of the 2005 Annual Meeting of Shareholders, all of our Non-employee Directors who continued as Directors were awarded 3,600 units under the Unit Award Plan, with a value at time of grant of $96,084 (calculated based on the closing stock price of Pfizer stock ($22.69) on the grant date).

     Deferred Compensation. Non-employee Directors may defer all or a part of their annual cash retainers and meeting fees under the Unit Award Plan until they cease to be members of the Board. At a Director’s election, the fees held in the Director’s account may be credited either with interest at the rate of return of the Intermediate Treasury Index Fund of the Pfizer Savings Plan, or with units. The average rate of return of the Intermediate Treasury Index Fund for 2005 was 1.05% . The numbers of units are calculated by dividing the amount of the deferred fee by the closing price of our common stock on the last business day of the fiscal quarter. The number of units in a Director’s account is increased by the value of any distributions on the common stock. When a Director ceases to be a member of the Board, the amount held in the individual’s account is paid in cash. The amount paid with respect to units is determined by multiplying the number of units in the account by the closing price of our common stock on the last business day before the payment date.

     Annual Retainer Unit Awards. Under the Pfizer Inc. Annual Retainer Unit Award Plan, each year, on the day of our Annual Meeting, every Non-employee Director who continued to serve as a Director following the Meeting received an annual retainer unit award, the equivalent of the value of his or her annual Board retainer fee in units. The number of units awarded to the Non-employee Director was based upon the five-day average of the closing trading price of our common stock on the New York Stock Exchange for the first five trading days after April 1 of each year (rounded up to the nearest unit). On the day of the 2005 Annual Meeting of Shareholders, all of our Non-employee Directors who continued as Directors were awarded 977 units under this Plan with a value at time of grant of $26,000.

     Effective March 1, 2006, no further awards will be granted under this plan.

     Legacy Warner-Lambert Equity Compensation Plans. The former Warner-Lambert Directors receive reinvested dividends on their equity based awards, and one former Warner-Lambert Director receives interest at a rate of prime plus two percent, on deferred cash balances under these Plans.

     In certain circumstances, we fund trusts established to secure our obligations to make payments to our non-employee Directors under the above benefit plans, programs or agreements in advance of the date that payment is due.

     Director Compensation Changes Effective March 1, 2006

     Effective March 1, 2006, the compensation for non-employee Directors has been modified to eliminate meeting fees and Committee retainers and consists solely of the following:

  an annual retainer of $75,000; and

  an award of 5,000 Pfizer stock units to each Director upon joining the Board and to each Director upon election at each Annual Meeting of Shareholders.

     If a Director attends less than 80% of Board and Committee meetings in a year, the Director’s annual retainer will be pro-rated.

     In addition, the Chairs of Board Committees and the Lead Independent Director will receive annual retainers as follows:

  Chairs of Compensation and Corporate Governance Committees: $15,000

  Chair of Audit Committee: $20,000

  Lead Independent Director and Chair of Science & Technology Committee: $25,000.

Securities Ownership of Officers and Directors

     The table below shows the number of shares of our common stock beneficially owned as of March 1, 2006 by each of our Directors and each Named Executive Officer listed in the Summary Compensation Table, as well as the number of shares beneficially owned by all of our Directors and Executive Officers as a group. Together these individuals beneficially own less than one percent (1%) of our common stock. The table also includes information about stock options, stock units, restricted stock and deferred Performance-Contingent Share Awards credited to the accounts of our Directors and Executive Officers under various compensation and benefit plans.

     There are currently no known beneficial owners of five percent (5%) or more of our common stock.

	Number of Shares or Units

	Common		Stock-Equivalent		Options Exercisable
Beneficial Owners	Stock		Units		Within 60 days
Michael S. Brown	1,200		47,751	(1)
M. Anthony Burns	21,162		54,552	(1)
Robert N. Burt	12,200		44,776	(1)
W. Don Cornwell	1,000	(2)	56,926	(1)
William H. Gray III	954		70,679	(1)
Constance J. Horner	11,884		54,552	(1)
William R. Howell	6,350		57,813	(1)
Stanley O. Ikenberry	49,682	(2)	155,754	(1)
Karen Katen	995,384	(3)	35,301	(4)	1,536,784
Jeffrey B. Kindler	154,734	(3)	7,129	(4)	166,667
John L. LaMattina	481,205	(2)(3)	39,788	(4)	594,251
George A. Lorch	1,750		47,221	(1)
Henry A. McKinnell	2,057,455	(3)(5)	86,709	(4)	3,600,732
Dana G. Mead	9,350		59,124	(1)
David L. Shedlarz	652,278	(2)(3)	61,394	(4)	1,145,946
Ruth J. Simmons	1,200		59,956	(1)
William C. Steere, Jr.	1,955,768	(2)(3)	135,078	(1)(4)	4,386,950
All Directors and Executive Officers
as a group (17)	6,413,556		1,074,503		11,431,330

(1)	As of March 1, 2006, these units are held under the Pfizer Inc. Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors and the Pfizer Inc. Annual Retainer Unit Award Plan. The value of a Director’s unit account is measured by the price of our common stock. The Plans are described in this Proxy Statement under the heading “2005 Compensation of Non-Employee Directors.” This number also includes the following number of units resulting from the conversion into Pfizer units of previously deferred Warner-Lambert director compensation under the Warner-Lambert Company 1996 Stock Plan; Mr. Burt, 17,613 units; Mr. Gray, 43,515 units; Mr. Howell, 30,649 units; and Mr. Lorch, 11,453 units. That Plan is described in this Proxy Statement under the heading “Long-Term Compensation Plans—Warner- Lambert Company 1996 Stock Plan.”

(2)	These shares include the following number of shares held in the names of family members, as to which beneficial ownership is disclaimed: Mr. Cornwell, 400 shares; Dr. Ikenberry, 8,300 shares; Dr. LaMattina, 17,396 shares; Mr. Shedlarz, 2,098 shares; and Mr. Steere, 14,808 shares.

(3)	As of March 1, 2006, this number includes shares credited under the Pfizer Savings Plan and/or deferred Performance- Contingent Share Awards granted under the 2001 Performance-Contingent Share Award Plan or its predecessor Program. These plans are described in this Proxy Statement under the headings “Long-Term Compensation Plans” and “Pfizer Savings Plan.”

(4)	As of March 1, 2006, these units are held under the Supplemental Savings Plan. The value of these units is measured by the price of our common stock. The Supplemental Savings Plan is described in this Proxy Statement under the heading “Pfizer Savings Plan.” Mr. Steere holds units under the Supplemental Savings Plan and units as described in footnote 1.

(5)	As of March 1, 2006, this includes the following number of shares held in a Grantor Retained Annuity Trust: Dr. McKinnell, 172,462 shares.

Section 16(a) Beneficial Ownership Reporting Compliance, Related Party
Transactions and Legal Proceedings

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and certain of our officers to file reports of holdings and transactions in Pfizer shares with the SEC and the New York Stock Exchange. Based on our records and other information, we believe that in 2005 our Directors and our officers who are subject to Section 16 met all applicable filing requirements, except as described below:

  Upon becoming subject to Section 16 in March 2005, Alan G. Levin, our Senior Vice President and Chief Financial Officer, filed a Form 3 with the Securities and Exchange Commission on a timely basis that inadvertently failed to include 12,240 shares held in a brokerage account. Promptly after discovering the omission, Mr. Levin filed an amendment to the Form 3 reporting the ownership of those shares.

  Upon becoming subject to Section 16 in March 2005, Joseph M. Feczko, our Vice President and Chief Medical Officer, filed a Form 3 with the Securities and Exchange Commission on a timely basis. Due to an inadvertent administrative error by the Company, the Form 3 failed to include 43,920 shares that had been earned by Dr. Feczko under the Company’s Performance-Contingent Share Award Plan shortly before the Form 3 was filed. Promptly after being informed of the omission, Dr. Feczko filed an amendment to the Form 3 reporting the ownership of those shares.

Related Party Transactions

     In connection with his retirement, we entered into a consulting agreement with Mr. Steere, a member of our Board of Directors. The agreement provides that Mr. Steere will serve as Chairman Emeritus of the Company and, when and as requested by the Chief Executive Officer, will provide consulting services and advice to the Company and participate in various external activities and events for the benefit of the Company. The term of the agreement, which began on July 1, 2001 after Mr. Steere ceased his employment with the Company, is for five years, and automatically extends for successive five-year terms unless Mr. Steere or the Company terminates the agreement at the end of its then-current term. Mr. Steere may provide up to 30 days per year to the Company, subject to his reasonable availability, for his consulting services or his participation as a Company representative in external activities and events. He must obtain the approval of the Board of Directors before providing any consulting services, advice or service of any kind to any other company or organization that competes with us. For his services and commitments, the Company pays Mr. Steere (i) an annual retainer of $50,000 for his consulting services (subject to his ability to continue to provide the contemplated services), and (ii) an additional fee of $5,000 for each day in excess of 30 days per year that he renders services as described above. We also reimburse him for reasonable expenses that he incurs in providing these services for us.

     In addition, under the terms of the agreement, we provide him lifetime access to Company facilities and services comparable to those that were made available to him by the Company prior to his retirement. These include the use of an office and access to the secretarial services of an administrative assistant; access to financial planning services; and the use of a car and driver and of Company aircraft. Mr. Steere has chosen to personally pay for his financial planning services and voluntarily reimburses the Company for all personal use of Company-provided transportation.

     We paid Mr. Steere $50,000 in 2005 under the terms of this consulting agreement.

Legal Proceedings

     Beginning in late 2004, actions, including purported class and shareholder derivative actions, have been filed in various federal and state courts against Pfizer, all current Non-employee Directors, all Named Executive Officers listed in the Summary Compensation

Table, certain other current and former officers and employees and certain former Directors of Pfizer. These actions include: (i) purported class actions alleging that Pfizer and certain officers of Pfizer violated federal securities laws by misrepresenting the safety of certain arthritis medicines; (ii) purported shareholder derivative actions alleging that certain of Pfizer’s current and former officers and Directors breached fiduciary duties by causing Pfizer to misrepresent the safety of those arthritis medicines; and (iii) purported class actions filed by persons who claim to be participants in the Pfizer Savings Plan alleging that Pfizer and certain officers, Directors and employees of the Company violated certain provisions of the Employee Retirement Income Security Act of 1974 (ERISA) by selecting and maintaining Pfizer stock as an investment alternative when it allegedly no longer was a suitable or prudent investment option. In June 2005, the federal securities, fiduciary duty and ERISA actions were transferred for consolidated pre-trial proceedings to a Multi-District Litigation (In re Pfizer Inc. Securities, Derivative and “ERISA” Litigation MDL-1688) in the U.S. District Court for the Southern District of New York. Pursuant to the indemnification provision contained in our By-laws, the Company is paying the expenses (including attorneys’ fees) incurred by these current and former officers, Directors and employees in defending these actions. Each of these individuals has provided an undertaking to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified.

PROPOSALS REQUIRING YOUR VOTE

ITEM 1—Election of Directors

     Our Board of Directors currently has thirteen members. Each of these Board members is standing for re-election, to hold office until the next Annual Meeting of Shareholders. A plurality of votes cast is required for the election of Directors.

     However, under our Corporate Governance Principles, in an uncontested election, any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) is required to tender his or her resignation following certification of the shareholder vote.

     The Corporate Governance Committee shall promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board. The Board will act on the Corporate Governance Committee’s recommendation within 90 days following certification of the shareholder vote.

     Thereafter, the board will promptly disclose its decision-making process and decision regarding whether to accept the Director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the Securities and Exchange Commission.

     Any Director who tenders his or her resignation pursuant to this provision shall not participate in the Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer.

     However, if each member of the Corporate Governance Committee received a Majority Withheld Vote at the same election, then the independent Directors who did not receive a Majority Withheld Vote will appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them. However, if the only Directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer Directors, all Directors may participate in the action regarding whether to accept the resignation offers.

     Each nominee elected as a Director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement.

     We expect each nominee for election as a Director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of Directors serving on the Board.

     The principal occupation and certain other information about the nominees is set forth on the following pages.

     The Proxy Committee appointed by the Board of Directors intends to vote the proxy (if you are a shareholder of record) for the election of each of these nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees.

     The Board of Directors unanimously recommends a vote FOR the election of these nominees as Directors.

NOMINEES FOR DIRECTORS

Name and Age as of the April 27, 2006 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships

Michael S. Brown	65	Distinguished Chair in Biomedical Sciences from 1989 and
		Regental Professor from 1985 at the University of Texas
		Southwestern Medical Center at Dallas. Co-recipient of the Nobel
		Prize in Physiology or Medicine in 1985 and the National Medal
		of Science in 1988. Member of the National Academy of Sciences
		and the Institute of Medicine. Director of Regeneron
		Pharmaceuticals, Inc. Our Director since 1996. Chair of our
		Science and Technology Committee and member of our
		Corporate Governance Committee.

M. Anthony Burns	63	Chairman Emeritus since May 2002, Chairman of the Board from
		May 1985 to May 2002, Chief Executive Officer from January 1983
		to November 2000, and President from December 1979 to June
		1999 of Ryder System, Inc., a provider of transportation and
		logistics services. Director of The Black & Decker Corporation and
		J. C. Penney Company, Inc. Life Trustee of the University of Miami.
		Our Director since 1988. Member of our Audit Committee and our
		Executive Committee.

Robert N. Burt	68	Retired Chairman and Chief Executive Officer of FMC Corporation,
		a company that manufactures chemicals, and FMC Technologies,
		Inc., a company that manufactures machinery. Mr. Burt was
		Chairman of the Board of FMC Corporation from 1991 to
		December 2001, its Chief Executive Officer from 1991 to August
		2001 and a member of its Board of Directors from 1989 to April
		2002. Chairman of the Board of FMC Technologies, Inc., from June
		2001 to December 2001 and its Chief Executive Officer from June
		2001 to August 2001. Director of Phelps Dodge Corporation, Life
		Trustee of the Rehabilitation Institute of Chicago and Director of
		the Chicago Public Education Fund. Our Director since June 2000.
		Member of our Compensation Committee.

W. Don Cornwell	58	Chairman of the Board and Chief Executive Officer since 1988 of
		Granite Broadcasting Corporation, a group broadcasting
		company. Director of Avon Products, Inc. and CVS Corporation.
		(Mr. Cornwell has announced his intention to step down from the
		board of one public company before the end of 2006.) Also a
		Director of the Wallace Foundation and the Telecommunications
		Development Fund. Trustee of Big Brothers/Sisters of New York.
		Our Director since February 1997. Member of our Audit
		Committee.

NOMINEES FOR DIRECTORS

Name and Age as of the April 27, 2006 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships

William H. Gray III	64	Chairman of the Amani Group, a government affairs firm, since
		August 2004. Senior Advisor on Public Policy and Business
		Diversity at the law firm of Buchanan Ingersoll PC since June 2005.
		Pastor Emeritus of the Bright Hope Baptist Church in Philadelphia
		since June 2005. President and Chief Executive Officer of The
		College Fund/UNCF (Educational Assistance) from September 1991
		to March 2004. Mr. Gray served as a Congressman from the
		Second District of Pennsylvania from 1979 to 1991, and at various
		times during his tenure, served as Budget Committee Chair and
		House Majority Whip. Director of Dell Inc., J. P. Morgan Chase &
		Co., Prudential Financial, Inc. and Visteon Corporation. Our
		Director since June 2000. Member of our Corporate Governance
		Committee.

Constance J. Horner	64	Guest Scholar from 1993 until 2005 at The Brookings Institution,
		an organization devoted to nonpartisan research, education and
		publication in economics, government, foreign policy and the
		social sciences. Commissioner of the U.S. Commission on Civil
		Rights from 1993 to 1998. Served at the White House as Assistant
		to President George H. W. Bush and as Director of Presidential
		Personnel from August 1991 to January 1993. Deputy Secretary,
		U.S. Department of Health and Human Services from 1989 to
		1991. Director of the U.S. Office of Personnel Management from
		1985 to 1989. Director of Ingersoll-Rand Company Limited and
		Prudential Financial, Inc.; Fellow, National Academy of Public
		Administration; Trustee, Annie E. Casey Foundation; Member of
		the Board of Trustees of the Prudential Foundation. Our Director
		since 1993. Member of our Corporate Governance Committee and
		our Executive Committee.

William R. Howell	70	Chairman Emeritus of J. C. Penney Company, Inc., a major retailer,
		since 1997. Chairman of the Board and Chief Executive Officer of
		J. C. Penney Company, Inc. from 1983 to 1997. Director of
		American Electric Power Company, ExxonMobil Corporation,
		Halliburton Company and The Williams Companies, Inc. He is also
		a Director of Deutsche Bank Trust Corporation and Deutsche Bank
		Trust Company Americas, the non-public wholly owned
		subsidiaries of Deutsche Bank A.G. Our Director since June 2000.
		Chair of our Audit Committee.

NOMINEES FOR DIRECTORS

Name and Age as of the April 27, 2006 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships

Stanley O. Ikenberry	71	President Emeritus, Regent Professor, Department of Educational
		Organization and Leadership, University of Illinois, since
		September 2001. President, from November 1996 to June 2001, of
		the American Council on Education, an independent nonprofit
		association dedicated to ensuring high-quality education at
		colleges and universities throughout the United States. President,
		from 1979 through July 1995, of the University of Illinois. Director
		of Aquila, Inc. President, Board of Overseers of Teachers’
		Insurance & Annuity Association – College Retirement Equities
		Fund (TIAA-CREF). Our Director since 1982. Our Lead Independent
		Director since October 1, 2005. Member of our Compensation
		Committee, Science and Technology Committee and our Executive
		Committee.

George A. Lorch	64	Chairman Emeritus of Armstrong Holdings, Inc., a global company
		that manufactures flooring and ceiling materials, since August
		2000. Chairman and Chief Executive Officer of Armstrong
		Holdings, Inc. from May 2000 to August 2000, and its President
		and Chief Executive Officer from September 1993 to May 1994.
		Chairman of Armstrong World Industries, Inc. from May 1994 to
		May 2000, its President and Chief Executive Officer from
		September 1993 to May 2000, and a Director from 1988 to
		November 2000. Director of Autoliv, Inc. and The Williams
		Companies, Inc. He is also a Director of HSBC Finance Co. and
		HSBC North America Holding Company, the non-public, wholly
		owned subsidiaries of HSBC LLC. Our Director since June 2000.
		Member of our Compensation Committee.

Henry A. McKinnell	63	Chairman of our Board since May 2001. Our Chief Executive
		Officer since January 2001. Our President from May 1999 to May
		2001, and President, Pfizer Pharmaceuticals Group, the principal
		operating division of the Company, from January 1997 to April
		2001. Chief Operating Officer from May 1999 to December 2000
		and Executive Vice President from 1992 to 1999. Director of
		ExxonMobil Corporation and Moody’s Corporation. Chairman of
		the Business Roundtable. Trustee of the New York City Public
		Library and the New York City Police Foundation. Our Director
		since June 1997. Chair of our Board’s Executive Committee and a
		member of the Pfizer Executive Committee.

NOMINEES FOR DIRECTORS

Name and Age as of the April 27, 2006 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships

Dana G. Mead	70	Chairman of Massachusetts Institute of Technology Corporation
		since July 1, 2003. Chairman and Chief Executive Officer of
		Tenneco, Inc. from 1994 until his retirement in 1999. Chairman of
		two of the successor companies of the Tenneco conglomerate,
		Tenneco Automotive Inc. and Pactiv Corporation, global
		manufacturing companies with operations in automotive parts
		and packaging, from November 1999 to March 2000. Director of
		Zurich Financial Services. Chairman of the Board of the Ron Brown
		Award for Corporate Leadership and a Lifetime Trustee of the
		Association of Graduates, U.S. Military Academy, West Point.
		Former Chairman of the Business Roundtable and of the National
		Association of Manufacturers. Our Director since January 1998.
		Chair of our Compensation Committee and a member of our
		Science and Technology Committee.

Ruth J. Simmons	60	President of Brown University since July 1, 2001. President, from
		1995 to 2001, of Smith College. Vice Provost of Princeton
		University from 1992 to 1995. Director of The Goldman Sachs
		Group, Inc. and Texas Instruments Incorporated. Member of the
		National Academy of Arts and Sciences, the American
		Philosophical Society, the Council on Foreign Relations and the
		Secretary’s Advisory Committee on Leadership and Management
		of the U.S. Department of State. Member of the Board, Alliance
		for Lupus Research. Chair, Visiting Committee, Bennett College.
		Our Director since January 1997. Chair of our Corporate
		Governance Committee.

William C. Steere, Jr.	69	Chairman Emeritus of Pfizer Inc. since July 2001. Chairman of our
		Board from 1992 to April 2001 and our Chief Executive Officer
		from February 1991 to December 2000. Director of Dow Jones &
		Company, Inc., MetLife, Inc. and Health Management Associates,
		Inc. Director of the New York University Medical Center and the
		New York Botanical Garden. Member of the Board of Overseers of
		Memorial Sloan-Kettering Cancer Center. Our Director since 1987.

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Name and Age as of the
April 27, 2006 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships

Karen Katen	57	Our Vice Chairman and President – Pfizer Human Health, since
		March 2005. Executive Vice President and President of Pfizer
		Global Pharmaceuticals, the Company’s worldwide
		pharmaceutical organization, from April 2001 to March 2005.
		President of our U.S. Pharmaceuticals Group from June 1995 to
		July 2002. Senior Vice President of the Company from May 1999
		to April 2001. She is a Director of General Motors Corporation and
		Harris Corporation. Ms. Katen, a member of the Pfizer Executive
		Committee, joined us in 1974.

David L. Shedlarz	58	Our Vice Chairman since March 2005. Executive Vice President
		from May 1999 to March 2005 and our Chief Financial Officer
		from June 1995 to March 2005. Mr. Shedlarz was appointed a
		Senior Vice President in January 1997 with additional worldwide
		responsibility for our former Medical Technology Group. He is a
		Director of Pitney Bowes Inc., Trustee of the International
		Accounting Standards Committee Foundation and a member of
		the J. P. Morgan Chase & Co. National Advisory Board and the
		Standing Advisory Group of the Public Company Accounting
		Oversight Board. He also serves as Director of the Board of
		Overseers, Leonard N. Stern School of Business, New York
		University; as a Director of the National Multiple Sclerosis Society
		and as a Director of Junior Achievement of New York. Mr.
		Shedlarz, a member of the Pfizer Executive Committee, joined us
		in 1976.

Jeffrey B. Kindler	50	Our Vice Chairman and General Counsel since March 2005.
		Executive Vice President and General Counsel from April 2004 to
		March 2005, and Senior Vice President and General Counsel from
		January 2002 to April 2004. Prior to joining Pfizer, Mr. Kindler
		served as Chairman of Boston Market Corporation, a food service
		company owned by McDonald’s Corporation, from 2000 to 2001,
		and President of Partner Brands, also owned by McDonald’s,
		during 2001. He was Executive Vice President, Corporate Relations
		and General Counsel of McDonald’s Corporation from 1997 to
		2001, and from 1996 to 1997 served as that company’s Senior Vice
		President and General Counsel. Mr. Kindler is a member of the
		Pfizer Executive Committee.

John L. LaMattina	56	Our Senior Vice President; President, Pfizer Global Research and
		Development since October 2003. Dr. LaMattina has held various
		positions of increasing responsibility in research and
		development. He was elected Vice President of Pfizer Inc.;
		Executive Vice President – Pfizer Global Research and
		Development; President – Worldwide Research and Technology
		Alliances in May 2002. He was elected Vice President of Pfizer Inc.;
		Executive Vice President – Pfizer Global Research and
		Development; President – Worldwide Research in April 2001. He
		was elected Senior Vice President of Worldwide Development in
		1999. He is a Director of Thermo Electron Corporation. Dr.
		LaMattina, a member of the Pfizer Human Health Leadership
		Team, joined us in 1977.

ITEM 2—Ratification of Independent Registered Public Accounting Firm

     The Board of Directors, upon the recommendation of its Audit Committee, has ratified the selection of KPMG LLP to serve as our independent registered public accounting firm for 2006, subject to ratification by our shareholders.

     Representatives of KPMG LLP will be present at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

     We are asking our shareholders to ratify the selection of KPMG LLP as our independent registered public accounting firm. Although ratification is not required by our By-laws or otherwise, the Board is submitting the selection of KPMG LLP to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the selection, it will be considered as a direction to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

     Your Board of Directors unanimously recommends a vote FOR the ratification of KPMG LLP as our independent registered public accounting firm for 2006.

Audit and Non-Audit Fees

     The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2005, and December 31, 2004, and fees billed for other services rendered by KPMG LLP during those periods.

	2005	2004

Audit fees:[1]	$23,328,000	$25,493,000

Audit-related
fees:[2]	1,005,000	2,827,000

Tax fees:[3]	5,952,000	10,950,000

All other fees:[4]	0	0

Total	$30,285,000	$39,270,000

(1)	Audit fees were principally for audit work performed on the consolidated financial statements and internal control over financial reporting, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits.

(2)	Audit-related fees were principally for the audits of employee benefit plans in 2005. In 2004 these fees were principally for documentation assistance procedures to meet the requirements of the Sarbanes-Oxley Act of 2002 and also included fees for the audits of employee benefit plans.

(3)	Tax fees were for services related to tax compliance, reporting and assistance with matters related to the merging of various Pharmacia corporate entities with Pfizer in 2005 and 2004.

(4)	The Company generally does not engage KPMG LLP for “other” services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

     Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

     Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

1.	Audit services include audit work performed on the financial statements and internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2.	Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.	Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax-related activities, primarily in the area of corporate development; supporting other tax-related regulatory requirements; and tax compliance and reporting.

4.	All Other services are those services not captured in the audit, audit-related or tax categories. The Company generally does not request such services from the independent registered public accounting firm.

     Prior to engagement, the Audit Committee pre-approves independent public accounting firm services within each category and the fees for each category are budgeted. The Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

     The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Audit Committee Report

     The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

     In this context, the Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of the Company’s results and the assessment of the Company’s internal control over financial reporting. The Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     In addition, the Committee reviewed and discussed with the independent registered public accounting firm the auditor’s independence from the Company and its management. As part of that review, the Committee received the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and by all relevant professional and regulatory standards relating to KPMG’s independence from the Company. The Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

     The Committee reviewed and discussed Company policies with respect to risk assessment and risk management.

     The Committee discussed with the Company’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Committee has selected, and the Board of Directors has ratified, subject to shareholder ratification, the selection of the Company’s independent registered public accounting firm.

The Audit Committee:

     Mr. Howell (Chair)
     Mr. Cornwell
     Mr. Burns

     The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

ITEM 3—Management Proposal to Amend the Company’s Restated
Certificate of Incorporation to Eliminate the Supermajority
Vote Requirements and Fair Price Provision

     The Board of Directors has considered carefully the advantages and disadvantages of the supermajority vote requirements and the “fair price” provision (explained below) in our Restated Certificate of Incorporation. After this review, the Board of Directors determined that it is appropriate to propose an amendment to the Restated Certificate of Incorporation that would eliminate these provisions. This determination by the Board furthers its goal of increasing its accountability to Shareholders.

     Some supermajority vote provisions, such as the “fair price” provision in the Restated Certificate of Incorporation, are intended to encourage a person making an unsolicited bid for a company to negotiate with the Board of Directors to reach terms that are fair and in the best interests of Shareholders. Other provisions, such as those in our Restated Certificate of Incorporation that require a supermajority vote to amend certain provisions of the Restated Certificate of Incorporation, can be viewed as facilitating corporate governance stability by requiring broad stockholder consensus to effect changes. However, many investors and others view these provisions as inconsistent with principles of good corporate governance. Although these measures can be beneficial, the Board recognizes that the requirement of a supermajority vote can limit the ability of a majority of the Shareholders at any particular time to effect change by essentially providing a veto to a large minority shareholder or group of shareholders. In addition, a lower threshold for shareholder votes can increase shareholders’ ability to participate effectively in corporate governance.

     To effect these changes, our Board of Directors is recommending that the Shareholders approve certain amendments to Article Seventh, and the deletion of Article Eighth, of Pfizer’s Restated Certificate of Incorporation. These provisions and the proposed amendments are described below.

Supermajority Vote Requirements

     Article SEVENTH of our Restated Certificate of Incorporation requires the affirmative vote of at least 80% of our outstanding voting stock to amend, alter or repeal certain provisions of our Restated Certificate of Incorporation. The proposed amendments would remove the 80% supermajority vote requirement currently in place to approve, alter, amend or repeal the provisions of the Restated Certificate of Incorporation relating to:

  The authorized number of directors of the Corporation;

  The authority of a majority of the Board of Directors to fill newly created directorships resulting from increases in the authorized number of directors or vacancies in the Board of Directors;

  The number of directors necessary to constitute a quorum;

  The power of the Board of Directors to adopt, amend or repeal the By-laws of the Corporation;

  The role of the Board of Directors to direct management of the Company;

  The ability of shareholders to amend or repeal any of the foregoing provisions; and

  The limitation of directors’ liability under Delaware law.

     If such amendment is approved by the Shareholders, the principal effect will be that those provisions may be amended, altered or repealed upon approval of the Board of Directors and the vote of the holders of a majority of Pfizer’s outstanding stock entitled to vote on such amendment.

Fair Price Provision

     Article EIGHTH of our Restated Certificate of Incorporation, which is sometimes referred to as a “fair price” provision, requires the affirmative vote of the holders of at least 80% of the outstanding voting stock to approve certain transactions involving any person or group that beneficially owns at least 10% of our outstanding voting stock (a “Related Person”). Under the proposed amendments, this Article would be deleted in its entirety. The current supermajority requirements of Article EIGHTH apply to the following transactions between a Related Person and Pfizer:

  A merger or consolidation;

  A sale, lease, exchange or other disposition of all or any substantial part of Pfizer’s assets or any of its majority owned subsidiaries;

  Certain issuances to a Related Person of our stock or securities convertible into or exchangeable for our stock or stock of one of our majority-owned subsidiaries; or

  A voluntary dissolution or liquidation.

     This voting requirement does not apply to (a) transactions approved by the Board of Directors and the majority of the Continuing Directors (directors who were directors prior to the time the Related Person became a Related Person, and directors recommended for election by such directors) and (b) in the case of any action or transaction pursuant to which shareholders will receive cash, property, securities or other consideration, the cash or market value of the property, securities or other consideration to be received by the shareholders is deemed to be “fair” (the cash or market value must be not less than the higher of (x) the highest price per share paid by the Related Person in acquiring any of its holdings of Pfizer stock, or (y) the highest closing sale price on any day either since the Related Person acquired its first share of capital stock of Pfizer which it continues to own or control or during the five years preceding the date of consideration of the action or transaction by the Pfizer’s Board of Directors, whichever period is shorter). ARTICLE EIGHTH also includes: restrictions on certain other actions by Related Persons; certain technical provisions; and a requirement that Article EIGHTH can only be amended, altered or repealed with the affirmative vote of the holders of at least 80% of all of the then outstanding shares of voting stock, voting together as a single class.

     The repeal of Article EIGHTH will have two principal effects on stockholder voting: First, those transactions covered by Article EIGHTH that would otherwise require a stockholder vote under the Delaware General Corporation Law would require the vote of the holders of a majority of our outstanding stock, rather than an 80% supermajority vote. Second, since the supermajority vote requirement will no longer apply, the Board of Directors will be able to effect, without obtaining stockholder approval, those transactions covered by Article EIGHTH that do not otherwise require stockholder approval under Delaware law.

     Pfizer will continue to be subject to Section 203 of the Delaware General Corporation Law without regard to whether the proposed amendments are approved. Section 203 provides, in general, that a transaction constituting a “business combination” within the meaning of Section 203 involving a person owning 15% or more of our voting stock (referred to as an “interested stockholder”), cannot be completed for a period of three years after the date the person became an interested stockholder unless (1) the Board of Directors approved either the business combination or the transaction that resulted in the person becoming an interested stockholder prior to such business combination or transaction, (2) upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owned at least 85% of our outstanding voting stock (excluding shares owned by persons who are directors and also officers of Pfizer and shares owned by certain Pfizer employee benefit plans), or (3) the business combination was approved by the Board of Directors and by the affirmative vote of at least 66 2 / 3 % of our outstanding voting stock not owned by the interested stockholder.

     The Board of Directors has adopted resolutions approving and declaring the advisability of amendments to our Restated Certificate of Incorporation to eliminate these supermajority vote requirements and the “fair price” provision. The proposed amendments to the Restated Certificate of Incorporation are set forth in Annex 7, with deletions indicated by strikeout and additions indicated by underline.

     The affirmative vote of at least 80% of all outstanding shares of Common Stock is required for approval of this proposal. An abstention on this proposal is not an affirmative vote and therefore will have the same effect as a vote against this proposal. Therefore, it is important that you vote your shares either in person at the Meeting or by proxy.

     The Board of Directors unanimously recommends a vote FOR the proposal to amend the Restated Certificate of Incorporation to eliminate all supermajority vote requirements and the “fair price” provision.

SHAREHOLDER PROPOSALS

     We expect the following proposals (Items 4 through 10 on the proxy card) to be presented by shareholders at the Annual Meeting. Some of the proposals contain assertions about Pfizer that we believe are incorrect. We have not attempted to refute all these inaccuracies. However, the Board of Directors has recommended a vote against these proposals for broader policy reasons as set forth following each proposal. Names, addresses and share holdings of the various shareholder proponents and, where applicable, of co-filers, will be supplied upon request.

ITEM 4—Shareholder Proposal Relating to Term Limits for Directors

Resolved: “That the stockholders of Pfizer recommend that the Board take the necessary steps so that future outside directors shall not serve for more than six years.”

Reasons: “The President of the U.S.A. has a term limit, so do Governors of many states.”

“Newer directors may bring in fresh outlooks and different approaches with benefits to all shareholders.”

“No director should be able to feel that his or her directorship is until retirement.”

“Last year the owners of 369,835,214 shares, representing approximately 7.9% of shares voting, voted for this proposal.”

“If you AGREE, please mark your proxy FOR this resolution.”

YOUR COMPANY’S RESPONSE

     We believe that arbitrary six-year terms for members of Pfizer’s Board of Directors is not in the best interests of the Company and its shareholders. The process that brings a new medicine from initial discovery to approval for patients is among the most complex, lengthy and investment-intensive research processes in industry. Setting an arbitrary limit on the terms of Directors could result in the premature departure of Directors who have acquired extensive knowledge of our industry and Company. Rather than deprive the Company and the Board of the service of highly valued Directors by imposing fixed-term limits, our Board follows practices designed to ensure that directors are well qualified and well evaluated in their performance. In addition, every member of the Board of Directors stands for election by the shareholders every year. Below are our practices for Director Qualification and election, as stated in our Restated Certificate of Incorporation and in our Corporate Governance Principles.

Annual Election of Directors

     All Directors are elected on an annual basis, following a formal nomination by the Corporate Governance Committee of the Board. This Committee, which is comprised solely of independent directors, annually considers the merits of all candidates and their individual contributions to the Board prior to making these nominations.

Majority Voting

     In June 2005, the Board adopted an innovative amendment to the Company’s Corporate Governance Principles that requires any Director receiving a greater number of “Withheld” votes than “For” votes to tender his or her resignation to the Corporate Governance Committee. A full description of the policy on Voting for Directors is found in this Proxy Statement under the caption “Election of Directors” and in our Corporate Governance Principles under “Voting for Directors.”

Annual Board Self Evaluation

     The Board prepares an annual self-evaluation, and this process is also an important factor in determining continuing service.

Change in Director Occupation

     When a Director’s principal occupation or business association changes substantially during his or her tenure as a Director, that Director must tender his or her resignation for consideration by the Corporate Governance Committee, which recommends to the full Board the action, if any, to be taken with respect to the resignation.

Mandatory Retirement Age

     Directors are required to retire from the Board when they reach the age of 72.

Director Qualification Standards

     As outlined in this Proxy Statement, our Board of Directors has adopted a formal set of categorical Director Qualification Standards with respect to the determination of director independence, which either meet or exceed the standards set by the New York Stock Exchange. These standards must be met by all Directors not only at the time of initial election to the Board, but in each year of a Director’s service.

     We believe that the principles and practices currently in place provide the means to ensure the continuity of independent oversight by the Pfizer Board, and that requiring term limits could weaken the Board and undermine our system of corporate governance.

     Your Board of Directors unanimously recommends a vote AGAINST this proposal.

ITEM 5—Shareholder Proposal Requesting Reporting on
Pharmaceutical Price Restraint

     Shareholders request the Board of Directors report by September 2006 on measures Pfizer is taking to contain the price increases of its most-prescribed drugs to levels equal to or below the annual rate of inflation.

SUPPORTING STATEMENT:

     Enacting this proposal will align our company with its previously stated practice on prescription drug price increases.

     Access to pharmaceutical products is essential for adequate health care for all Americans; we believe that restraining price increases is an effective way to expand access to pharmaceutical products.

     In 2002, Pfizer stated: “Over the past decade, after accounting for discounts to federal government buyers and Medicaid, Pfizer’s annual price increase in the United States has averaged less than the annual rate of inflation as measured by the Consumer Price Index.” (“Improving Access to Innovative Medicines”, Pfizer Forum, 2002).

     2004 saw the largest average annual price increases in four years, with Pfizer’s increases ranging from 2.9% (Lipitor 20 mg and 40 mg) to Norvasc (7.1%) . (AARP Public Policy Institute, April 2005).

     In 2003, more than 14 million American adults with chronic conditions could not afford all of their prescriptions. As medical needs for prescription drugs increase, the proportion of working-age Americans, especially those with chronic conditions, going without prescription drugs because of cost concerns will likely grow. (Center for Studying Health System Change Issue Briefing 95, May 2005);

     In a survey, one-fifth of all women said they hadn’t bought at least one prescribed drug because they felt they couldn’t afford it. (Kaiser Family Foundation July 2005)

     Spending in the U.S. for prescription drugs rose by 400% since 1990, with price increases for existing drugs accounting for 25% of the increase. (Kaiser Family Foundation, Prescription Drug Trends, October 2004).

     We believe our proposal can be implemented with minimal disruption of research and development. As The Economist noted: “There is a fallacy that the price of a drug is somehow related to the cost of R&D. One will often hear arguments made by industry to justify high prices. The reality is that the price of a drug on the market has absolutely no relation to how much it cost to produce it. Drugs are priced in a way...that is essentially what the market will bear.”(“Prescription for Change,” The Economist, June 16, 2005)

     Rapidly rising drug costs reduce the impact of drug discount programs and prescription drug benefits. The LA Times reported that industry discount programs are “not easy to work with” and some health care providers “have had to hire full-time staff members who do nothing but help patients with their applications.” (“Free drugs for poor may be hard to get”, Los Angeles Times, May 15, 2005).

     Our company offers a discount drug program for the uninsured, Pfizer Pfriends. While such programs are welcome, moderating price increases could be a more efficient and effective way to increase access to medicines, with minimal impacts of profits and research.

     If you agree, please vote in favor of this proposal.

YOUR COMPANY’S RESPONSE

     Pfizer is deeply concerned about Americans who do not have adequate access to healthcare, including their medicines. We have demonstrated a commitment to meaningful and sustainable programs that provide greater access to our medicines. In 2005, we provided more than $1 billion in free and low cost medicines to patients in the United States.

     We are committed to maintaining our effort to assure that our medicines are available to those who need them. This commitment extends to new cancer medicines, such as Sutent, as well as HIV medicines either marketed or in development.

     In our view, part of Pfizer’s commitment to access in the United States has been a history of moderate pricing. Over the past decade, we have typically introduced our new medicines at prices lower than those of competing products and have typically raised prices less than have the makers of other products.

Over 30 years of providing access to Pfizer medicines

     Pfizer has over a 30-year history in providing access to medicines for those without prescription coverage. These programs provide access to many Pfizer medicines, including new medicines and those most widely prescribed. Through a single toll free number (866 706 2400) live operators guide patients to programs best suited to their needs, including both Pfizer-sponsored and public assistance programs, based on their income and medical needs. Anyone interested in knowing more about these programs and how they are helping people today can visit www.PfizerHelpfulAnswers.com.

Pfizer Helpful Answers

     In July 2004, we launched Pfizer Helpful Answers to help expand access to Pfizer prescription medicines. Pfizer Helpful Answers is a family of programs to help people without prescription coverage save on many Pfizer medicines; regardless of age or income. Some people may qualify to get their Pfizer medicines for free depending on their income.

Together Rx Access

     Additionally, Pfizer participates in Together Rx Access (www.togetherrxaccess.com), a program where 10 pharmaceutical companies offer savings on over 275 medicines to Americans without prescription coverage and not eligible for Medicare.

Partnership for Prescription Assistance

     Pfizer also participates in the Partnership for Prescription Assistance, which is an industry program that offers a single point of access to more than 475 patient assistance programs, including 180 programs offered by pharmaceutical companies, such as Pfizer Helpful Answers.

International Initiatives

      Internationally, we are combating HIV/AIDS and trachoma in developing countries through donating medicines, training health care providers, funding public health initiatives and building medical infrastructure. We are very proud of our efforts in all parts of the world and are convinced that we are doing a great deal of good for people everywhere by keeping people healthy and helping them avoid the often very painful and costly consequences of illness.

Medicare Prescription Drug Benefit

     In addition to the steps we have taken, the implementation of the Medicare prescription drug benefit will help millions of America’s seniors afford the medicines they need. We have worked hard to assure that access to our products is as wide as possible under this program and when it is fully implemented, we expect millions of Americans to have improved access to our products.

Pressing for More Affordable Co-Pays

     Unfortunately, Pfizer cannot control the co-pays that insurers charge for our medicines. Patients who are insured have faced significant increases in their co-pays, well beyond the underlying wholesale price increase of pharmaceuticals. For example, from 2001 to 2005, our compound annual average net price increase was 3.3 percent. This compares with compound annual co-payment increases of 11.1 and 15.5 percent charged by insurers for preferred and nonpreferred drugs, respectively. (Source: 2005 Employer Health Benefits Survey, an annual publication by the Kaiser Family Foundation and Health Research and Educational Trust, available at http://www.kff.org/insurance/7148/index.cfm). In our opinion, keeping co-pays affordable is critical to better health at more manageable costs for payers, as good preventive and disease management care can limit the costly complications that truly drive up our health care costs as a society.

     Pfizer is committed to doing our part to respond to public need today, but we also care about patients who are still waiting for new treatments. Prices that adequately reflect the value of our products provide us with the best opportunity to invest in the research and other operations needed to discover, develop and manufacture treatments for people with untreated medical conditions. In our opinion, we help more people in more effective ways by setting prices based on the real value of our medicines, and then working hard to help those who genuinely need assistance, than by adopting the mostly symbolic policy advocated by this proposal.

     In light of our commitment to access, our long-standing record of responsible pricing, and our responsibility to maintain shareholder value, we believe the resolution as set forth by the proponents is unnecessary and not in the best interest of our Company, our patients, and our investors.

     Your Board of Directors unanimously recommends a vote AGAINST this proposal.

ITEM 6—Shareholder Proposal Relating to Cumulative Voting

     RESOLVED: Cumulative Voting. Shareholders recommend that our Board adopt cumulative voting as a bylaw or long-term policy. Cumulative voting means that each shareholder may cast as many votes as equal to number of shares held, multiplied by the number of directors to be elected. A shareholder may cast all such cumulated votes for a single candidate or split votes between multiple candidates, as that shareholder sees fit. Under cumulative voting shareholders can withhold votes from certain nominees in order to cast multiple votes for others.

     Cumulative voting won impressive yes-votes of 54% at Aetna and 56% at Alaska Air in 2005. Cumulative voting also won an all-time record support for any GM shareholder proposal topic at the 2005 GM annual meeting—more than 49% of the yes and no votes.

     I believe Cumulative voting will improve our corporate governance and increase the possibility of electing at least one director with a specialized expertise needed at our company from time to time.

     Cumulative voting allows a significant group of shareholders to elect a director or directors of its choice — safeguarding minority shareholder interests and bringing independent perspectives to Board decisions.

     Cumulative Voting Yes on 6.

YOUR COMPANY’S RESPONSE

     The Board opposes this proposal because we do not believe cumulative voting is in the best interests of the Company and its shareholders for the following reasons:

  Cumulative voting could impair the effective functioning of the Board by electing a director obligated to represent the special interest of a small group of shareholders rather than all of the Company’s shareholders.

  Cumulative voting also allows shareholders a voice in director elections that is disproportionate to their economic investment in the Company.
  The Board does not believe that any minority of shareholders should be advantaged or disadvantaged compared with all other shareholders.

  In addition, the Board believes that cumulative voting is unnecessary because the Company has a longstanding reputation for being highly responsive to shareholder concerns:
For Example:
  The Company has been in the forefront of corporate governance best practices for over two decades.

  In June 2005, the Board adopted an innovative amendment to the Company’s Corporate Governance Principles that requires any director receiving a greater number of “WITHHELD” votes than “FOR” votes to tender his or her resignation to the Corporate Governance Committee.

  In 2003, the shareholders approved a proposal by management to declassify the Board of Directors. All Company directors are now elected at each annual meeting.

  Eleven of the Company’s 13 directors are independent, as defined in the Company’s Corporate Governance Principles, which definition of independence not only meets but exceeds the listing standards of the New York Stock Exchange.

  The Corporate Governance Committee of the Board, which serves as the nominating committee, is comprised solely of independent directors.

  Every director has received FOR votes of at least 95% for at least the past five years.

  The Board has never ignored a proposal from a shareholder that received a majority of votes cast.

     This proposal would alter the current process by which each director is elected by the vote of all shareholders. The proposal could permit shareholders representing a relatively small minority of all shares to elect a director. Since each director oversees the management of the Company for the benefit of ALL shareholders, the Board believes that changing the current voting procedure would not be in the best interest of all shareholders.

     Your Board of Directors unanimously recommends a vote AGAINST this proposal.

ITEM 7—Shareholder Proposal Requesting Separation of
Roles of Chairman and CEO

     RESOLVED: The shareholders of Pfizer request the Board of Directors establish a policy of, whenever possible, separating the roles of Chairman and Chief Executive Officer, so that an independent director who has not served as an executive officer of the Company serves as Chair of the Board of Directors.

     This proposal shall not apply to the extent that complying would necessarily breach any contractual obligations in effect at the time of the 2006 shareholder meeting.

SUPPORTING STATEMENT:

     We believe in the principle of the separation of the roles of Chairman and Chief Executive Officer. This is a basic element of sound corporate governance practice.

     We believe an independent Board Chair—separated from the CEO—is the preferable form of corporate governance. The primary purpose of the Board of Directors is to protect shareholder’s interests by providing independent oversight of management and the CEO. The Board gives strategic direction and guidance to our Company.

     The Board will likely accomplish both roles more effectively by separating the roles of Chair and CEO. An independent Chair will enhance investor confidence in our Company and strengthen the integrity of the Board of Directors.

     A number of respected institutions recommend such separation. CalPER’s Corporate Core Principles and Guidelines state: “the independence of a majority of the Board is not enough” and that “the leadership of the board must embrace independence, and it must ultimately change the way in which directors interact with management.”

     An independent Board structure will also help the Board address complex issues facing our company, including the increasing criticism of our company’s business model. Those criticisms include skepticism of our marketing practices, increased demands for disclosure of trial data, and concerns about the rate of innovation in the industry. All of these issues may impact our company’s long-term value.

     Independent board leadership will also help the board address reputation issues facing our company. Recent surveys found 70% of respondents “say drug companies put profits ahead of people.” Fully one half “say they have an unfavorable view of drug companies,” according to the study, which was completed by the Kaiser Family Foundation in February of 2005. As the largest drug company (by total revenue and market capitalization, as of the date this resolution was filed) in the world, Pfizer may be materially impacted by these perceptions.

     We believe an independent Chair and vigorous Board will be better able to forge solutions to these challenges.

     A similar resolution voted on in 2005 was supported by 41 percent of shareholders.

     In order to ensure that our Board can provide the proper strategic direction for our Company with independence and accountability, we urge a vote FOR this resolution.

YOUR COMPANY’S RESPONSE

     Your Board fully recognizes that independence from management is an important component of an effective board and believes that it has discharged this responsibility well to date.

     Your Board is composed of a majority of independent board members with the autonomy to act independently from management when making decisions that will benefit the Company and long-term shareowners.

     We take seriously our commitment to the highest standards of corporate governance, including independent leadership, and we base our policies and practices on the principles of transparency, accountability and integrity.

Corporate Governance Principles

     The Board’s Corporate Governance Principles, instituted over a decade ago and evaluated annually, support the autonomy of our oversight and preserve the integrity of our function as shareholder representatives. These Principles are designed to ensure independence and thought leadership whether or not the Chairman and Chief Executive Officer roles are separated.

Lead Independent Director

     In September 2005, the Board elected a Lead Independent Director, with clearly defined leadership authority and responsibilities. The role of the Lead Independent Director is to:

  Preside at executive sessions of independent directors

  Call meetings of independent directors

  Serve as principal liaison on board-wide issues between the independent directors and the Chairman

  Approve the quality, quantity and timeliness of information sent to the Board, as well as approving meeting agenda items

  Approve meeting schedules to assure that there is sufficient time for discussion of all agenda items

  Recommend to the Chairman the retention of outside advisors and consultants who report directly to the Board of Directors on board-wide issues

  Upon request, ensure availability, when appropriate, for consultation and direct communication with shareholders

Independent Board Committees

     Except for the Executive Committee, all of the committees are composed entirely of independent directors.

Corporate Governance Website

     In furtherance of your Board’s commitment to transparency and accountability, our governance structure has been available on our Website long before recent regulatory mandates, and includes our Corporate Governance Principles, Committee Charters, Director Qualification Standards, Board member backgrounds and contact information for directors.

     As indicated above, the governance profile of the Company is sufficient to ensure Board independence and accountability. The Board believes it is in the best interests of the Company and its shareholders to retain flexibility to exercise its collective judgment to determine who should serve as Chairman, given the circumstances at any particular point in time.

     Your Board of Directors unanimously recommends a vote AGAINST this proposal.

ITEM 8—Shareholder Proposal Requesting a Report on Political Contributions

     RESOLVED: That the shareholders of Pfizer (“Pfizer” or “the Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1.	Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2.	Monetary and non-monetary political contributions and expenditures not deductible under section 162 (e)(1)(B) of the Internal Revenue Code, including but not limited to contributions to or expenditures on behalf of political candidates, political p arties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code and any portion of any dues or similar payments made to any tax exempt organization that is used for an expenditure or contribution if made directly by the corporation would not be deductible under section 162 (e)(1)(B) of the Internal Revenue Code. The report shall include the following:

	a.	An accounting of the Company’s funds that are used for political contributions or expenditures as described above;

	b.	Identification of the person or persons in the Company who participated in making the decisions to make the political contribution or expenditure; and,

	c.	The internal guidelines or policies, if any, governing the Company’s political contributions and expenditures.

This report shall be presented to the board of directors’ audit committee or other relevant oversight committee, and posted on the Company’s Website to reduce costs to shareholders.

SUPPORTING STATEMENT

     As long-term shareholders of Pfizer, we support policies that apply transparency and accountability to corporate spending on political activities. Such disclosure is consistent with public policy and in the best interest of the Company’s shareholders.

     Company executives exercise wide discretion over the use of corporate resources for political activities. These decisions involve political contributions with corporate funds, called “soft money.” They also involve payments to trade associations and other tax-exempt groups used for political activities that media accounts call the “new soft money.” Most of these expenditures are not publicly disclosed. In 2003-04, the last fully reported election cycle; our Company contributed at least $1,052,681 in soft money contributions. (Center for Public Integrity, Silent Partners: http://www.publicintegrity.org/527/db.aspx?act =main). However, its payments to trade associations used for political activities are undisclosed and unknown. Our proposal asks the Company to disclose its political contributions and payments to tax-exempt organizations including trade associations.

     The Bi-Partisan Campaign Reform Act of 2002 allows companies to contribute to independent political committees, also known as 527s, and to give to tax-exempt organizations that make political expenditures and contributions.

     Absent a system of accountability, corporate executives will be free to use company assets for political objectives that are not shared by and may be inimical to the interests of the Company and its shareholders. Relying on publicly available data does not provide a complete picture of the Company’s political expenditures. The Company’s Board and its shareholders need complete disclosure to be able to fully evaluate the political use of corporate assets. Thus, we urge your support FOR this critical governance reform.

YOUR COMPANY’S RESPONSE

Pfizer Must be Actively Involved in the Political Process.

     Pfizer’s involvement in the political process is essential. The pharmaceutical business is one of the most highly regulated industries in our country. Pfizer is directly impacted by federal tax, trade, environmental and health policies, including the enactment of a Medicare prescription drug benefit. Additionally, state governments are extremely active in proposing further regulations on the pharmaceutical industry, including access restrictions and price controls. As a major participant in this highly regulated business environment, Pfizer must be actively involved in the political process. Indeed, it is vital that we engage legally in appropriate activities to help elect policy makers who support innovation and access in health care.

Pfizer complies with all Federal, State and Local Laws regarding Reporting of Political Contributions.

     Pfizer complies fully with all Federal, state and local laws and reporting requirements governing Political Action Committees (PAC) and corporate political contributions. Any contributions of the types described by the proponent are fully disclosed by the Company or by the recipient of the contribution, or by both the Company and recipient, in publicly available filings as required by applicable federal and state laws.

Pfizer’s Corporate Reporting Procedure

     Pfizer also has a specific Corporate Procedure that requires all PAC and corporate political contributions to be compiled and published semi-annually in a report that is made available on the Company’s Website at www.pfizer.com under the “Who We Are—For Investors” in the Corporate Governance section. The semi-annual reports are presented to the Pfizer Board of Directors prior to release.

Trade Associations and Contributions

     With respect to trade associations, Pfizer generally does not earmark payments for political purposes. In those isolated instances in which it does, Pfizer discloses those payments as political contributions, as the Policy requires. Thus, all payments that Pfizer makes to trade associations specifically for political purposes are reported under the Policy.

Steering Committee Oversight

     With respect to political contribution governance, Pfizer has a Steering Committee comprised of eight colleagues that review and approve all PAC and corporate political contributions on a monthly basis. To ensure adequate representation, Steering Committee members represent different divisions within the Pfizer organization. In addition, all Federal PAC contribution requests are shared with the Pfizer Political Contributions Policy Committee for review and approval. Representatives serving on the Political Contributions Policy Committee include the General Counsel, Pfizer PAC Treasurer, head of Government Relations, and several others.

     Pfizer also has a long-standing policy forbidding the use of corporate contributions in Federal elections, and the Company expects all colleagues to comply with the Federal Election Campaign Act (FECA), the Bipartisan Campaign Reform Act (BCRA) and Pfizer Corporate Policy regarding U.S. Election Contributions. Pfizer colleagues are prohibited from using corporate resources, including corporate funds or in-kind items or services, to support or oppose a Federal election. In state and local jurisdictions that permit corporate contributions, colleagues must seek review and approval from the Legal Division prior to committing corporate funds or resources to a state or local candidate, political party or political committee.

     Pfizer has been recognized as a leader in disclosure with respect to its political contributions. In 2004, representatives of the Nathan Cummings Foundation stated that in their opinion, Pfizer’s report on political contributions represented the standard of disclosure to which other companies should aspire.

     We believe that the Company’s current policies and practices as well as federal and state reporting requirements are sufficient to advance the Company’s interest and provide public disclosure. Adopting a policy as set forth in the proposal would create an unnecessary expense and would therefore not be a productive use of the Company’s funds.

     Your Board of Directors unanimously recommends a vote AGAINST this proposal.

ITEM 9—Shareholder Proposal Requesting a Report on the Feasibility of
Amending Pfizer’s Corporate Policy on Laboratory Animal Care and Use

     WHEREAS: the Company conducts tests on animals as part of its product research and development; and

     WHEREAS: the Company also retains independent laboratories to conduct tests on animals as part of product research and development; and

     WHEREAS: abuses in independent laboratories have recently been revealed and disclosed by the media; and

     WHEREAS: the Company has a Laboratory Animal Care and Use policy posted on its Website as part of its commitment to Corporate Responsibility;

     NOW THEREFORE, BE IT RESOLVED: that the shareholders request that the Board issue a report to shareholders on the feasibility of amending the Company’s Laboratory Animal Care and Use policy to ensure (a) that it extends to all contract laboratories and that it is reviewed with such outside laboratories on a regular basis, and (b) superior standards of care for animals who continue to be used for these purposes, both by the Company itself and by all independently retained laboratories, including provisions to ensure that animals’ psychological, social and behavioral needs are met. Further, the shareholders request that the Board issue an annual report to shareholders on the extent to which in-house and contract laboratories are adhering to this policy, including the implementation of the psychological enrichment measures.

SUPPORTING STATEMENT

     A number of pharmaceutical companies have adopted and prominently published animal welfare policies on their Websites relating to the care of animals used in product research and development. The Company has a published policy committed to approaching “all research involving animals with the highest level of humane concern ...”l

     However, the recent disclosure of atrocities recorded at Covance, Inc. has made the need for a formalized, publicly available animal welfare policy that extends to all outside contractors all the more relevant, indeed urgent. Filmed footage showed primates being subjected to such gross physical abuses and psychological torments that Covance sued to stop PETA Europe from publicizing it. The Honorable Judge Peter Langan, in the United Kingdom, who denied Covance’s petition, stated in his decision that the video was “highly disturbing” and that just two aspects of it, namely the “rough manner in which animals are handled and the bleakness of the surroundings in which they are kept ... even to a viewer with no particular interest in animal welfare, at least cry out for explanation.”2

     Shareholders cannot monitor what goes on behind the closed doors of the animal testing laboratories, so the Company must. Accordingly, we urge the Board to commit to ensuring that basic animal welfare measures are an integral part of our Company’s corporate stewardship.

     We urge shareholders to support this Resolution.

1	http://www.pfizer.com/pfizer/are/about_public /mn_about_ laboratory_use.jsp
2	The case captioned Covance Laboratories Limited v. PETA Europe Limited was filed in the High Court of Justice, Chancery Division, Leeds District Registry, Claim No. 5C-00295. In addition to ruling in PETA’s favor, the Court ordered Covance to pay PETA £50,000 in costs and fees.

YOUR COMPANY’S RESPONSE

     Pfizer is a global research-based pharmaceutical company dedicated to finding cures for human AND animal disease and improving their quality of life. We are committed to expanding the application and accuracy of alternative methods, but in the course of discovering new cures, it is necessary to conduct some research in animals. There are many questions in research and safety assessment that only studies in whole animals can answer. In addition, a number of studies are also required by regulatory authorities for approval of our medicines for human use.

     Our Company has long recognized that ensuring the health and well-being of our research animals is not only an ethical imperative but also fundamental to good scientific outcomes in the discovery and development of important new medicines.

—	We conduct each of our studies with the highest level of humane concern for the animals.

—	All our sites have one or more veterinarians whose primary responsibility is the care and welfare of the research animals and our animal care staff is trained to very high standards.

—	Our comprehensive programs of animal care and use at each site, which meet or exceed regulatory standards, also include provisions for environmental enrichment for our animals.

The 3Rs of Animal Research

     Pfizer is committed to the principles embodied by the 3Rs of animal research: seeking alternatives that Reduce, Replace or Refine our work with animals wherever such alternatives are available and appropriate.

Fourth and Fifth “Rs”

     These principles form the foundation of our Corporate Policy on Laboratory Animal Care and Use, but Pfizer also has added fourth and fifth “Rs” as fundamental and important principles in all our work. These are Respect for Animals and Recognition of the important contributions that animal-based research makes to our goal of improving human and animal health worldwide.

Monitoring

     Pfizer believes that we have already implemented the “superior standards of care” requested by the proposal. Furthermore, contract research organizations engaged by Pfizer are required to demonstrate their compliance with applicable regulations and standards, which include provisions for both the physical and psychological well-being of animals. Regular monitoring of these facilities by Pfizer is already standard practice, and they are held accountable not only to Pfizer and their other customers, but also to many regulatory authorities and accrediting agencies including the United States Department of Agriculture (USDA), the Food and Drug Administration (FDA), the Public Health Service (PHS) and the Association for Assessment and Accreditation of Laboratory Animal Care International (AAALAC), and others.

     Should the rare circumstance arise that a contract testing facility is found to be out of compliance, Pfizer will take immediate and appropriate action. As a rule, we would not publicly announce, comment on, or discuss these actions.

     Producing an annual report to shareholders on the extent to which in-house and contract laboratories are adhering to this policy, including the implementation of the psychological enrichment measures would not serve any useful purpose and create an unnecessary expense.

     Your Board of Directors unanimously recommends a vote AGAINST this proposal.

ITEM 10—Shareholder Proposal Requesting Justification for Financial
Contributions which Advance Animal-Based Testing Methodologies

     WHEREAS, The Company has adopted a Laboratory Animal Care and Use policy (the “Policy”) which appears on the Pfizer Website;1

     WHEREAS, the Policy asserts that Pfizer is committed to the “principles known as the 3Rs of animal research”;

     WHEREAS, the 3Rs include i) the “refinement of the use of research animals to use less painful or the least invasive procedures whenever possible”; ii) the “reduction of the numbers of animals used in each study to the absolute minimum necessary to obtain valid results”; and iii) the “replacement of animal experiments with non-animal experiments such as mathematical models, computer simulations, and in vitro biological systems whenever appropriate”;

     WHEREAS, it was reported in the Financial Times2 that Pfizer and two other pharmaceutical companies3 donated four million pounds (£4M) to British universities to promote medical research and training specifically using animals;

     WHEREAS, the article reported that Pfizer and the other two companies stated “the donation was part of a greater willingness by their industry to back animal testing publicly”;

     WHEREAS, a credibility gap arises from the Company’s professed Policy and its affirmative promotion of animal testing as reported in the Financial Times;

     RESOLVED, that the Board is requested to report to shareholders on the justification for affirmatively contributing to the advancement of animal-based testing while publicly promoting an animal care Policy that affirmatively commits to the advancement of non-animal based test methodologies.

SUPPORTING STATEMENT

     Affirmatively supporting and promoting animal testing is wholly inconsistent with Pfizer’s Policy of reducing, refining, and replacing animal-based methods. Moreover, in the Proxy Materials for the 2004 annual meeting of shareholders, the Company relied on its commitment to the Policy in an effort to convince shareholders to vote against a Shareholder Proposal Relating to In Vitro Testing. That Proposal sought support for five validated non-animal test methods. The Company opposed the Proposal, arguing that Pfizer was fully committed to its animal care Policy which rendered the Proposal unnecessary. Pfizer made the following statements in the 2004 Proxy Statement:

  “We are committed to the principles embodied by the 3Rs of animal research: seeking alternatives that Reduce, Replace or Refine our work with animals when such alternatives are available and appropriate.”

  “Pfizer has always supported the use of in vitro alternatives ....”
  “We approach all research involving animals with the highest level of humane concern.”

  “[W]e are already working with regulators in an effort to increase the use of alternative models where such alternatives can be used appropriately.”

     These statements cannot be reconciled with the decision to commit significant funds for the purpose of affirmatively promoting and publicly advancing animal testing and training graduate students to conduct animal experiments.

     We urge our fellow shareholders to support this Resolution and bring Pfizer’s actions into harmony with the Company’s Animal Care and Use Policy.

1	http:/www.pfizer.com/pfizer/are/about_publc /mn_about_ laboratory_use.jsp
2	“Drugs groups to fund university animal research,” 7/29/04
3	The other two pharmaceutical companies are AstraZeneca and GlaxoSmithKline.

YOUR COMPANY’S RESPONSE

     Pfizer remains committed to the use of alternative testing methods wherever such tests are scientifically valid and do not compromise patient safety or the effectiveness of our medicines. We are working with regulators in an effort to increase the use of alternative models where such alternatives can be used appropriately. However, we are in agreement with regulators that the overall testing process must involve some level of in vivo testing in order to meet our overriding responsibility to provide patients with medicines that are both effective and as safe as possible.

     It is in connection with this responsibility that Pfizer and the other pharmaceutical companies are working to support the quality of in vivo research in the UK. By providing these grants to institutions with expertise in the conduct of in vivo studies under the highest standards of animal welfare, we support training of a new generation of skilled scientists that will understand and apply the principles of humane care and use of research animals.

     We believe that such funding is in complete harmony with those aspects of our Policy that relate to Respect for animals and Recognition of the important contributions that animal-based research makes to our goal of improving human and animal health worldwide, as well as seeking alternatives that Reduce, Replace or Refine our work with animals when such alternatives are available and appropriate.

     The concerns of the proponent have been substantially addressed. The Board does not believe that adopting this proposal would be in the shareholders’ best interest.

     Your Board of Directors unanimously recommends a vote AGAINST this proposal.

Compensation Committee Report and Executive Compensation

Overview of Compensation Philosophy and Program

     The Compensation Committee, composed entirely of independent directors, administers the Company’s executive compensation program. The role of the Committee is to oversee Pfizer’s compensation and benefit plans and policies, administer its stock plans (including reviewing and approving equity grants to elected officers) and review and approve annually all compensation decisions relating to elected officers, including those for the Chairman and CEO and the other executive officers named in the Summary Compensation Table (the “Named Executive Officers”). The Committee submits its decisions regarding compensation for the Chairman and CEO to the independent Directors of the Board for ratification.

     The Committee recognizes the importance of maintaining sound principles for the development and administration of compensation and benefit programs, and has taken steps to significantly enhance the Committee’s ability to effectively carry out its responsibilities as well as ensure that the Company maintains strong links between executive pay and performance. Examples of actions that the Committee has taken include:

Rotated Committee members over the past year;

Initiated a practice of holding executive sessions (without Company management present) at every Committee meeting;

Hired an independent compensation consultant to advise on executive compensation issues;

Made the following changes in the executive compensation program:

Enhanced the transparency of compensation policy and actions;

Realigned compensation structures based on targeting median competitive pay;

Established a higher-performing pharmaceutical peer group for performance comparisons;

Introduced a Fortune-100 peer group to better align target compensation with median competitive data;

Strengthened the link between the CEO annual pay and shareholder value through specific objectives;

Refocused the 2006 performance- share grants in the Executive Long- Term Incentive Program so that payouts are determined solely on shareholder value;

Established annual reviews of detailed compensation tally sheets for the Named Executive Officers;

Established limitations on executive pension benefits, on a going-forward basis; and

Initiated limitations, with concurrence of management, on executive change-in-control agreements.

     Charter

     The Compensation Committee’s Charter reflects these responsibilities, and the Committee and the Board periodically review and revise the Charter. The full text of the Compensation Committee Charter is shown in Annex 4 to this Proxy Statement. The Committee’s membership is determined by the Board. There were 15 meetings of the Committee in 2005, including seven executive sessions with the Committee members only.

     Compensation Consultant

     The Executive Compensation group in Pfizer’s Corporate Human Resources Department supports the Committee in its work. In addition, the Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Committee. In accordance with this authority, the Committee engages George B. Paulin, Chief Executive Officer of Frederic W. Cook & Co., as independent outside compensation consultant to advise the Committee on all matters related to CEO and other executive compensation. The independent compensation consultant’s firm does not advise management of the Company, and receives no other compensation from the

Company, other than a fee of less than $5,000 to provide an executive salary survey. The consultant attended all of the Committee meetings in 2005.

General Compensation Philosophy

     The Committee believes that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis, and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success. Compensation should be structured to ensure that a significant portion of compensation opportunity will be directly related to Company stock performance and other factors that directly and indirectly influence shareholder value. To that end, it is the view of the Board that the total compensation program for executive officers should consist of the following:

  Salaries;

  Annual cash incentive awards;

  Long-term incentive compensation; and

  Certain other benefits.

     It is the intent of the Committee that midpoint salary, target bonus levels and target annual long-term incentive award values be set at the median of a peer group of pharmaceutical companies and also a general industry peer group of Fortune-100 companies, based on available survey data. The companies that comprised our pharmaceutical peer group in 2005 consist of Abbott Laboratories, Amgen, AstraZeneca, Bristol-Myers Squibb Company, Eli Lilly and Company, GlaxoSmithKline, Johnson & Johnson, Merck and Co., Inc., Schering-Plough Corporation and Wyeth. Where appropriate, the target position is adjusted to reflect Pfizer’s scale and scope. For salary and bonus levels, these adjustments, if any, are generally based on differences in revenues and relative market capitalization. In 2005, the long-term incentive target awards were positioned to align with the median of the survey data.

     As noted above, the Committee also uses a general industry peer group consisting of about one half of the Fortune-100 companies that best align with our sales volume, cash flow and market capitalization, as well as with the nature of our business and workforce, in determining the competitive positioning of pay. This general industry peer group can change from time to time based on the criteria stated above. In addition to reviewing executive officers’ compensation against the comparative groups, the Committee also considers recommendations from the Chairman and CEO regarding total compensation for those executives reporting directly to him. Management provides to the Committee historical and prospective breakdowns of the total compensation components for each executive officer.

     Financial Restatement

     It is the Board of Directors’ Policy that the Committee will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustments to any cash or equity based incentive compensation paid to executive officers and certain other officers where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, the Company will seek to recover any amount determined to have been inappropriately received by the individual executive.

     Tax Deductibility of Pay

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1,000,000 on the amount of compensation that Pfizer may deduct in any one year with respect to each of its five most highly paid executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Annual cash incentive compensation, stock option awards and Performance-Contingent Share Awards generally are performance-based compensation meeting those requirements and, as such, are fully deductible. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy requiring all compensation to be deductible. Since Dr. McKinnell’s and Ms. Katen’s salaries are above the $1,000,000 threshold, a portion of their salaries and the Internal Revenue Service (IRS) value of their perquisites are not deductible by the Company. Restricted stock and restricted stock units are not considered performance-based under Section 162(m) of the

Tax Code and, as such, are generally not deductible by the Company. All other annual incentives and long-term incentive amounts will be deductible when they are paid to the executive officers.

Total Compensation—Tally Sheets

     The Company intends to continue its strategy of compensating its executives through programs that emphasize performance-based incentive compensation. To that end, executive compensation is tied directly to the performance of the Company and is structured to ensure that, due to the nature of the business, there is an appropriate balance between the long-term and short-term performance of the Company, and also a balance between Company financial performance and shareholder return. For 2005, the actual total compensation of the Named Executive Officers generally fell within the third quartile of total compensation paid to executives holding equivalent positions in the pharmaceutical peer group companies. The Committee believes that this position was consistent with Company financial performance and the individual performance of each of the Named Executive Officers, and also believes that the compensation was reasonable in its totality. Compensation tally sheets for each of the Named Executive Officers were prepared and reviewed by the Committee in 2005. These tally sheets affixed dollar amounts to all components of the Named Executive Officers’ 2005 compensation, including current pay (salary and bonus), deferred compensation, outstanding equity awards, benefits, perquisites and potential change-in-control severance payments. The Committee has committed to review tally sheets at least on an annual basis.

     The following Summary Compensation Table includes salary, bonus, other compensation, long-term compensation and the number of stock options granted in 2005.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation

					Awards		Payouts

				Other	Restricted	Securities
				Annual	Stock	Underlying	LTIP	All Other
Name and		Salary	Bonus(1)	Compensation(2)	Awards(3)	Options	Payouts(4)	Compensation(5)
Principal Position	Year	($)	($)	($)	($)	(#)	($)	($)

Dr. McKinnell	2005	2,270,500	3,700,000	145,814	0	880,000	5,489,400	281,556
Chairman and CEO	2004	2,224,900	3,986,300	19,482	4,292,181	525,000	5,829,120	307,454
	2003	2,042,700	4,607,400	19,534	0	1,000,000	2,786,978	249,390

Ms. Katen
Vice Chairman and	2005	1,176,200	1,535,600	143,644	0	371,000	3,326,576	110,263
President, Pfizer	2004	1,158,300	1,274,100	7,459	2,326,218	350,000	3,307,392	117,751
Human Health	2003	1,086,700	1,434,400	10,459	326,840	275,000	1,510,448	103,631

Mr. Shedlarz	2005	983,100	1,088,000	99,193	0	301,000	2,316,527	89,473
Vice Chairman	2004	966,500	1,005,200	11,405	1,873,326	275,000	2,521,728	90,432
	2003	889,133	1,043,100	8,108	260,866	225,000	1,216,379	79,922

Mr. Kindler	2005	902,200	1,000,000	99,379	0	261,000	1,041,418	79,731
Vice Chairman and	2004	887,300	869,600	7,388	792,561	225,000	1,319,472	80,496
General Counsel	2003	827,900	901,500	8,254	248,989	200,000	857,703	68,962

Dr. LaMattina
Senior V.P.; President,	2005	837,500	787,300	14,342	0	219,500	1,630,352	69,421
Pfizer Global Research	2004	820,000	705,200	512	1,024,154	175,000	1,622,016	63,760
and Development	2003	677,250	596,900	0	199,303	100,000	664,998	50,353

(1)	The amounts shown in this column constitute the cash Annual Incentive Awards made to each Named Executive Officer based on the Board’s evaluation of each Officer’s performance. These awards are discussed in further detail under the heading “Executive Annual Incentive Awards.”

(2)	The amounts shown in this column represent tax payments made by Pfizer on behalf of each Named Executive Officer relating to his or her use of Company transportation and, in 2005, the value of perquisites. In 2005, this amount also includes a nominal tax payment associated with participation in our Healthy Directions program. This program, which is designed to foster healthier living for our employees and their families, is open to all U.S. Pfizer employees. Program participants received a small incentive and related tax gross-up in 2005. In 2004, the amounts also included tax payments relating to a holiday gift, a program which ended in 2005. For Mr. Kindler, in 2003 the amount also includes tax payments relating to temporary housing costs incurred in connection with his relocation. In 2005, the perquisite value was determined based on our revised incremental cost methodology.

(3)	The amounts shown in this column represent the dollar value of the grant of restricted stock based on the value of the Pfizer common stock on the grant date. All grants of restricted stock were made under the 2001 Stock and Incentive Plan or its predecessor Plan. Dividends are paid or reinvested during the restricted period. The Company grants awards of restricted stock from time to time either as part of a program for a particular year, or on an ad hoc basis to encourage retention of key talent.

The Company has granted restricted stock units rather than restricted stock since 2003. The restricted stock units are settled in stock, and accumulate reinvested dividend equivalent units which are also paid in stock at the same time that the restricted stock units are paid. A table of outstanding restricted stock and restricted stock unit awards to the Named Executive Officers appears below.

(4)	The amounts shown in this column represent the dollar market value of shares of Pfizer common stock on February 23, 2006 (the payment date), earned under the 2001 Performance-Contingent Share Award Plan and the previous Performance- Contingent Share Award Program based on the closing price of Pfizer common stock ($26.14) on the New York Stock Exchange on that date. The number of Performance-Contingent Shares awarded to each Named Executive Officer was as follows: Dr. McKinnell, 210,000 shares; Ms. Katen, 127,260 shares; Mr. Shedlarz, 88,620 shares; Mr. Kindler, 39,840 shares; and Dr. LaMattina, 62,370 shares.

(5)	The amounts shown in this column represent Company matching funds under the Pfizer Savings Plan (a tax-qualified retirement savings plan) and related Supplemental Plan, which are discussed under the heading “Pfizer Savings Plan.”

Restricted Stock and Restricted Stock Unit Awards Not Yet Vested

     The table below provides additional detail about the Restricted Stock Awards shown in Column 3 of the Summary Compensation Table.

			Initial
	Grant	Vesting	Grant	Initial	Initial	Remaining		Current
Name	Date	Date	Amount	Price	Value	Shares(1)		Value(2)

Dr. McKinnell	March 25, 2004	March 25, 2007	125,100	$34.31	$4,292,181	131,053		$3,056,156
Ms. Katen	March 25, 2004	March 25, 2007	67,800	$34.31	$2,326,218	71,027		$1,656,350
	February 27, 2003	February 27, 2006	11,117	$29.40	326,840	11,863		276,645

						Total		1,932,995
Mr. Shedlarz	March 25, 2004	March 25, 2007	54,600	$34.31	$1,873,326	57,198		$1,333,857
	February 27, 2003	February 27, 2006	8,873	$29.40	260,866	9,468		220,794
						Total		1,554,651
Mr. Kindler	March 25, 2004	March 25, 2007	23,100	$34.31	$792,561	24,199		$564,321
	February 27, 2003	February 27, 2006	8,469	$29.40	248,989	9,037		210,743
	January 1, 2002	1/5 per year	20,000	$39.90	798,000	8,000	(3)	186,560

						Total		961,624
Dr. LaMattina	March 25, 2004	March 25, 2007	29,850	$34.31	$1,024,154	31,270		$729,216
	February 27, 2003	February 27, 2006	6,975	$29.40	205,065	7,233		168,674
	July 1, 2002	July 1, 2007	15,000	33.90	508,500	15,000	(3)	349,800
						Total		1,247,690

(1)	Includes reinvested dividend equivalent units which are paid upon vesting of the award.
(2)	Determined based on the closing price of Pfizer common stock ($23.32) on December 31, 2005.
(3)	Cash dividends are paid to the recipient during the restricted period on these awards. Through December 31, 2005 Mr. Kindler has received $34,240 in dividends and Dr. LaMattina has received $34,500 in dividends on these awards since their grant date. For all grants in 2003 and later, all dividends are reinvested.

     The Company provides the opportunity to defer, as shares, Performance-Contingent Share Awards that are earned and otherwise would be paid under that Program. Dividends are paid on those deferred shares and are reinvested. Annual incentives, as shown in the Bonus column of the Summary Compensation Table, may also be deferred into a Pfizer unit fund or a fund earning interest at 120% of the Federal Long-Term rate (which fluctuated between 5.09% and 5.65% in 2005). The Pfizer unit fund is credited with dividend equivalent units which are then reinvested in the fund.

     Present Value of 2005 Total Compensation

     Because elements of the Summary Compensation Table do not lend themselves to being totaled due to different presentation requirements, to provide additional transparency on the total compensation for our Named Executive Officers, we are providing the following Present Value of Total Compensation table. The components of executive compensation included in this table are as follows:

  Cash compensation, consisting of salary and annual incentive compensation (bonus);

  Long-term incentive compensation, consisting of stock options and Performance-Contingent Share Awards; and

  Other compensation, including pension accrual, savings plan matching payments, active employee benefits and the value of perquisites (based on the aggregate incremental cost to the Company).

Present Value of 2005 Total Compensation

			Long-Term
	Cash Compensation		Incentive Compensation
						Savings	Other
			Stock	Perf.	Pension	Plan	Benefits &
Name	Salary	Bonus	Options(1)	Shares(2)	Accrual(3)	Match(4)	Perquisites(5)	Total
Dr. McKinnell	$2,270,500	$3,700,000	$4,532,000	$4,530,504	$407,000	$281,556	$159,429	$15,880,989
Ms. Katen	1,176,200	1,535,600	1,910,650	2,183,246	1,989,000	110,263	151,950	$9,056,909
Mr. Shedlarz	983,100	1,088,000	1,550,150	1,746,754	1,366,000	89,473	116,415	$6,939,892
Mr. Kindler	902,200	1,000,000	1,344,150	1,528,246	215,000	79,731	116,051	$5,185,378
Dr. LaMattina	837,500	787,300	1,130,425	1,310,000	958,000	69,421	31,202	$5,123,848

(1)	Present value of the stock option award granted in February 2005 based on the grant date fair value estimated by the Company for financial reporting purposes ($5.15 per share). The Company cautions that the actual amount ultimately realized by a Named Executive Officer from the disclosed equity awards will likely vary based a number of factors, including the Company's actual operating performance, stock price fluctuations, differences from the valuation assumptions used and the timing of exercise or applicable vesting.

(2)	Target Performance-Contingent Shares for the performance period January 1, 2005 through December 31, 2009. These have been valued based on the average of the highest and lowest price of Pfizer common stock on the date of the grant, February 24, 2005 ($26.20) and may not reflect the value of the award upon payment.

(3)	This accrual represents the difference between the lump sum values on December 31, 2004 and December 31, 2005 of the then currently payable annual pension benefit. The calculation is explained in the Pension Plan section of this Report. Since Mr. Kindler is not retirement eligible, the accrual is based on the difference of the present values of his accrued age 65 benefit on December 31, 2004 and 2005.

(4)	The amounts shown in the Savings Plan Match column represent Company matching funds under the Pfizer Savings Plan (a tax-qualified retirement savings plan) and related Supplemental Plan, which are discussed under the heading “Pfizer Savings Plan.”

(5)	The Other Benefits and Perquisites column represents the employer portion of active employee benefits including medical, dental, life insurance and disability coverage, which are available to all U.S. employees, as well as the value of perquisites and tax gross-ups.

Salaries

     The salaries of the Named Executive Officers are reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities. Increases in salary are based on an evaluation of the individual’s performance and level of pay compared to pharmaceutical and general industry peer group pay levels. Merit increases normally take effect on April 1st of each year. In April 2005, the effective date of annual increases, the salaries for the Named Executive Officers remained at the same level as the April 2004 salaries (the salaries for the first 3 months of 2004 were at the prior year’s level) because of the anticipated need for cost control measures in 2005.

Executive Annual Incentive Plan

     In 1997, the Board of Directors adopted, and the shareholders approved, the Pfizer Inc. Executive Annual Incentive Plan. Under the terms of this Plan, a maximum annual cash incentive award of 0.3% of Plan Adjusted Net Income, as defined in the Plan, (which definition is included below in the discussion of the Plan under the heading “Long-Term Compensation Plans”) was established for each Executive Officer participating in the Plan. The awards for 2005 performance are below the aggregate maximum of $24.25 million permitted under the plan. The Committee will continue to base these awards on Company and individual performance criteria subject to the established maximum.

     Annual incentive awards are determined as a percentage of each Named Executive Officer’s base salary. The Committee determines the performance measures and other terms and conditions of awards for Named Executive Officers covered under the Plan. For 2005, the bonus targets for the Named Executive Officers ranged from 60% to 125% of base salary depending on the officer’s position, as shown in the table below.

Executive Annual Incentives

	Target Payout	Payout Range				Actual Award
	as a % of	as a % of	Target Award	Maximum Award	Actual Award	as a % of
Name	Salary	Salary	(Dollar Value)	(Dollar Value)	($)	Salary
Dr. McKinnell	125%	0-250%	$2,838,100	$5,676,200	$3,700,000	163%
Ms. Katen	83%	0-166%	976,200	1,952,400	1,535,600	131%
Mr. Shedlarz	69%	0-138%	678,300	1,356,600	1,088,000	111%
Mr. Kindler	64%	0-128%	577,400	1,154,800	1,000,000	111%
Dr. LaMattina	60%	0-120%	502,500	1,005,000	787,300	94%

     Under the Plan, the target bonus is established through an analysis of compensation for comparable positions in the pharmaceutical and general industry peer group companies and is intended to provide a competitive level of compensation when the Named Executive Officers achieve their performance objectives as approved by the Committee. The actual bonus award is determined according to each Named Executive Officer’s level of achievement against his or her individual financial and strategic performance objectives. Target and Actual Annual Incentive Awards for 2005 paid to each of the Named Executive Officers are shown in the above table. Prorated changes in the annual target bonus levels can occur during the year if there are changes in the officer’s salary grade level that warrant a target change. The actual awards are also included in the “Bonus” column of the Summary Compensation Table.

     In 2005, the performance objectives for the Named Executive Officers generally included the following, depending on each Officer’s role in the Company:

  Financial objectives — revenues, adjusted diluted earnings per share, adjusted operating cash flow per share, merger related synergies and other cost savings initiatives, certain divisional financial measures, and effectively communicating strategy and results to increase shareholder value.

  Strategic objectives — deliver more new medicines more quickly to patients; progress the Company’s Adapting to Scale initiative; promote new directions in health and wellness; shape a positive environment for better healthcare; develop people, talent, and organization; and, other operating responsibilities, as appropriate.

     For each Named Executive Officer, their specific objectives are weighted according to the extent to which the Officer will be responsible for delivering the results on the objectives. In 2005, the weightings assigned to the objectives for each Named Executive Officer are shown in the table below.

Weightings Assigned in 2005 to Each Performance Objective
for the Named Executive Officers

Objective	Dr. McKinnell	Ms. Katen	Mr. Shedlarz	Mr. Kindler	Dr. LaMattina
Financial Results	25%	30%	25%	25%	20%
Deliver more new medicines
more quickly to patients	25%	10%	5%	5%	30%*
Adapting to Scale	15%	15%	20%	10%	*
Promote new directions in
health and wellness	10%	15%	10%	10%	*
Shape a positive environment
for better healthcare	15%	15%	10%	25%	*
Developing People/Talent/
Organization	10%	15%	10%	5%	15%
Other Operating Responsibilities			20%	20%	35%

* These Objectives, taken together, are weighted at 30%.

     In assessing performance against the objectives, the Committee considers actual results against the specific deliverables associated with each objective, the extent to which the objective was a significant stretch goal for the organization, and whether significant unforeseen obstacles or favorable circumstances altered the expected difficulty of achieving the desired results. The Committee assesses the level of achievement against each objective, and then determines an overall assessment for each Named Executive Officer. The Committee’s overall assessment also considers the performance achievements relative to shareholder value. The overall assessment for each Named Executive Officer then determines the percent of the target award that will be paid to the Officer as the Annual Incentive for that year.

     Long-Term Incentive Compensation

     The Committee believes that equity-based compensation ensures that the Company’s executive officers have a continuing stake in the long-term success of the Company.

     Dr. McKinnell and the other executive officers participate in the Company’s Executive Long-Term Incentive Compensation Program, which for 2005 generally consisted of stock options and Performance-Contingent Share Awards. The annual total long-term incentive target value is divided evenly, so that half of the value is delivered in stock options and half is delivered in Performance-Contingent Share Awards.

     Stock Options

     The Committee granted stock options to each executive officer in February 2005 under the Company’s 2004 Stock Plan.

     Executive officers were awarded non-qualified stock options with an exercise price equal to the fair market value of Pfizer common stock on the date of grant. Accordingly, those stock options will have value only if the market price of the common stock increases after that date. In determining the size of stock option grants to executive officers, the Committee considers similar awards to individuals holding comparable positions in our comparative groups, Company performance against the strategic plan, individual performance against the individual’s objectives, as well as the allocation of overall share usage attributed to executive officers. Actual stock option awards can range from zero to two times the target awards based on individual performance.

     The Named Executive Officers were awarded the number of stock options shown in the table below. As shown in the table, the stock option grants vest ratably on the third, fourth and fifth anniversary of the option grant date. This table shows all options to purchase Pfizer common stock granted to each of the Named Executive Officers in 2005 and the potential value of such grants at stock price appreciation rates of 0%, 5% and 10%, compounded annually over the maximum ten-year term of the options, as well as the fair value of the grant on the award date. Also shown is the potential value of all outstanding shares of Pfizer common stock held by our shareholders as of December 31, 2005, using the exercise price of $26.20 and the same appreciation rates and compounded over a ten-year period. The 5% and 10% rates of appreciation are required to be disclosed by SEC rules and are not intended to forecast possible future appreciation, if any, in our stock price.

Option Grants in 2005

					Potential Realizable Value at Assumed
	Individual Grants				Annual Rates of Stock Price
					Appreciation for Option Term
	Number of	Percent of			($)
	Securities	Total Options
	Underlying	Granted to	Exercise or					Grant Date
	Options	Employees in	Base Price	Expiration				Fair
Name	Granted(1)	Fiscal Year	($/sh)(2)	Date	0%	5%	10%	Value(3)
Dr. McKinnell	880,000	1.70%	26.20	2/23/15	0	14,499,795	36,745,326	$4,532,000
Ms. Katen	371,000	0.72%	26.20	2/23/15	0	6,112,982	15,491,495	1,910,650
Mr. Shedlarz	301,000	0.58%	26.20	2/23/15	0	4,959,589	12,568,572	1,550,150
Mr. Kindler	261,000	0.50%	26.20	2/23/15	0	4,300,507	10,898,330	1,344,150
Dr. LaMattina	219,500	0.42%	26.20	2/23/15	0	3,616,710	9,165,454	1,130,425

Potential Gain for All Shareholders at Assumed Appreciation Rates					0	121,283,867,000	307,357,131,000	N/A

(1)	These options vest (become exercisable) ratably on the third, fourth and fifth anniversaries of the option grant date beginning on February 24, 2008.
(2)	The exercise price for all stock option grants is the fair market value of our common stock on the date of the grant.
(3)	The value of the stock option awards granted in February 2005 based on the grant date fair value estimated by the Company for financial reporting purposes ($5.15 per option).

     If the options are held for at least one year prior to retirement, the options will generally become exercisable on schedule and remain exercisable for the full term of the grant.

     The material terms of these grants are discussed in the section of the Proxy Statement entitled “Employee Benefit and Long-Term Compensation Plans.”

     The following table shows a summary of the stock options exercised by the Named Executive Officers in 2005, as well as the total number and value of unexercised stock options held by the Named Executive Officers as of December 31, 2005.

Total Options Exercised in 2005 and Year-End Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money Options
			Options Held at 12/31/05		at 12/31/05(1)

	Shares
	Acquired	Value
	On Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Name	(#)	($)	(#)	(#)	($)	($)
Dr. McKinnell	347,760	6,240,414	2,807,398	3,165,000	5,789,372	0
Ms. Katen	0	0	1,325,784	1,198,666	2,732,760	0
Mr. Shedlarz	39,000	403,372	968,279	970,333	0	0
Mr. Kindler	0	0	50,000	786,000	0	0
Dr. LaMattina	0	0	507,584	581,166	68,862	0

(1)	Value is determined based on stock price less exercise price, using the average of the high and low trading prices of Pfizer common stock on December 31, 2005 ($23.34).

     Performance-Contingent Share Awards

     The Committee awarded the right to earn shares of Pfizer common stock to the executive officers, including the Named Executive Officers, for the 2005-2009 performance period under the 2004 Stock Plan. These awards are determined according to each participant’s salary level, based on competitive survey data, and do not vary based on individual performance. Estimated future payouts may be adjusted prospectively to reflect changes in the Executive Officer’s salary grade level. Actual payouts of these Performance-Contingent Shares, if any, will be determined by a non-discretionary formula, which measures our performance over a five-year period using total shareholder return (including reinvestment of dividends) and growth in diluted earnings per share, measured over the performance period relative to the pharmaceutical peer group.

     The performance formula weighs these two criteria equally. If our performance in both measures is below the threshold level relative to the pharmaceutical peer group, then no Performance-Contingent Shares will be earned. To the extent that the Company’s performance on either or both measures exceeds the threshold performance level relative to the peer group, a varying number of Performance-Contingent Shares up to the maximum will be earned.

     The number of Performance-Contingent Shares that the Named Executive Officers may earn at the end of the five-year performance period 1/1/2005-12/31/2009 is shown in the table below. The other outstanding Performance-Contingent Share Award performance periods are also included in the table. The payout from the Performance-Contingent Share Award Program can range from zero to 167% of the target awards based on Company performance versus the pharmaceutical peer group, as discussed later in this Report.

Long-Term Incentive Plan Awards in 2005

Current Performance Period
			Estimated Future Payouts
		Performance Period (or	Non-Stock-Price-Based Plans
		Other Period Until
Name	Number of Shares(1)	Maturation or Payment)	Threshold(2) (#)	Target (#)	Maximum (#)
Dr. McKinnell	*	1/1/2005 - 12/31/2009	28,820	172,920	288,200
Ms. Katen	*	1/1/2005 - 12/31/2009	13,889	83,330	138,890
Mr. Shedlarz	*	1/1/2005 - 12/31/2009	11,112	66,670	111,120
Mr. Kindler	*	1/1/2005 - 12/31/2009	9,722	58,330	97,220
Dr. LaMattina	*	1/1/2005 - 12/31/2009	8,333	50,000	83,330

Other Outstanding Performance Periods
Dr. McKinnell	*	1/1/2004 - 12/31/2008	44,170	265,000	441,700
	*	1/1/2003 - 12/31/2007	33,000	198,000	330,000
	*	1/1/2002 - 12/31/2006	33,000	198,000	330,000
Ms. Katen	*	1/1/2004 - 12/31/2008	21,370	128,200	213,700
	*	1/1/2003 - 12/31/2007	20,140	120,840	201,400
	*	1/1/2002 - 12/31/2006	18,520	111,120	185,200
Mr. Shedlarz	*	1/1/2004 - 12/31/2008	12,850	77,100	128,500
	*	1/1/2003 - 12/31/2007	12,850	77,100	128,500
	*	1/1/2002 - 12/31/2006	12,240	73,440	122,400
Mr. Kindler	*	1/1/2004 - 12/31/2008	12,580	75,500	125,800
	*	1/1/2003 - 12/31/2007	12,310	73,860	123,100
	*	1/1/2002 - 12/31/2006	12,780	76,680	127,800
Dr. LaMattina	*	1/1/2004 - 12/31/2008	11,500	69,000	115,000
	*	1/1/2003 - 12/31/2007	10,420	62,520	104,200
	*	1/1/2002 - 12/31/2006	9,340	56,040	93,400

(1)	The actual number of Performance-Contingent Shares that will be paid out at the end of the applicable period, if any, cannot be determined because the shares earned by the Named Executive Officers will be based upon the Company’s future performance compared to the future performance of the peer group.
(2)	If our minimum performance in both measures is below the threshold level relative to the peer group, then no Performance-Contingent Shares will be earned. To the extent the Company’s performance on either or both measures exceeds the threshold performance level relative to the peer group, a varying amount of shares up to the maximum will be earned.

     These estimated future payouts may be prospectively adjusted to reflect changes in the Executive Officer’s salary grade level. Under the Performance Contingent Share Award Program, if the participant retires after one or more years from the start of the performance period, the grant will generally be prorated for service and paid in accordance with the provisions of the Program upon completion of the performance period.

Recently Completed Performance Periods

     The following table sets forth the final ranking of Pfizer’s performance with respect to total shareholder return and diluted earnings per share (as reported) relative to the performance of our pre-2005 pharmaceutical peer group, which consisted of Abbott Laboratories, Baxter International Inc., Bristol-Myers Squibb Company, Colgate-Palmolive Company, Eli Lilly and Company, Johnson & Johnson, Merck and Co., Inc., Schering-Plough Corporation, and Wyeth. Based on the final rankings, the Named Executive Officers received the following shares under the Program:

Pfizer Relative Performance for Performance Periods Ending
December 31, 2005 and Resulting Performance-Share Awards

		Percentile		Ranking -	Percentile		Ranking -
		Ranking -		Pfizer out	Ranking -		Pfizer out
		Total Share-		of # of	Change in		of # of	Payout		Actual	Actual
	Performance	holder		Peer	Diluted		Peer	As a %	Target	Award -	Award -
Name	Period	Return		Companies	EPS		Companies	of Target	Award	Shares	Value
Dr. McKinnell	2001-2005	33	rd	7/10	88	th	2/9	116.7%	180,000	210,000	$5,489,400
Ms. Katen	2001-2005	33	rd	7/10	88	th	2/9	116.7%	109,080	127,260	$3,326,576
Mr. Shedlarz	2001-2005	33	rd	7/10	88	th	2/9	116.7%	75,960	88,620	$2,316,527
Mr. Kindler	2002-2005	22	nd	8/10	44	th	6/10	66.7%	59,760	39,840	$1,041,418
Dr. LaMattina	2001-2005	33	rd	7/10	88	th	2/9	116.7%	53,460	62,370	$1,630,352

     The value of the above awards is shown at the closing price of our common stock ($26.14), on February 23, 2006, the payment date.

Evaluation of Executive Performance in 2005 and CEO Compensation

     The Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of the Chairman and CEO and the Company’s other elected officers.

     In 2005, the Committee considered management’s continuing achievement of its short and long-term goals versus its strategic imperatives, including Dr. McKinnell’s objectives which are shown below:

  Achieve specific revenue, EPS, operating cash flow per share, and merger-related synergy goals

  Effectively communicate strategy and financial results to increase shareholder value

  Deliver more new medicines more quickly to patients, through industry- leading R&D productivity and significant in-licensing activity

  Adapting to Scale
  Promote new directions in health and wellness

  Shape a positive environment for better healthcare

  Developing People, Talent, and the Organization

     The Committee based their compensation decisions for Dr. McKinnell on their assessment of the Company’s performance and his performance based on the objectives listed above.

     Overall, the financial targets, which reflected a significant stretch for the organization given the dynamic business environment and the loss of exclusivity for certain key products, were exceeded. However, given the performance of the Company’s stock price in 2005 when compared to prior years, the Committee felt that the goal of effectively communicating strategy and financial results to increase shareholder value was not met.

     All R&D productivity and licensing goals were met or exceeded, with, notably, five products under priority review at the FDA — an industry first. As the R&D organization continues to establish the industry standard in productivity, the Committee determined that performance against this objective significantly surpassed expectations.

     In 2005, initiatives related to Adapting to Scale resulted in twice the cost reduction that had been estimated for the year, giving a very strong start to the Company’s efforts to reduce the cost base and streamline the organization. In addition, significant improvements were made in streamlining governance and decision-making, rationalizing enterprise-wide processes, and integrating the Human Health operating division. Although challenges remain with respect to improving colleague engagement through effective communications, the Committee believes that overall performance significantly surpassed the expected outcomes for this objective.

     In promoting new directions in health and wellness, Pfizer’s newly launched Healthy Directions program for U.S. based colleagues far exceeded expectations, with over 80% of eligible colleagues participating and over 50% of eligible spouses/partners participating. On the external front, Pfizer continues to lead health system effectiveness efforts for the pharmaceutical industry. Pfizer was the only pharmaceutical company selected to participate in the Medicare chronic care improvement program pilots, and has significantly expanded health solutions initiatives in Europe. As a result, the Committee determined that these goals were significantly exceeded.

     The Company is also leading efforts to rebuild trust in the industry and large companies in general. The Committee recognized Pfizer’s leadership in addressing the HIV/AIDS crisis around the world, developing and launching the PhRMA Partnership for Prescription Assistance (with over one million patients linked up to company donations by year-end) as well as leadership in the development of the PhRMA Guiding Principles on Direct-to-Consumer Advertisements. The Committee also acknowledged the Company’s significant efforts to ensure that all stakeholders understand that Pfizer is helping to ensure affordable access to pharmaceutical medicines and are working toward a health system based on health, wellness, and prevention. Overall, the Committee believes that the Company surpassed expectations of performance against this particularly challenging objective.

     With respect to the final objective for 2005 — Developing People, Talent, and the Organization — the Committee recognized that senior leadership of the Company has been instrumental in developing and implementing new People & Talent strategies related to long-term development planning for key talent, enhancing leadership skills for all “people managers”, and enabling Pfizer to become a global leader in attracting, developing, and engaging a diverse workforce that delivers superior business results. As a result, the Committee determined that the goals of this objective were surpassed.

     Based on its overall assessment, the Committee decided to maintain Dr. McKinnell’s current base salary ($2,270,500) for 2006, and award an annual incentive of $3,700,000 for 2005 performance, which is a decrease of 7.2% from last year’s annual incentive award. The total of all compensation for 2005 — including salary, bonus, other annual compensation, present value of stock options, present value of performance-share grants, and other compensation — decreased by 22% compared to the total of the same compensation awarded in 2004.

     The Committee awarded Dr. McKinnell 880,000 stock options in 2006, which is the same number of options granted in 2005, and under the new Executive Long-Term Incentive Program, Dr. McKinnell will receive 89,180 restricted stock units and a range of 0 to 178,360 performance shares for the three-year performance period 1/1/2006-12/31/2008. Upon his retirement in February 2008, the stock option grant will continue to become exercisable in accordance with the provisions of the grant and remain exercisable for the remainder of the term. At the normal vesting date, after his retirement, the Restricted Stock Unit grant and the performance share grant, if any, will be paid to Dr. McKinnell.

     Dr. McKinnell was awarded 880,000 stock options in February 2005. The number of Performance-Contingent shares that Dr. McKinnell may earn at the end of the five-year performance period 1/1/2005-12/31/2009 will range from 0 to 288,200. The February 2005 stock option grant was determined in relation to Dr. McKinnell’s 2004 performance, which was discussed in the 2005 Proxy Statement.

     These awards were approved by the Committee and ratified by the Board.

New Executive Long-Term Incentive Program

     Effective February 23, 2006, the Compensation Committee adopted the Executive Long-Term Incentive Program. This Program consists of stock options, restricted stock units and performance shares. The following tables set forth information concerning the number of stock options and restricted stock units as well as information about participation of the Named Executive Officers in the performance share portion of the Executive Long-Term Incentive Program for the performance period January 1, 2006 to December 31, 2008. Under the 2006 Program, the Named Executive Officers were awarded the right to earn performance shares of our common stock. Actual payouts of these shares, if any, will be determined by a non-discretionary formula, which measures our performance over a three-year period using total shareholder return (including reinvestment of dividends) (“TSR”), measured over the performance period relative to the pharmaceutical peer group. If our minimum TSR performance is below the threshold level relative to the peer group, then no shares will be earned. If our TSR over the performance period is above the threshold level relative to the peer group, but is negative in the absolute, then the payout will be limited to no more than the target award. Otherwise, to the extent the Company’s performance exceeds the threshold performance level relative to the peer group, a varying amount of shares of common stock up to the maximum will be earned as follows:

Pfizer’s		Maximum
Relative		Payout as a
Performance		% of Target

1	(highest)	200%
2		200%
3		175%
4		150%
5		125%
6		100%
7		75%
8		50%
9		25%
10		0%
11	(lowest)	0%

2006 Executive Long-Term Incentive Grant

			Estimated Future
		Performance	Payouts the
		Period (or	Performance-Share Program
	Number	Other Period				Stock	Restricted
	of	Until Maturation	Threshold	Target	Maximum	Option	Stock Unit
Name	Shares(1)	or Payment)	(#)(2)	(#)	(#)	Grant(3)	Grant(4)
Dr. McKinnell	*	1/1/06 - 12/31/08	22,295	89,180	178,360	880,000	89,180
Ms. Katen	*	1/1/06 - 12/31/08	11,868	47,470	94,940	500,000	47,470
Mr. Shedlarz	*	1/1/06 - 12/31/08	7,913	31,650	63,300	400,000	31,650
Mr. Kindler	*	1/1/06 - 12/31/08	6,923	27,690	55,380	400,000	27,690
Dr. LaMattina	*	1/1/06 - 12/31/08	5,768	23,070	46,140	300,000	23,070

(1)	The actual number of shares that will be paid out at the end of the performance period, if any, cannot be determined because the shares earned by the Officers will be based upon our future performance compared to the future performance of the peer group. Dividend equivalents will be reinvested during the performance period.

(2)	If our performance is below the threshold level relative to the peer group, then no shares will be earned. To the extent the Company’s performance exceeds the threshold performance level relative to the pharmaceutical peer group; a varying amount of shares of common stock up to the maximum will be earned.

(3)	These options vest (become exercisable) on the third anniversary of the option grant date beginning on February 23, 2009. The exercise price for these stock option grants is the fair market value of our common stock ($26.20) on the date of the grant, February 23, 2006.

(4)	These grants vest on February 23, 2009. Dividend equivalents are reinvested during the restricted period.

Stock Ownership Requirements

     The Company maintains stock ownership requirements for its Named Executive Officers and other executives. “Stock ownership” is defined to include stock owned by the officer directly, stock owned indirectly through the Company’s Savings Plan, and stock awarded under any performance-contingent share award grant and subsequently deferred. Under the current guidelines of the stock ownership program established by the Committee, employee Directors (currently, Dr. McKinnell) are required to own Company common stock equal in value to at least five times their annual salaries. This program also extends to the other Named Executive Officers and other elected Corporate Officers, who are required to own Company common stock equal in value to at least four times their annual salaries. All other participants in the Performance-Contingent Share Award Program are required to own an amount equal in value to three times their annual salaries. The Committee has also established milestone guidelines that are used to monitor progress over time toward the five-year targets as described above.

     The Committee has determined that, as of December 31, 2005, all Named Executive Officers have met their milestone guidelines (as shown below) and all other employees covered by the stock ownership program have met or are making significant progress toward their milestone guidelines.

Stock Ownership for the Named Executive Officers

								Meets
	Direct	Shares	Restricted	Savings		Value at	Ownership	Require-
	Ownership	Deferred	Shares	Plan	Total	12/31/2005	Requirement	ment
Dr. McKinnell	37,467	1,588,316	131,052	38,244	1,795,079	$41,897,144	$11,352,500	Yes
Ms. Katen	173,872	631,829	82,888	62,466	951,055	22,197,624	4,704,800	Yes
Mr. Shedlarz	1,441	522,827	66,666	29,204	620,138	14,474,021	3,932,400	Yes
Mr. Kindler*	13,969	76,816	37,235	1,795	129,815	3,029,882	2,526,160	Yes
Dr. LaMattina	66,263	272,361	53,503	50,200	442,327	10,323,912	3,350,000	Yes

*	Since Mr. Kindler has been with Pfizer for four years, his milestone guideline is 70% of the full five-year ownership target of four times salary (2.8 times salary). The value of the shares is based on the average of the high and low trading prices of Pfizer common stock ($23.34) on December 31, 2005.

     Trading in Pfizer Stock Derivatives

     It is the policy of the Company that Officers and Directors may not purchase or sell options on Pfizer stock, nor engage in short sales with respect to Pfizer common stock. Also, trading by Officers and Directors in puts, calls, straddles, equity swaps or other derivative securities that are directly linked to Pfizer stock is prohibited.

Other Benefits

     The Company provides the Pfizer Retirement Annuity Plan, the Pfizer Savings Plan and their related supplemental (restoration) plans. These plans are described later in the Proxy Statement under the headings “Pfizer Retirement Annuity Plan” and “Pfizer Savings Plan”. The Company also provides other benefits such as medical, dental and life insurance and disability coverage to each Named Executive Officer in a flexible benefits plan, which is also provided to all other eligible U.S. based Pfizer employees. Under the flexible benefits plan, eligible employees, including the Named Executive Officers, can purchase a higher or lower level of coverage in their active employee benefits.

     Medical, Dental, Life Insurance and
     Disability Coverage

     Active employee benefits such as medical, dental, life insurance and disability coverage are available to all U.S. based participants through our active employee flexible benefits plan. The Company provides up to $250,000 in life insurance coverage and up to $300,000 in long-term disability coverage. The value of these benefits is not required to be included in the Summary Compensation Table since they are made available on a Company-wide basis to all U.S. employees. The cost of these Company-provided benefits in 2005 for the Named Executive Officers was as follows:

Cost of
Officer	Active Benefits

Dr. McKinnell	$13,615
Ms. Katen	8,306
Mr. Shedlarz	17,222
Mr. Kindler	16,672
Dr. LaMattina	16,860

     In addition to the active benefits, the Company provides post-retirement medical, dental and life insurance coverage to its retirees in accordance with the legacy company plans under which the eligible employees are covered. The Named Executive Officers are all covered under the legacy Pfizer plans. The Company’s aggregate plan-wide post-retirement medical costs are capped at $12,000 per participant prior to age 65 and $3,000 per participant after age 65. The Company also provides $200,000 of life insurance coverage, which reduces ratably to $2,500 ten years after retirement.

     Other Paid Time-Off Benefits

     The Company also provides vacation and other paid holidays to all employees, including the Named Executive Officers, which are comparable to those provided at other large companies.

     Pfizer Retirement Annuity Plan

     The Pfizer Retirement Annuity Plan (the Retirement Plan) is a funded, tax-qualified, noncontributory defined-benefit pension plan that covers certain employees, including the Named Executive Officers. Benefits under the Retirement Plan are based upon the employee’s years of service and the employee’s highest average earnings for a five calendar-year period with us and/or our “Associate Companies,” and are payable after retirement in the form of an annuity or a lump sum. Compensation covered by the Retirement Plan and its related supplemental plan for the Named Executive Officers equals the amounts set forth in the 2005 “Salary,” and “Bonus” columns of the Summary Compensation Table, as well as restricted stock awards granted on or prior to April 26, 2001 and any Performance-Contingent Share Awards granted for performance periods beginning before January 1, 2001. After the payment of the awards for the five year period ending on December 31, 2004, no further Performance-Contingent Share Awards are included in the determination of pensions under the Pfizer Retirement Annuity Plan. The amount of annual earnings that may be considered in calculating benefits under the Retirement Plan is limited by law. For 2006, the annual limitation is $220,000.

     Benefits under our Retirement Plan are calculated as an annuity equal to the greater of:

  1.4 percent of the participant’s highest final average earnings multiplied by years of service; or

  1.75 percent of such earnings less 1.5 percent of Primary Social Security benefits multiplied by years of service.

     Years of service under these formulas cannot exceed 35. Contributions to the Retirement Plan are made entirely by us and are paid into a trust fund from which the benefits of participants will be paid.

     The Retirement Plan currently limits pensions paid under the Plan to an annual maximum of $175,000, payable at age 65 in accordance with IRS requirements. We also have an unfunded supplemental plan that provides out of our general assets an amount substantially equal to the difference between the amount that would have been payable under the Retirement Plan, in the absence of legislation limiting pension benefits and earnings that may be considered in calculating pension benefits, and the amount actually payable under the Retirement Plan. In certain circumstances, we fund trusts established to secure obligations to make payments under the supplemental plan.

     Pension Plan Table

     The following table shows, for the highest average compensation and years of service indicated, the annual pension benefit payable commencing upon retirement at age 65 under the present benefit formula of the Retirement Plan and its related supplemental plan. The estimated retirement benefits have been computed on the assumptions that:

  payments will be made in the form of a 50 percent joint and survivor annuity (and both the Retirement Plan member and spouse are age 65);

  during the period of employment the employee received annual compensation increases of six percent; and

  the employee retired as of December 31, 2005.

Pension Plan Table

	Years of Service
Remuneration	15	20	25	30	35
$100,000	$16,428	$21,904	$27,380	$32,856	$38,332
$500,000	$100,228	$133,637	$167,046	$200,456	$233,865
$1,000,000	$204,977	$273,303	$341,629	$409,955	$478,281
$2,000,000	$414,477	$552,636	$690,795	$828,954	$967,113
$3,000,000	$623,976	$831,968	$1,039,960	$1,247,953	$1,455,945
$4,000,000	$833,476	$1,111,301	$1,389,126	$1,666,951	$1,944,777
$5,000,000	$1,042,975	$1,390,633	$1,738,292	$2,085,950	$2,433,609
$7,500,000	$1,566,724	$2,088,965	$2,611,206	$3,133,447	$3,655,688
$10,000,000	$2,090,472	$2,787,296	$3,484,120	$4,180,944	$4,877,768
$12,500,000	$2,614,221	$3,485,628	$4,357,034	$5,228,441	$6,099,848
$15,000,000	$3,137,969	$4,183,959	$5,229,949	$6,275,938	$7,321,928

Current Accrued Pension Benefits and Projected Benefits at Age 65

     Listed below are the current and projected (to age 65) years of service and present value of the current accrued pension as of December 31, 2005 for each of the Named Executive Officers. The plan currently limits credited service to 35 years. The disclosed amounts are estimates only and do not necessarily reflect the actual amounts that will be paid to the Named Executive Officers, which will only be known at the time that they become eligible for payment.

	Current	Current Annual	Present Value		Age 65
	Years of	Accrued Pension	of Current	Projected Years	Projected
	Service	(Payable at	Accrued	of Plan Service	Annual
Name	(12/31/2005)	age 65)	Benefit(1)	At Age 65	Benefit(2)

Dr. McKinnell	35	$6,502,939	$83,036,028	35	$6,518,459

Ms. Katen	31	1,938,092	28,001,559	35	3,091,056

Mr. Shedlarz	29	1,664,137	23,845,419	35	2,812,626

Mr. Kindler(3)	4	117,099	688,309	18	536,704

Dr. LaMattina	28	803,691	11,931,590	35	1,546,692

(1)	This amount is equal to the present value of the immediately payable benefit at December 31, 2005 for the officers who are retirement eligible. Mr. Kindler’s benefit is the present value of his age 65 benefit on December 31, 2005. The present value was determined using the December 2005 lump sum interest rate of 4.65% and the mortality table as indicated in the Retirement Plan.
(2)	The age 65 projected benefit is determined by continuing the December 31, 2005 final average earnings through age 65 as well as including the years of service indicated in the previous column.
(3)	Mr. Kindler is not currently vested in his benefits under the Retirement Plan.

     The actual amount of pension benefits ultimately paid to a Named Executive Officer may vary based on a number of factors, including differences from the assumptions used to calculate the amounts.

     Board Policy on Pension Benefits for Executives

     The Board will seek shareholder approval prior to the payment to any senior executive from the Company’s defined benefit pension plans if his or her benefit, computed as a single life annuity, will exceed 100% of the senior executive’s final average salary, as calculated at the discretion of the Company’s Compensation Committee. This policy will apply prospectively, for all benefit accruals after January 1, 2006. For purposes of this policy, “final average salary” means the average of the highest five calendar years’ earnings, where earnings includes salary earned during the year and annual cash incentives (or bonus) earned for the year.

     Pfizer Savings Plan

     Under the Pfizer Savings Plan (the Savings Plan), a tax-qualified retirement savings plan, participating employees may contribute up to 20 percent of compensation on a before-tax basis and 15 percent of compensation on an after-tax basis, into their Savings Plan accounts. Total combined before-tax and after-tax contributions may not exceed 20 percent of regular earnings. In addition, under the Savings

Plan, we match an amount equal to one dollar for each dollar contributed by participating employees on the first three percent of their regular earnings and fifty cents for each additional dollar contributed on the next three percent of their regular earnings. Our matching contributions generally are invested solely in our common stock. However, participants who are age 40 or older may diversify varying portions of their matching contributions.

     Pursuant to IRS rules, effective for 2006, the Savings Plan limits the “additions” that can be made to a participating employee’s account to $44,000 per year. “Additions” include our matching contributions, before-tax contributions made by us at the request of the participating employee under Section 401(k) of the Internal Revenue Code, and employee after-tax contributions.

     Of those additions, the current maximum before-tax contribution is $15,000 per year (or $20,000 per year for certain participants age 50 and over). In addition, no more than $220,000 of annual compensation may be taken into account in computing benefits under the Savings Plan.

     We have a Supplemental Savings Plan to pay out of general assets an amount substantially equal to the difference between the amount that, in the absence of legislation limiting such additions and the $220,000 limitation on earnings, would have been allocated to an employee’s account as before-tax contributions, our matching contributions and the amount actually allocated under the Savings Plan.

     In certain circumstances, we fund trusts established to secure obligations to make payments under the Supplemental Plan.

     Amounts deferred, if any, under the Pfizer Savings Plan and the related Supplemental Plan by the Named Executive Officers are included in the “Salary” and “Bonus” columns of the Summary Compensation Table. Our matching contributions allocated to the Named Executive Officers under the Savings Plan and the related Supplemental Savings Plan are shown in the “All Other Compensation” column of the Summary Compensation Table.

     Deferred Compensation

     The Company also provides the opportunity to defer, as shares, Performance-Contingent Share Awards, as well as performance shares under the 2006 Executive Long-Term Incentive Program, that are earned and otherwise would be paid under those programs. Restricted stock units that would otherwise be paid to Named Executive Officers under the 2006 Program will automatically be deferred until retirement. Dividends are paid on deferred shares and reinvested. Annual incentives, as shown in the Bonus column of the Summary Compensation Table, may also be deferred into a Pfizer unit fund or a fund earning interest at 120% of the Federal Long-Term rate. The rate for December, 2005 was 5.61%, which is not considered an “above market” interest rate by the SEC. These deferral opportunities are available to U.S. based Performance-Contingent Share Award Program participants, as well as to certain participants in other countries.

Perquisites

     The Company provided certain perquisites to senior management in 2005 as summarized below.

     Company Aircraft

     With the approval of the Chairman and CEO, the Company’s aircraft were used in the following situations:

  Upon the establishment of the Executive Committee of Pfizer, members of the Executive Committee were allowed to use the aircraft for business purposes. The Executive Committee (“EC”) consists of the Chairman and CEO and the three Vice-Chairmen;

  A spouse/partner was allowed to accompany the EC member on the aircraft for Pfizer business purposes;

  Under our policies, approximately 20 hours of personal use of each type of aircraft (fixed wing and helicopter) are generally allowed for use by the EC member and guests, flying on the same flight. On rare occasions, non-employee

  Directors, when traveling on Pfizer business, may be accompanied by family members.

     For total compensation purposes, in 2005 we valued the incremental cost of the personal use of Company aircraft, using a method that takes into account:

  landing/parking/flight planning services expenses;

  crew travel expenses;

  supplies and catering;

  aircraft fuel and oil expenses per hour of flight;

  aircraft accrual expenses per hour of flight;

  maintenance, parts & external labor (inspections and repairs) per hour of flight;

  any customs, foreign permit and similar fees; and

  passenger ground transportation.

     For tax purposes, as a result of the recommendations contained in an independent, third-party security study, the Board of Directors passed a resolution requiring that Dr. McKinnell use Company aircraft for personal travel. Under IRS regulations, if there is an independent, third-party security study, such personal use is valued at two times the Standard Industry Fare Level (SIFL) rates, as published by the IRS. For tax purposes, we valued Dr. McKinnell’s personal use of Company aircraft at this multiple of the SIFL rate. For all other Named Executive Officers, personal use of an airplane was valued at four times the SIFL rate and helicopter use was valued at three times that rate. The SIFL rate is only used for calculating the taxable income to the executive.

     Car and Driver

     For total compensation purposes, for all Named Executive Officers, the incremental cost of personal use of a Company car has been valued at the cost of the annual lease, a portion of the cost of the driver, and fuel. The policy on the use of the cars for 2005 is outlined below:

  cars and drivers were available to all EC members for business reasons;

  for security reasons, cars and drivers were available to the CEO for personal use, and available to the three Vice- Chairmen for commutation;

  a spouse/partner of an EC member, if unaccompanied by the EC member, was allowed to use a Company-leased car for Pfizer business purposes only.

     For tax purposes, with respect to the personal use by the CEO and commutation for the three Vice-Chairmen, the cost of the cars and fuel were imputed as income and grossed up for all taxes. As a result of the recommendations contained in an independent, third-party security study, the cost of the drivers was not charged as income for tax purposes.

Other Perquisites

     The Company provides a taxable allowance of up to $10,000 to our executive officers for financial counseling services, which may include tax preparation and estate planning services. We value this benefit based on the actual charge for the services.

     The Company does not provide or reimburse for country club memberships for any officers. The Company maintains a limited number of memberships that may be used for business purposes. Home security systems were available to the EC members.

     The following table summarizes the incremental value of perquisites for the Named Executive Officers in 2005.

Incremental Cost of Perquisites Provided to Named Executive Officers in 2005

		Financial			Company	Tax
Name	Aircraft Usage	Counseling	Car Usage	Security	Apt.	Gross-up	Total

Dr. McKinnell	$43,855	$ 8,500	$63,120	$13,513	—	$16,826	$145,814

Ms. Katen	81,941	10,000	43,663	—	—	8,040	143,644

Mr. Shedlarz	40,320	7,800	40,002	—	—	11,071	99,193

Mr. Kindler	43,923	10,000	34,491	1,147	—	9,818	99,379

Dr. LaMattina	1,166	10,000	—	—	3,034	142	14,342

     The aggregate value of all perquisites received by each of the Named Executive Officers, based on the valuation methodology used in 2003 and 2004, did not exceed $50,000.

Severance and Change-in-Control Benefits

     Upon certain types of terminations of employment (other than a termination following a change in control of the Company), severance benefits may be paid to the Named Executive Officers. The severance benefits payable to Dr. McKinnell are addressed in his employment agreement, discussed below, and he would receive the benefits provided to him under that arrangement. The other Named Executive Officers are not covered under a general severance plan and any severance benefits payable to them would be determined by the Compensation Committee in its discretion.

     Employment Agreement for Chief
     Executive Officer

     In 2001, we entered into an employment agreement with Dr. McKinnell that provides for his employment as Chief Executive Officer of the Company through February 29, 2008. Dr. McKinnell’s agreement provides that he will receive an annual base salary of at least $1,350,000, and will be eligible to receive an incentive bonus in accordance with the guidelines established by the Compensation Committee, as well as to participate in our executive benefit and incentive plans (including stock-based plans).

     Under the terms of the agreement, if Dr. McKinnell’s employment is terminated by reason of death, disability or retirement, he or his estate is entitled to receive (a) a payment equal to his base salary through the date of termination to the extent not already paid, (b) a prorated portion of his incentive bonus based on his prior year’s incentive bonus, (c) his actual earned incentive bonus for any period not already paid, (d) amounts to which he is entitled under our benefit plans, (e) vesting of outstanding unvested stock options and other equity-based awards, and (f) continued coverage in our health benefit plans. If Dr. McKinnell’s employment is terminated by the Company without cause or by Dr. McKinnell for good reason (as defined in the agreement), he is entitled to receive (a) a payment equal to his base salary earned but unpaid through the date of termination, a prorated portion of his incentive bonus based on the prior year’s incentive bonus, and any incentive bonus amount earned but not yet paid, (b) a payment equal to his annual base salary plus the most recent year’s incentive bonus multiplied by the greater of (i) two or (ii) the number of years remaining on the contract, (c) vesting of outstanding unvested stock options and equity-based awards, (d) benefits under all plans for a period of two years following termination, as well as vesting of all awards under the plans, and (e) continued coverage in the Company’s health benefit plans.

     If any payment or distribution by the Company to Dr. McKinnell is determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, he is entitled to receive from the Company a payment on an after-tax basis equal to the federal, state and local income and excise taxes imposed, and any penalties and interest. The agreement also contains provisions that restrict

Dr. McKinnell’s ability to: engage in any business that is competitive with the Company’s business for a period of one year following his retirement or termination for cause or without good reason; or to solicit Company employees for a period of two years following such retirement or termination.

     Severance Agreements

     We have entered into change-in-control severance agreements with most of our elected corporate officers, including each of the Named Executive Officers. The agreements continue through September 30 of each year, and provide that they are to be automatically extended in one-year increments unless we give prior notice of termination.

     These agreements are intended to provide for continuity of management in the event of a change in control. The agreements provide that covered executive officers could be entitled to certain severance benefits following a change in control of the Company. If, following such a change in control, the executive officer is terminated for any reason, other than for disability or for cause, or if such executive officer terminates his or her employment for good reason (as defined in the agreements), then the executive officer is entitled to a severance payment that will be 2.99 times the greater of (i) the executive officer’s base amount, as defined in the agreements or (ii) the sum of the executive officer’s (a) base salary in effect at the time of termination and (b) the higher of the (x) last full-year annual incentive payment or (y) target annual incentive payment for the year in which termination occurs. The severance payment generally would be made in the form of a lump sum.

     In addition, in the event of such a termination following a change in control, under the agreements each covered elected officer, other than the Named Executive Officers, would receive a payout of all outstanding Performance-Contingent Share Awards that had been granted prior to the date of termination at the maximum amounts that could have been earned pursuant to the awards, along with all shares earned but deferred in accordance with the deferral feature of the Pfizer Inc. 2004 Stock Plan, the 2001 Performance-Contingent Share Award Plan and its predecessor program. The Named Executive Officers would receive a payout of all Performance Contingent Share Awards at the target amounts. The covered elected officer also would receive a benefit payable from our general funds calculated using the benefit calculation provisions of our Retirement Annuity Plan and our unfunded Supplemental Retirement Plan with the following additional features:

  the executive officer would receive credit for an additional three years of service and compensation for purposes of calculating such benefit;

  the benefit would commence at age 55 (or upon the date of termination, if the executive officer is then over age 55) and for this purpose, three years would be added to the executive officer’s age;

  such benefit would be further determined without any reduction on account of its receipt prior to age 65; and

  such benefit would be offset by any amounts otherwise payable under our Retirement Annuity Plan and unfunded Supplemental Retirement Plan.

     The executive officer would also become vested in all other benefits available to our retirees. All restrictions on restricted stock awarded to such executive officer would lapse and all unvested options granted to such executive officer would vest and become exercisable for the remainder of the term of the option.

     If a change in control occurs, the agreements are effective for a period of four years from the end of the then existing term. Under the severance agreements, a change in control would include any of the following events:

  any “person,” as defined in the Securities Exchange Act of 1934, as amended, acquires 20 percent or more of our voting securities;

  a majority of our Directors are replaced in certain circumstances during a two- year period; or

  shareholders approve certain mergers, or a liquidation or sale of our assets.

     In the event that any payments made in connection with a change in control would be subjected to the excise tax imposed by Section 4999 of the Internal Revenue Code, we will “gross up”, on an after-tax basis, the executive officer’s compensation for all federal, state and local income and excise taxes and any penalties and interest.

     In certain circumstances, we fund trusts established to secure our obligations to make payments under the severance agreements in advance of the time payment is due.

     Under the individual severance agreements with the Named Executive Officers that address their termination of employment following a change in control of the Company, each Named Executive Officer would be entitled to receive the following estimated benefits. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would only be known at the time that they become eligible for payment and would only be payable if a change in control were to occur. The Table reflects the amount that could be payable under the various arrangements assuming that the change of control occurred at December 31, 2005, including a gross-up for certain taxes in the event that any payments made in connection with a change in control would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

Estimated Current Value of Change-in-Control Benefits

				Early	Early
		Pension	Performance	Vesting	Vesting of		Estimated
	Severance	Enhance-	Shares at	of Stock	Restricted		Tax Gross
Name	Amount(1)	ment(2)	Target(3)	Options(4)	Stock(5)	Other(6)	Up(7)	Total
Dr. McKinnell	$17,851,795	$ 337,000	$19,447,000	—	$458,000	—	$8,486,572	$46,580,367
Ms. Katen	8,108,282	16,022,000	8,794,000	—	254,000	—	8,306,994	41,485,276
Mr. Shedlarz	6,192,589	12,577,000	6,863,000	—	204,000	—	5,778,389	31,614,978
Mr. Kindler	5,687,578	1,805,000	6,282,000	—	100,000	160,000	3,975,463	18,010,041
Dr. LaMattina	4,858,152	8,693,000	5,539,000	—	176,000	—	5,548,589	24,814,741

(1)	This amount represents the 2.99 times the greater of (i) the executive officer’s base amount, as defined above or (ii) the sum of the executive officer’s (a) base salary in effect at the time of termination and (b) the higher of the (x) last full-year annual incentive payment or (y) target annual incentive payment for the year in which termination occurs. These amounts are based on the 2005 salary and bonus paid in 2006 for 2005 performance.
(2)	This amount represents the present value of an additional three years of service and elimination of the early retirement reduction under the pension plan.
(3)	This amount represents the payout of all outstanding Performance-Contingent Share Awards at the target payout level based on the Company’s closing stock price on December 31, 2005 ($23.32).
(4) & (5)	These awards would become vested and the number shown represents the IRS value under section 4999 of the Code due to the vesting of the awards.
(6)	This amount represents the present value of post-retirement medical coverage for Mr. Kindler since he does not currently meet the requirement for coverage.
(7)	The estimated tax gross up is based on the 20% excise tax, grossed up for taxes, on the amount of severance and other benefits above each individual’s average five-year W-2 earnings times 2.99.

The Compensation Committee:

Mr. Burt
Mr. Ikenberry
Mr. Lorch
Dr. Mead (Chair)

Performance Graphs

     The ten and five year performance graphs below compare our total shareholder returns (assuming reinvestment of dividends) with the Standard and Poor’s Composite Stock Index (S&P 500) and those of the peer groups described below.

     The graphs assume $100 invested at the per-share closing price of the common stock on the New York Stock Exchange Composite Tape on each of December 31, 1995 and December 31, 2000, respectively, in Pfizer and each of the indices. We believe that Pfizer’s performance is best compared with peer organizations over a ten-year period, in so far as the development and clinical trial process for new medicines, plus the time it takes a new medicine to be widely accepted by formularies in the United States, is roughly ten years.

Ten Year Performance Graph

	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005

PFIZER	100.0	134.0	243.7	411.7	323.2	462.4	404.6	315.0	370.9	288.2	257.6
PEER
GROUP
(OLD)	100.0	124.6	188.2	267.3	242.5	317.7	274.3	214.0	221.0	224.9	223.5
PEER
GROUP
(NEW)	100.0	125.0	181.0	256.1	256.2	316.9	274.6	215.4	245.1	246.5	262.0
S&P 500	100.0	123.0	164.0	210.8	255.2	232.0	204.4	159.2	204.9	227.2	238.3

Five Year Performance Graph

	2000	2001	2002	2003	2004	2005

PFIZER	100.0	87.5	68.1	80.2	62.3	55.7
PEER GROUP (OLD)	100.0	86.4	67.3	69.6	70.8	70.4
PEER GROUP (NEW)	100.0	88.6	68.0	77.3	77.8	82.7
S&P 500	100.0	88.1	68.6	88.3	97.9	102.7

(1)	For 2005, Pfizer’s pharmaceutical peer group consisted of the following companies: Abbott Laboratories, Amgen, AstraZeneca, Bristol-Myers Squibb Company, Eli Lilly and Company, GlaxoSmithKline, Johnson & Johnson, Merck and Co., Schering-Plough Corporation and Wyeth (New Peer Group). Prior to that, Pfizer’s pharmaceutical peer group was comprised of Abbott Laboratories, Baxter International, Bristol-Myers Squibb Company, Colgate-Palmolive Company, Eli Lilly and Company, Johnson & Johnson, Merck and Co., Schering-Plough Corporation, and Wyeth (Old Peer Group).
We believe that the companies included in the New Peer Group are more reflective of the Company’s core business, and therefore will provide a more meaningful comparison of stock performance. We have included the New Peer Group in the graph to show what the comparison to those companies would have been if the New Peer Group had been in place during the periods shown in the two graphs.
Pfizer merged with Warner-Lambert Company in 2000. Warner-Lambert Company was included as part of our Peer Group in our Proxy Statement for 1999.
Pharmacia & Upjohn, Inc. merged with Monsanto Company to form Pharmacia Corporation in 2000. Pharmacia Corporation completed the spin-off of the Monsanto Company in August 2002. Pfizer merged with Pharmacia Corporation in 2003. Pharmacia was included as part of our Peer Group in proxy statements in the five-year period from 1998 to 2002.

Equity Compensation Plan Information

     This table provides certain information as of December 31, 2005 with respect to our equity compensation plans:

			(c)
			Number of securities
			remaining available for
	(a)	(b)	future issuance under
	Number of securities	Weighted-average	equity compensation
	to be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan category	warrants and rights	warrants and rights	column (a))

Equity compensation
plans approved by
security holders	483,049,774 (1)	$34.98	385,930,586 (2)

Equity compensation
plans not approved
by security holders	0	N/A	0

Total	483,049,774	$34.98	385,930,586

(1)	This amount includes the following:
• 467,676,553 shares issuable upon the exercise of outstanding stock options.
• 2,559,510; 11,025,711; and 1,788,000 shares, respectively, issuable pursuant to outstanding share awards that have been granted under the Pfizer Inc. 2004 Stock Plan, the Pfizer Inc. 2001 Performance-Contingent Share Award Plan, and the previous Pfizer Inc. Performance-Contingent Share Award Program, but not yet earned as of December 31, 2005. The number of shares, if any, to be issued pursuant to such outstanding awards will be determined by a non-discretionary formula that measures our performance, in terms of total shareholder return and diluted earnings-per-share growth, over the applicable performance period relative to the performance of the pharmaceutical peer group. Since these awards have no exercise price, they are not included in the weighted average exercise price calculation in column (b).
(2)	This amount represents the number of shares available (385,930,586) for issuance pursuant to stock options and awards that could be granted in the future under the Pfizer Inc. 2004 Stock Plan. In accordance with plan provisions, any option granted under the Plan will reduce the available number of shares on a one-to-one basis and any whole share award granted will reduce the available number of shares on a three-to-one basis.

     On April 16, 2003, Pfizer acquired Pharmacia Corporation and assumed various stock-based plans. No subsequent grants will be made from any of these plans. As of December 31, 2005, under the Pharmacia 2001 Long-Term Incentive Plan, 50,986,820 shares were issuable upon the exercise of outstanding stock options, including 5,373,542 outstanding reload options, at a weighted average exercise price of $30.51. The reload obligations will be satisfied under this plan from the remaining 16,609,672 shares available. In addition, under the other assumed Pharmacia plans, as of December 31, 2005, there were 81,147,958 shares issuable upon the exercise of outstanding stock options, and those options had a weighted average exercise price per share of $30.55. Information regarding these various options is not included in the above table.

     On June 19, 2000, Pfizer acquired Warner-Lambert Company and assumed stock options outstanding under various Warner-Lambert plans pursuant to which no subsequent awards have been or will be made. As of December 31, 2005, there were 27,592,635 shares issuable upon the exercise of stock options under these plans, and those options had a weighted average exercise price per share of $22.90. In addition, 460,082 shares were issuable pursuant to the Warner-Lambert 1996 Stock Plan in settlement of Warner-Lambert Directors’ compensation that had been deferred by certain former Warner-Lambert Directors prior to Pfizer’s acquisition of Warner-Lambert. Information regarding those options and shares is not included in the above table.

Long-Term Compensation Plans

The Pfizer Inc. 2004 Stock Plan

     Under the Pfizer Inc. 2004 Stock Plan, our employees may be granted stock options, stock awards (including restricted stock), stock appreciation rights, performance-contingent awards and other equity-based awards. The 2004 Stock Plan also provides the flexibility to grant equity-based awards to our non-employee Directors.

     Where an employee also is an elected corporate officer, the performance criteria for awards granted under the Plan are determined by the Compensation Committee. Any executive performance award is expected to include total shareholder return as a performance measure and also could include other measures such as: revenues, cost reductions, operating income, income before taxes, net income, adjusted net income, earnings per share, adjusted earnings per share, operating margins, working capital measures, return on assets, return on equity, return on invested capital, cash flow measures, market share, and/or economic value added, of the Company, or the affiliate or division of the Company for or within which the participant is primarily employed.

     Performance goals may be based on the achievement of specified levels of Company performance (or performance of the applicable affiliate or division of the Company) under one or more of the measures described above, relative to the performance of other corporations or comparable businesses. The performance goals will be set by the Committee within the time period prescribed by, and will otherwise comply with, the requirements of Section 162(m) of the Internal Revenue Code.

     The material terms of the stock options granted in 2005 under this Plan generally are as follows:

  options vest after three or more years from the grant date;

  options carry a three month exercise period, for vested options, after termination; and
  options can be exercised for up to the full term of the grant if the recipient has held the option for more than one year from the grant date and is age 55 with 10 years of service upon termination.

     This Plan was approved by our shareholders at our 2004 Annual Meeting and replaced the 2001 Stock and Incentive Plan and the 2001 Performance-Contingent Share Award Plan (the “2001 Plans”).

2001 Stock and Incentive Plan

     Under the 2001 Stock and Incentive Plan, our employees were granted stock options, stock awards (including restricted stock awards) and Performance-based stock awards, as a result of either a general grant or an award based on having met certain performance criteria. Where an employee was an elected corporate officer, the performance criteria were determined by the Compensation Committee. Our non-employee Directors were not eligible to participate in this Plan.

     Options granted prior to April 22, 2004, were granted under the 2001 Plan. The 2001 Plan was replaced by the Pfizer Inc. 2004 Stock Plan, as described above, and no further options or awards will be granted under the 2001 Plan. However, outstanding awards and options granted under the 2001 Plan, or under our previous Stock and Incentive Plan, will continue to vest, and the options may be exercised, in the future.

2001 Performance-Contingent Share Award Plan

     Under the 2001 Performance-Contingent Share Award Plan, participating employees were granted an opportunity by the Compensation Committee to earn shares of Pfizer common stock, subject to attaining certain performance criteria. The performance formula was nondiscretionary and was comprised of two performance criteria:

  total shareholder return (including reinvestment of dividends); and

  growth in diluted earnings per share;

measured over the applicable performance period relative to the performance of the Old Peer Group. Our 100 highest-ranking employees were eligible to participate. All awards granted under the Plan were based upon a five-year performance period.

     Awards granted under our previous performance-contingent share award program were based on the same performance criteria described above.

     Awards for performance periods beginning in 2005, as shown in the table under the heading “Long-Term Incentive Plan Awards in 2005” were granted under the 2004 Stock Plan, generally with the same criteria as under the previous plan. After the 2004 awards were granted, the 2001 Performance-Contingent Share Award Plan was replaced by the 2004 Pfizer Inc. Stock Plan, as described above, and no further awards will be granted under the 2001 Plan. However, outstanding awards granted under the 2001 Plan, or under our previous performance-contingent share award program, will continue to vest in the future.

     Awards earned by the Named Executive Officers under the 2001 Performance-Contingent Share Award Plan and the previous award program for the performance period ended December 31, 2005, are shown in the “LTIP Payouts” column of the Summary Compensation Table. Receipt of shares awarded under the current and previous Plans may be deferred.

Executive Annual Incentive Plan

     The Named Executive Officers and other senior employees participate in the Executive Annual Incentive Plan. The Plan is intended to ensure the tax deductibility of the executive’s bonus for the Company. The maximum individual annual bonus under this plan is 0.3% (three tenths of one percent) of Adjusted Net Income. The Annual Incentive Plan defines “Adjusted Net Income” to mean income before cumulative effect of accounting changes as shown on the audited Consolidated Statement of Income of the Company. If income before the cumulative effect of accounting changes is not shown on the Statement, then Adjusted Net Income will mean net income as shown on the Statement. Receipt of bonuses paid from this Plan can be deferred by the executives until a later date or retirement. Such deferred bonuses may be invested under the Pfizer Inc. Deferred Compensation Plan in either a Pfizer unit fund (shares plus reinvested dividends) or a fund earning 120% of the federal long-term rate. As of December 31, 2005, this rate was 5.61% .

Warner-Lambert Company 1996 Stock Plan

     Under the Warner-Lambert 1996 Stock Plan, as a result of our merger with Warner-Lambert, all stock options and restricted stock awards outstanding as of June 19, 2000, became immediately exercisable or vested.

     Under this Plan, the Directors of Warner-Lambert could elect to defer any or all of the compensation they received for their services. These deferred amounts could have been credited to a Warner-Lambert Common Stock Equivalent Account (the Equivalent Account). That Equivalent Account was credited, as of the day the fees would have been payable, with stock credits equal to the number of shares of Warner-Lambert common stock that could have been purchased with the dollar amount of such deferred fees. The former Warner-Lambert Directors—Messrs. Burt, Gray, Howell, and Lorch—who joined our Board after the merger, had deferred compensation and were entitled to Warner-Lambert stock credits in the Equivalent Account under this Plan. Dividends received under this Plan are reinvested. Upon the closing of the merger, these Warner-Lambert stock credits were converted into Pfizer stock equivalent units. These units will be payable in Pfizer common stock at various times in accordance with the Director’s election. These units are described in footnote 1 to the table entitled “Securities Ownership of Officers and Directors.”

Indemnification

     We indemnify our Directors and most of our elected officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. This is required under our By-laws, and we have also entered into agreements with certain of those individuals contractually obligating us to provide this indemnification to them.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF
PROXY PROPOSALS, NOMINATION OF DIRECTORS
AND OTHER BUSINESS OF SHAREHOLDERS

     Under the rules of the SEC, if a shareholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at our 2007 Annual Meeting of Shareholders, the proposal must be received by us at our principal executive offices at 235 East 42nd Street, New York, NY 10017-5755 by November 17, 2006. The proposal should be sent to the attention of the Secretary of the Company.

     Under our By-laws, and as permitted by the rules of the SEC, certain procedures are provided that a shareholder must follow to nominate persons for election as Directors or to introduce an item of business at an Annual Meeting of Shareholders. These procedures provide that nominations for Director nominees and/or an item of business to be introduced at an Annual Meeting of Shareholders must be submitted in writing to the Secretary of the Company at our principal executive offices. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2007 Annual Meeting no later than:

  60 days in advance of the 2007 Annual Meeting if it is being held within 30 days preceding the anniversary of the date (April 27, 2006) of this year’s Meeting; or

  90 days in advance of the 2007 Annual Meeting if it is being held on or after the anniversary of the date of this year’s Meeting.

     For any other meeting, the nomination or item of business must be received by the tenth day following the date of public disclosure of the date of the meeting.

     Our Annual Meeting of Shareholders is generally held on the fourth Thursday of April. Assuming that our 2007 Annual Meeting is held on schedule, we must receive notice of your intention to introduce a nomination or other item of business at that meeting by February 26, 2007. If we do not receive notice by that date, or if we meet certain other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

     The nomination must contain the following information about the nominee:

  name;

  age;

  business and residence addresses;

  principal occupation or employment;

  the number of shares of common stock beneficially owned by the nominee;

  the information that would be required under the rules of the SEC in a Proxy Statement soliciting proxies for the election of such nominee as a Director; and

  a signed consent of the nominee to serve as a Director of the Company, if elected.

     Notice of a proposed item of business must include:

  a brief description of the substance of, and the reasons for conducting, such business at the Annual Meeting;

  the shareholder’s name and address as they appear on our records;

  the number of shares of common stock beneficially owned by the shareholder (with supporting documentation where appropriate); and

  any material interest of the shareholder in such business.

     The Board is not aware of any matters that are expected to come before the 2006 Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the Proxy Committee appointed by the Board of Directors intends to vote the proxies in accordance with their best judgment.

     The chairman of the Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person,

not made in compliance with the foregoing procedures.

     Whether or not you plan to attend the Meeting, please vote by telephone, on the Internet, or by mail.

     If you vote by telephone, the call is toll-free. No postage is required for mailing in the United States.

By order of the Board of Directors,

Margaret M. Foran
Senior Vice President—Corporate Governance,
Associate General Counsel and
Corporate Secretary
March 16, 2006

ANNEX 1

Director Qualification Standards

Determination of Independence

     To be considered “independent” for purposes of these standards, a director must be determined, by resolution of the Board as a whole, after due deliberation, to have no material relationship with the Company other than as a director. These determinations will be made public annually prior to the directors standing for election to the Board. Except as otherwise noted below, the “Company” includes Pfizer Inc. and its consolidated subsidiaries. In each case, the Board shall broadly consider all relevant facts and circumstances and shall apply the following standards:

1.	In no event will a director be considered “independent” if:

	(i)	the director is, or has been within the last three years, an employee of the Company; or

	(ii)	an immediate family member of the director is, or has been within the last three years, an executive officer of the Company; or

	(iii)	the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company (other than director’s fees and pension or other forms of deferred compensation for prior service with the Company); or

	(iv)	(A) the director or an immediate family member of the director is a current partner of the firm that is the Company’s independent registered public accounting firm; or (B) the director is a current employee of such firm; or (C) the director has an immediate family member who is a current employee of such firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, or (D) the director or an immediate family member of the director was within the last three years (but is no longer) a partner or employee of such firm and personally worked on the Company’s audit within that time; or

	(v)	an executive officer of the Company serves or served on the compensation committee of the board of directors of a company that, at the same time within the last three years, employs or employed either the director or an immediate family member of the director as an executive officer.

2.	Audit Committee members may not have any direct or indirect financial relationship whatsoever with the Company other than as directors, and may not be affiliated persons of the Company. Audit committee members may receive directors’ fees, in the form of cash, stock, stock units, stock options or other in-kind consideration ordinarily available to directors, and fixed amounts of compensation for prior service with the Company.

3.	No director, or immediate family member of a director, may serve as a paid consultant or advisor to the Company or to any executive officer of the Company, or may have a personal services contract with the Company or with any executive officer of the Company.

4.	The following commercial relationships will not be considered to be material relationships that would impair a director’s independence: (i) if a director is a current employee, or an immediate family member of a director of the Company is a current executive officer of another company that does business with the Company and the annual sales to, or purchases from, the Company in any of the last three fiscal years were less than one percent of the annual revenues of the company the director or the director’s immediate family member serves as an executive officer or employee, as applicable; or (ii) if a director

i

or an immediate family member of a director of the Company is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than one percent of the total consolidated assets of the company he or she serves as an executive officer.

5.	The following not-for-profit relationship will not be considered to be a material relationship that would impair a director’s independence: if a director of the Company, or a director’s spouse, serves as an executive officer of a not-for-profit organization, and the Company’s, or the Pfizer Foundation’s discretionary charitable contributions to the organization, in the aggregate, are less than two percent (or $1,000,000, whichever is greater) of that organization’s latest publicly available total revenues.

6.	Annually, the Board will review all commercial and charitable relationships of directors to determine whether directors meet the categorical independence tests described in paragraphs 4 and 5. The Board may determine that a director who has a relationship that exceeds the limits described in paragraph 4 (to the extent that any such relationship would not constitute a bar to independence under the New York Stock Exchange listing standards) or paragraph 5, is nonetheless independent. The Company will explain in the next proxy statement the basis for any Board determination that a relationship is immaterial despite the fact that it does not meet the categorical standards set forth in paragraphs 4 or 5.

7.	The Company will not make any personal loans or extensions of credit to directors or executive officers.

8.	To help maintain the independence of the Board, all directors are required to deal at arm’s length with the Company and its subsidiaries and to disclose circumstances material to the director that might be perceived as a conflict of interest.

ANNEX 2

Charter
Audit Committee

Status

     The Audit Committee is a committee of the Board of Directors.

Membership

     The Audit Committee shall consist of three or more directors all of whom in the judgment of the Board of Directors shall be independent in accordance with New York Stock Exchange listing standards. Each member shall in the judgment of the Board of Directors have the ability to read and understand the Company’s basic financial statements or shall at the time of appointment undertake training for that purpose. At least one member of the Audit Committee shall in the judgment of the Board of Directors be an audit committee financial expert in accordance with the rules and regulations of the Securities and Exchange Commission and at least one member (who may also serve as the audit committee financial expert) shall in the judgment of the Board of Directors have accounting or related financial management expertise in accordance with New York Stock Exchange listing standards.

Purpose

     The Audit Committee shall represent and assist the Board of Directors with the oversight of: (a) the integrity of the Company’s financial statements and internal controls, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications and independence and (d) the performance of the Company’s internal audit function and the independent registered public accounting firm. Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Responsibilities

1.	Select and retain (subject to approval by the Company’s stockholders), evaluate and terminate when appropriate, the independent registered public accounting firm, set the independent registered public accounting firm’s compensation, oversee the work of the independent registered public accounting firm and pre-approve all audit services to be provided by the independent registered public accounting firm.

2.	Pre-approve all permitted non-audit services to be performed by the independent registered public accounting firm and establish policies and procedures for the engagement of the independent registered public accounting firm to provide permitted audit and non-audit services.

3.	At least annually, receive and review: (a) a report by the independent registered public accounting firm describing the independent registered public accounting firm’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, peer review or Public Company Accounting Oversight Board (PCAOB) review, of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (b) other required reports from the independent registered public accounting firm.

4.	At least annually, consider the independence of the independent registered public accounting firm, including whether the provision by the independent registered public accounting firm of permitted non-audit services is compatible with independence, and obtain and review a report from the independent registered public accounting firm describing all relationships between the firm and the Company.

5.	Review with the independent registered public accounting firm:

(a) the scope and results of the audit;

(b) any problems or difficulties that the auditor encountered in the course of the audit work, and management’s response; and

(c) any questions, comments or suggestions the auditor may have relating to the internal controls, and accounting practices and procedures, of the Company or its subsidiaries.

6.	Review, at least annually, the scope and results of the internal audit program, including then current and future programs of the Company’s Internal Audit Department, procedures for implementing accepted recommendations made by the independent registered public accounting firm, and any significant matters contained in reports from the Internal Audit Department.

7.	Review with the independent registered public accounting firm, the Company’s Internal Audit Department, and management: (a) the adequacy and effectiveness of the systems of internal controls (including any significant deficiencies and significant changes in internal controls reported to the Audit Committee by the independent registered public accounting firm or management), accounting practices, and disclosure controls and procedures (and management reports thereon), of the Company and its subsidiaries; and (b) current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

8.	Review with management and the independent registered public accounting firm the annual and quarterly financial statements of the Company, including: (a) any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-K or 10-Q with the Securities and Exchange Commission; (b) disclosures relating to internal controls over financial reporting; (c) the items required by Statement of Auditing Standards 61 as in effect at that time in the case of the annual statements and Statement of Auditing Standards 100 as in effect at that time in the case of the quarterly statements; and (d) meet to review the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” included in the Company’s Form 10-K or 10-Q filed with the Securities and Exchange Commission.

9.	Recommend to the Board of Directors, based on the review described in paragraphs 4 and 8 above, whether the financial statements should be included in the annual report on Form 10-K.

10.	Review earnings press releases, as well as Company policies with respect to earnings press releases, financial information and earnings guidance provided to analysts and rating agencies (this function may be performed by the Chair or the full Committee).

11.	Discuss Company policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Company and major legislative and regulatory developments which could materially impact the Company’s contingent liabilities and risks.

12.	Review: (a) the status of compliance with laws, regulations, and internal procedures; and (b) the scope and status of systems designed to promote Company compliance with laws, regulations and internal procedures, through review of reports from management, legal counsel and third parties as determined by the Audit Committee.

13.	Establish procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company’s accounting, internal controls and auditing matters, as well as for the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

14.	Establish policies for the hiring of employees and former employees of the independent registered public accounting firm.

15.	Obtain the advice and assistance, as appropriate, of independent counsel and other advisors as necessary to fulfill the responsibilities of the Audit Committee, and receive appropriate funding from the Company, as determined by the Audit Committee, for the payment of compensation to any such advisors.

16.	Conduct an annual performance evaluation of the Audit Committee and annually evaluate the adequacy of its charter.

Meetings

     The Audit Committee shall meet at least six times each year and at such other times as it deems necessary to fulfill its responsibilities. The Audit Committee shall periodically meet separately, in executive session, with management, the internal auditor and the independent registered public accounting firm. The Audit Committee shall report regularly to the Board of Directors with respect to its activities and make recommendations to the Board of Directors as appropriate.

Report

     The Audit Committee shall prepare a report each year for inclusion in the Company’s proxy statement relating to the election of directors.

v

ANNEX 3

Charter
Corporate Governance Committee

Status

     The Corporate Governance Committee is a committee of the Board of Directors.

Membership

     The Corporate Governance Committee shall consist of directors all of whom in the judgment of the Board of Directors shall be independent in accordance with New York Stock Exchange listing standards.

Responsibilities

     The Corporate Governance Committee is responsible for considering and making recommendations to the Board concerning the appropriate size, functions and needs of the Board. The Corporate Governance Committee may, at its sole discretion, engage director search firms and has the sole authority to approve the fees and other retention terms with respect to any such firms. The Corporate Governance Committee also has the authority, as necessary and appropriate, to consult with outside advisors to assist in their duties to the Company. This responsibility includes:

  developing and recommending to the Board the criteria for Board membership; candidates are selected for, among other things, their integrity, independence, diversity of experience, leadership; and the ability to exercise sound judgment. Criteria considered include a candidate’s scientific expertise; prior government service and experience at policy making levels involving issues affecting business, government, education, technology and areas relevant to the Company’s global business.

  considering, recommending and recruiting candidates to fill new positions on the Board;

  reviewing candidates recommended by shareholders;

  conducting the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates; and

  recommending the Director nominees for approval by the Board and the shareholders.

The Committee’s additional functions are:

  to consider questions of possible conflicts of interest of Board members and of our senior executives;

  to monitor and recommend the functions of the various committees of the Board;

  to recommend members of the committees;

  to advise on changes in Board compensation;

  to make recommendations on the structure of Board meetings;

  to recommend matters for consideration by the Board;

  to consider matters of corporate governance and to review, at least annually, our Corporate Governance Principles;

  to consider, and review periodically, Director Qualification Standards;

  to review, periodically, our policy regarding the adoption of a Shareholder Rights Plan;

  to establish Director retirement policies;

  to review the functions of the senior officers and to make recommendations on changes;

  to review annually with the Chairman and Chief Executive Officer the job performance of elected corporate officers and other senior executives;

  to review the outside activities of senior executives;

  to review periodically with the Chairman and Chief Executive Officer the succession plans relating to positions held by elected corporate officers, and to make recommendations to the Board with respect to the selection of individuals to occupy these positions;

  to oversee the evaluation of the Board and its committees;

  to prepare an annual performance evaluation of the Corporate Governance Committee; and

  to maintain an informed status on Company issues related to corporate social responsibility and the Company’s participation and visibility as a global corporate citizen.

ANNEX 4

Charter
Compensation Committee

Status

     The Compensation Committee is a committee of the Board of Directors.

Membership

     The Compensation Committee shall consist of three or more directors all of whom in the judgment of the Board of Directors shall be independent in accordance with the New York Stock Exchange listing standards. In addition, a person may serve on the Compensation Committee only if the Board of Directors determines that he or she (i) is a “Non-employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

Purpose

     The purposes of the Compensation Committee are (i) to discharge the responsibilities of the Board of Directors relating to compensation of the Company’s CEO and other executives, and (ii) to produce an annual report on executive officer compensation for inclusion in the Company’s annual proxy statement that complies with the rules and regulations of the Securities and Exchange Commission. Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Duties and Responsibilities

     The Compensation Committee is directly responsible for establishing annual and long-term performance goals and objectives for our elected officers. This responsibility includes:

(i)	evaluating the performance of the CEO and other elected officers in light of the approved performance goals and objectives;

(ii)	setting the compensation of the CEO and other elected officers based upon the evaluation of the performance of the CEO and the other elected officers, respectively;

(iii)	making recommendations to the Board of Directors with respect to new cash-based incentive compensation plans and equity-based compensation plans; and

(iv)	preparing an annual performance self- evaluation of the Compensation Committee.

In addition, the Compensation Committee:

(i)	administers the Company’s stock plans;

(ii)	determines and certifies the shares awarded under corporate performance- based plans;

(iii)	grants options and awards under the stock plans;

(iv)	advises on the setting of compensation for senior executives whose compensation is not otherwise set by the Committee; and

(v)	monitors compliance by officers with our program of required stock ownership.

     In determining the long-term incentive component of the compensation of the Company’s CEO and other elected officers, the Compensation Committee may consider: (i) the Company’s performance and relative shareholder return; and, (ii) the value of similar incentive awards to chief executive officers and elected officers at comparable companies.

     The Committee has the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.

     The Compensation Committee may, in its sole discretion, employ a compensation consultant to assist in the evaluation of the compensation of the Company’s CEO or other elected officers. The Compensation Committee shall have the sole authority to approve the fees and other retention terms with respect to such a compensation consultant. The Compensation Committee also has the authority, as necessary and appropriate, to consult with other outside advisors to assist in its duties to the Company.

Meetings

     The Compensation Committee shall meet at least four times each year and at such other times as it deems necessary to fulfill its responsibilities.

ANNEX 5

Charter
Science and Technology Committee

Status

     The Science and Technology Committee is a committee of the Board of Directors.

Purpose

     The Science and Technology Committee shall periodically examine management’s direction and investment in the Company’s pharmaceutical research and development and technology initiatives. The Committee will function as a broadly knowledgeable and objective group of scientists and non-scientists to consider and report periodically to the Board on matters relating to the investment in the Company’s research and development and technology initiatives.

Membership

     The Science and Technology Committee shall consist of three or more directors. At least one member of the Committee shall, in the judgment of the Board of Directors, have scientific research expertise. The Committee may engage external consultants, providing a broad range of expertise in both basic and clinical sciences, as well as technologies. Their individual service will extend for a one-year term, renewable at the discretion of the Science and Technology Committee of the Board.

Responsibilities

     The Science and Technology Committee may meet privately with independent consultants and be free to speak directly and independently with any members of management in discharging its responsibilities.

     The Committee shall meet at such times as it deems to be necessary or appropriate, but not less than twice each year, and shall report at the next Board meeting following each such committee meeting.

     The Committee will conduct an annual evaluation of its effectiveness, to determine if the purpose and responsibilities are consistent with the guidelines of the Charter of the Science and Technology Committee, and are clearly aligned with the Company’s strategic science and technology research goals and objectives.

     In addition, the Committee will:

  review, evaluate and report to the Board of Directors regarding performance of the research leaders in achieving the long-term strategic goals and objectives and the quality and direction of the Company’s pharmaceutical research and development programs.

  identify and discuss significant emerging science and technology issues and trends.

  determine whether there is sufficient and ongoing external review from world-class experts across both research and development, pertaining to the Company’s therapeutic areas.

  review the Company’s approaches to acquiring and maintaining a range of distinct technology positions (including, but not limited to, contracts, grants, collaborative efforts, alliances and venture capital).

  evaluate the soundness/risks associated with the technology in which the Company is investing its research and development efforts.

  periodically review the Company’s overall patent strategies.

ANNEX 6

CHARTER OF THE LEAD INDEPENDENT DIRECTOR

     The Pfizer Board of Directors considers it to be useful and appropriate to designate a non-management director to serve in a lead capacity to coordinate the activities of the other non-management directors, and to perform such other duties and responsibilities as the Board of Directors may determine. The specific responsibilities of the Lead Independent Director will be as follows:

Preside at Executive Sessions

  Preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors.

Call Meetings of Independent Directors

  Has the authority to call meetings of the independent directors.

Function as Liaison with the Chairman

  Serve as principal liaison on Board-wide issues between the independent directors and the Chairman.

Participate in flow of information to the Board such as board meeting agendas and schedules

  Approve the quality, quantity and timeliness of information sent to the Board as well as approving meeting agenda items.

  Approve meeting schedules to assure that there is sufficient time for discussion of all agenda items.

Recommend Outside Advisors and Consultants

  Recommend to the Chairman the retention of outside advisors and consultants who report directly to the Board of Directors on board-wide issues.

Shareholder Communication

  If requested by shareholders, ensures that he/she is available, when appropriate, for consultation and direct communication.

ANNEX 7

Proposed Amendments to Company’s Restated Certificate of Incorporation
[Deletions indicated by strike-out; additions indicated by underline.]

     SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and it is expressly provided that the same are intended to be in furtherance and not in limitation or exclusion of the powers conferred by statute:

     (1) The number of directors of the Corporation (exclusive of directors (the “Preferred Stock Directors”) who may be elected by the holders of any one or more series of Preferred Stock which may at any time be outstanding, voting separately as a class or classes) shall not be less than ten nor more than twenty-four, the exact number within said limits to be fixed from time to time solely by resolution of the Board of Directors, acting by not less than a majority of the directors then in office.

     (2) Election of directors need not be by ballot unless the By-laws so provide.

     (3) Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the Board of Directors, acting by not less than a majority of the Directors then in office, although less than a quorum. Any director so chosen shall hold office until his successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

     (4) Deleted.

     (5) The Bylaws may prescribe the number of directors necessary to constitute a quorum and such number may be less than a majority of the total number of directors, but shall not be less than one-third of the total number of directors.

     (6) Both shareholders and directors shall have power, if the Bylaws of the Corporation so provide, to hold their meetings either within or without the State of Delaware, to have one or more offices in addition to the principal office in the State of Delaware, and to keep the books of the Corporation (subject to the provisions of the statutes) outside of the State of Delaware at such places as may from time to time be designated by them.

     (7) The Board of Directors shall have power to determine from time to time whether and if allowed under what conditions and regulations the accounts, and except as otherwise provided by statute or by this Certificate of Incorporation, the books of the Corporation shall be open to the inspection of the shareholders, and the shareholders’ rights in this respect are and shall be restricted or limited accordingly, and no shareholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or by this Certificate of Incorporation, or authorized by the Board of Directors or by a resolution of the shareholders.

     (8) The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation.

     (9) The Board of Directors acting by a majority of the whole board shall have power to appoint three or more of their number to constitute an Executive Committee, which Committee shall, when the Board of Directors is not in session and subject to the Bylaws, have and exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. The Board of Directors acting by a majority of the whole board shall also have power to appoint any other committee or committees, such committees to have and exercise such powers as shall be conferred by the Board of Directors or be authorized by the Bylaws.

     (10) Except as may be otherwise provided by statute or in this Certificate of Incorporation, the business and affairs of this Corporation shall be managed under the direction of the Board of Directors.

x

     (11) Directors, for their services as such, may be paid such compensation as may be fixed from time to time by the Board of Directors.

     (12) The Board of Directors shall have power from time to time to fix and determine and vary the amount of the working capital of the Corporation and, subject to any restrictions contained in the Certificate of Incorporation, to direct and determine the use and disposition of any surplus over and above the capital stock paid in, and in its discretion to use and apply any such surplus in purchasing or acquiring property, bonds or other obligations of the Corporation or shares of its own capital stock, to such extent and in such manner and upon such terms as the Board of Directors shall deem expedient, but any shares of such capital stock so purchased or acquired may be resold unless such shares shall have been retired in the manner provided by law for the purpose of decreasing the Corporation’s capital stock.

     (13) Deleted.

     ~~(13) Notwithstanding any other provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class of capital stock of the Corporation as are entitled to vote generally in the election of directors (ìVoting Stockî) required by law or this Certificate of Incorporation, the affirmative vote of the holders of at least 80% of all of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend or repeal paragraphs (1),(3),(5), (8), (10) or this paragraph (13) of this Article SEVENTH.~~

     (14) The liability of the Corporation’s Directors to the Corporation or its shareholders shall be eliminated to the fullest extent permitted by the Delaware General Corporation Law as amended from time to time. No amendment to or repeal of this paragraph (14) of Article SEVENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     ~~Notwithstanding any other provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class of Voting Stock required by law or this Certificate of Incorporation, the affirmative vote of the holders of at least 80% of all of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this paragraph (14) of this Article SEVENTH.~~

     (15) Any action required or permitted to be taken by the shareholders of the Corporation must be effected solely at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

     EIGHTH:

     Deleted.

     ~~A. Applicability of Article.~~

     ~~Except as otherwise expressly provided in Section C of this Article EIGHTH, none of the actions or transactions listed below shall be effected by the Corporation, or approved by the Corporation as a shareholder of any majorityowned subsidiary of the Corporation if, as of the record date for the determination of the shareholders entitled to vote thereon, any Related Person (as hereinafter defined) exists, unless the applicable requirements of Sections B, C, D, E and F of this Article EIGHTH are fully complied with:~~

     ~~(1) any merger or consolidation of the Corporation or any of its subsidiaries into or with such Related Person;~~

     ~~(2) any sale, lease, exchange or other disposition of all or any substantial part of the assets of the Corporation or any of its majorityowned subsidiaries to or with such Related Person;~~

     ~~(3) the issuance or delivery of any Voting Stock, or securities convertible into or exchangeable or exercisable for any Voting Stock, or of voting securities of any of the Corporation’s majorityowned subsidiaries to such Related Person in exchange for cash, other assets or securities, or a combination thereof; or~~

     ~~(4) any voluntary dissolution or liquidation of the Corporation.~~

     ~~B. Stockholder Vote Required.~~

     ~~The actions and transactions described in Section A of this Article EIGHTH shall have been authorized by the affirmative vote of at least 80% of all of the outstanding shares of Voting Stock, voting together as a single class.~~

     ~~C. Minimum Price Required.~~

     ~~Notwithstanding Section B hereof, the 80% voting requirement shall not be applicable if (1) any action or transaction specified in Section A hereof is approved by the Corporation’s Board of Directors and by a majority of the Continuing Directors (as hereinafter defined); provided, however, that if there are not at least five Continuing Directors this exception for approval by the Board of Directors shall not be applicable or (2) in the case of any action or transaction pursuant to which the holders of the capital stock of the Corporation are entitled to receive cash, property, securities or other consideration, the cash or fair market value of the property, securities or other consideration to be received per share by holders of the capital stock of the Corporation in such action or transaction is not less than the higher of (a) the highest price per share paid by the Related Person in acquiring any of its holdings of capital stock of the Corporation, or (b) the highest closing sale price on any day either since the Related Person acquired its first share of capital stock of the Corporation which it continues to own or control or during the five years preceding the date of consideration of the action or transaction by the Corporation’s Board of Directors, whichever period is shorter; such highest closing sale price shall be determined by the reports of closing sale prices on the Composite Tape for New York Exchange Listed Stocks or, if such stock is not quoted on the Composite Tape on the New York Stock Exchange or other principal United States securities exchange on which such stock is listed or, for any period when such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock on the National Association of Securities Dealers, Inc. Automated Quotation System; such price, in either case (a) or (b), to be proportionately adjusted for any subsequent increase or decrease in the number of issued shares of the Corporation’s capital stock resulting from a subdivision or consolidation of shares or any other capital adjustments, the payment of a stock dividend, or other increase or decrease in such shares of capital stock effected without receipt of consideration by the Corporation.~~

     ~~D. Restrictions on Certain Actions.~~

     ~~After becoming a Related Person and prior to consummation of such action or transaction (1) such Related Person shall not have acquired from the Corporation or any of its majorityowned subsidiaries any newly issued or treasury shares of capital stock or any newly issued securities convertible into or exchangeable for capital stock of the Corporation or any of its majorityowned subsidiaries, directly or indirectly (except upon conversion or exchange of convertible or exchangeable securities acquired by it prior to becoming a Related Person or as a result of a pro rata stock dividend or stock split or other distribution of stock to all shareholders pro rata); (2) such Related Person shall not have received the benefit directly or indirectly (except proportionately as a shareholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation or any of its majorityowned subsidiaries, or made any major changes in the Corporation’s or any of its majorityowned subsidiaries’ businesses or capital structures or reduced the current rate of dividends payable on the Corporation’s capital stock below the rate in effect immediately prior to the time such Related Person became a Related Person (the current rate of dividends being the ratio of the current dividend to the net income of the Corporation for the full fiscal quarter immediately preceding the quarter in which such dividend is paid; and the rate of dividends in effect immediately prior to the time such Related Person became a Related Person being the ratio of (a) the aggregate dividends paid during the four full fiscal quarters immediately preceding the time such Related Person became a Related Person to (b) the aggregate net income of the Corporation for the four successive full fiscal quarters immediately preceding the last quarter in which such dividends were paid); and (3) such Related Person shall have taken all required actions to ensure that the Corporation’s Board of Directors includes representation by~~

~~Continuing Directors (as hereinafter defined) at least proportionate to the stockholdings of the Corporation’s remaining public shareholders (as hereinafter defined), with a Continuing Director to occupy any Board position resulting from a fraction and, in any event, with at least one Continuing Director to serve on the Board so long as there are any remaining public shareholders.~~

     ~~E.Proxy Statement Required.~~

     ~~A proxy statement responsive to the requirements of the Securities Exchange Act of 1934, as amended, whether or not the Corporation is then subject to such requirements, shall be mailed to the shareholders of the Corporation for the purpose of soliciting shareholder approval of such action or transaction and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability or inadvisability of the action or transaction which the Continuing Directors may choose to state.~~

     ~~F. Certain Definitions. For the purpose of this Article EIGHTH, (1) the term “Related Person” shall mean any other corporation, person or entity (including any Affiliate thereof), other than this Corporation, any of its subsidiaries or any officer or employee thereof who holds only voting power pursuant to proxies which beneficially owns or controls, directly or indirectly, 10% or more of the outstanding shares of Voting Stock, (2) a Related Person shall be deemed to own or control, directly or indirectly, any outstanding shares of Voting Stock owned by it of record or beneficially, including without limitation shares (a) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise or (b) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (a) above), by any other corporation, person or other entity (x) with which it or its Affiliate or Associate (as hereinafter defined) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Voting Stock or (y) which is its “Affiliate” (other than the Corporation) or “Associate” (other than the Corporation) as those terms are defined in the General Rules and Regulations under the Securities Exchange Act of 1934, as amended; (3) the term “Voting Stock” shall mean such shares of capital stock of the Corporation as are entitled to vote generally in the election of directors; (4) the term “Continuing Director” shall mean a director who was a member of the Board of Directors of the Corporation immediately prior to the time that any Related Person involved in the proposed action or transaction became a Related Person or a director nominated by a majority of the remaining Continuing Directors; and (5) the term “remaining public shareholders” shall mean the holders of the Corporation’s capital stock other than the Related Person.~~

     ~~G. Determinations by the Board of Directors.~~

     ~~The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article EIGHTH, on the basis of information then known to the Board of Directors, whether (1) any Related Person exists or is an Affiliate or an Associate of another and (2) any proposed sale, lease, exchange, or other disposition of part of the assets of the Corporation or any majorityowned subsidiary involves a substantial part of the assets of the Corporation or any of its subsidiaries. Any such determination by the Board of Directors shall be conclusive and binding for all purposes.~~

     ~~H. Alteration, Amendment or Repeal.~~

     ~~Notwithstanding any other provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class of Voting Stock required by law or this Certificate of Incorporation, the affirmative vote of the holders of at least 80% of all of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article EIGHTH.~~

     NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute and all rights conferred upon the stockholders herein are granted subject to this reservation.

Directions to The Cornhusker Marriott Hotel
333 South 13th Street
Lincoln, NE 68508

From Omaha Airport:

          Take I-480 South to I-80
          Take Exit 452 onto I-80 (West)
          Take I-80 for 50-60 miles
          Take Exit 401, Downtown Lincoln, onto I-180 South
          Past Stadium I-180 turns into 9th Street
          Turn left on M. St.
          Turn right onto 13th St.
          The Cornhusker is on the corner of 13th and M.

From Lincoln Airport:

          Turn right on Cornhusker Hwy (South)
          Turn Right onto I-180 Downtown (South)
          Past Stadium I-180 turns into 9th St.
          Turn left on M. St.
          Turn Right on 13th St.
          The Cornhusker is at the corner of 13th and M.

From Interstate 80:

          Take Exit 401, Downtown Lincoln, onto I-180 South
          Past Stadium I-180 turns into 9th Street
          Turn left on M. St.
          Turn right onto 13th St.
          The Cornhusker is on the corner of 13th and M.

Life is our life’s work

Pfizer Inc.

235 East 42nd Street

New York, NY 10017-5755

212 573 2323

www.pfizer.com

This Proxy Statement is printed entirely on recycled and recyclable paper. Soy ink, rather than petroleum-
based ink, is used throughout.

© Pfizer 2006. All rights reserved

Annual Meeting Admission Ticket

Thursday, April 27, 2006 8:30 a.m. Central Daylight Time (9:30 a.m. Eastern Daylight Time) The Cornhusker Marriott Hotel 333 South 13th Street Lincoln, Nebraska 68508

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

If you have a change of address, mark this box with an X and indicate new address on reverse.

If you have any comments, mark this box with an X and indicate comments on reverse.

The Board of Directors recommends a vote “FOR” the listed nominees and Proposals 2 and 3.

1. Election of Directors

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
NOTE: IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE, OR IN OTHER REPRESENTATIVE CAPACITY, PLEASE SIGN NAME AND TITLE.

Admission Ticket

Shareholders will be admitted to the Annual Meeting beginning at 8:00 a.m. Central Daylight Time. If you wish to attend, please plan to arrive early since seating will be limited. Please see the inside back cover of the Proxy Statement for directions.

If you plan to attend the Annual Meeting, please bring this admission ticket with you.

VOTE YOUR PFIZER SHARES

Dear Pfizer Shareholder:

Your vote is important! We encourage you to vote promptly, and to take advantage of Internet or telephone voting, both of which are available 24 hours a day, seven days a week.

(If you vote on the Internet or by telephone, please do not mail your proxy card.)

Receive Future Proxy Materials Electronically

Help us make a difference by eliminating paper proxy mailings to your home or business. With your consent, we will send all future proxy voting materials to you by e-mail, along with a link to the Pfizer proxy voting site. To register for electronic delivery of future proxy materials, go to www.econsent.com/pfe and follow the prompts.

-----------------------------------------------------------------------------------------------------------------------------------------------------------

Solicited by the Board of Directors

The undersigned appoints Henry A. McKinnell, Margaret M. Foran and Jeffrey B. Kindler, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all the shares of common stock of Pfizer Inc. held of record by the undersigned on March 1, 2006, and all of the shares as to which the undersigned then had the right to give voting instructions to the record holder under the Pfizer Inc. Shareholder Investment Program, the Pfizer Savings Plan, the Pharmacia Savings Plan, any other Employer Benefit Plan in which shares are held, and the Pfizer Inc. Employee Benefit Trust, at the Annual Meeting of Shareholders to be held on April 27, 2006 at 8:30 a.m. Central Daylight Time at The Cornhusker Marriott Hotel, 333 South 13th Street,Lincoln, Nebraska 68508, or any adjournment or postponement.	+

Election of Directors, Nominees:
(01) Michael S. Brown,	(02) M. Anthony Burns,	(03) Robert N. Burt,	(04) W. Don Cornwell,	(05) William H. Gray III,
(06) Constance J. Horner,	(07) William R. Howell,	(08) Stanley O. Ikenberry,	(09) George A. Lorch,	(10) Henry A. McKinnell,
(11) Dana G. Mead,	(12) Ruth J. Simmons,	(13) William C. Steere, Jr.

IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THE PROXIES WILL VOTE (AND ANY VOTING INSTRUCTIONS TO RECORD HOLDERS WILL BE GIVEN) FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSALS 4 THROUGH 10 AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Change of Address	Comments
If you have a change of address, please be sure to mark the appropriate box on the reverse side.	If you have any comments, please be sure to mark the appropriate box on the reverse side.

Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 11:59 p.m. Eastern Daylight Time on April 26, 2006.
THANK YOU FOR VOTING

9 U P X